                                                                    EXHIBIT 4.21

                                                                [CONFORMED COPY]


================================================================================



                           TRANS WORLD AIRLINES, INC.

                                      and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                                   INDENTURE

                          Dated as of December 9, 1997

                                  $140,000,000

                     11 1/2% Senior Secured Notes due 2004



================================================================================
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                               TABLE OF CONTENTS

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                                   ARTICLE 1.

                     DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1   Definitions................................................   1
Section 1.2   Rules of Construction......................................   1

                                   ARTICLE 2.

                                 THE SECURITIES

Section 2.1   Designation, Form and Dating...............................   1
Section 2.2   Execution, Amount, Authentication and Delivery.............   2
Section 2.3   Registrar and Paying Agent.................................   5
Section 2.4   Paying Agent to Hold Payments In Trust.....................   5
Section 2.5   Securityholder Lists.......................................   7
Section 2.6   Transfer and Exchange......................................   7
Section 2.7   Mutilated, Defaced, Destroyed, Lost and Stolen Securities..   8
Section 2.8   Treasury Securities........................................   9
Section 2.9   Temporary Securities.......................................  10
Section 2.10  Cancellation...............................................  10
Section 2.11  Defaulted Interest.........................................  11
Section 2.12  CUSIP Numbers..............................................  11

                                   ARTICLE 3.

                      REDEMPTIONS AND CERTAIN REPURCHASES

Section 3.1   Optional Redemption General..............................    11
Section 3.2   Redemption Notice to Trustee.............................    12
Section 3.3   Selection of Securities to be Redeemed...................    12
Section 3.4   Notice of Redemption.....................................    12
Section 3.5   Effect of Notice of Redemption...........................    13
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Section 3.6   Deposit of Redemption Price..............................    13
Section 3.7   Securities Redeemed in Part..............................    13
Section 3.8   Optional Redemption upon Public Equity Offering..........    14
Section 3.9   Use of Temporary Cash Collateral or Cash Collateral for
               Purchase................................................    14

                                   ARTICLE 4.

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 4.1   Payment of Securities....................................    15
Section 4.2   Maintenance of Office or Agency..........................    15
Section 4.3   Limitation on Restricted Payments........................    16
Section 4.4   Corporate Existence......................................    19
Section 4.5   Payment of Taxes and other Claims........................    19
Section 4.6   Notices..................................................    20
Section 4.7   Maintenance of Properties and Insurance..................    20
Section 4.8   Default Notices and Compliance Certificates..............    21
Section 4.9   SEC Reports..............................................    21
Section 4.10  Waiver of Stay, Extension or Usury Laws..................    22
Section 4.11  Amendment to Certain Agreements..........................    22
Section 4.12  Title to Collateral; Limitations on Liens................    23
Section 4.13  Books, Records, Access; Confidentiality..................    23
Section 4.14  Security Interests.......................................    24
Section 4.15  Repurchase of Securities Upon a Change in Control........    24
Section 4.16  Restrictions on Becoming an Investment Company...........    25
Section 4.17  Limitation on Indebtedness...............................    25
Section 4.18  Limitation on Restrictions on Distributions from
               Restricted Subsidiaries.................................    28
Section 4.19  Limitation on Sales of Assets and Subsidiary Stock.......    30
Section 4.20  Limitation on Affiliate Transactions.....................    31
Section 4.21  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries.................................    32
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Section 4.22  Limitation on Guarantees by Restricted Subsidiaries......    33
Section 4.23  Limitation on Sale/Leaseback Transactions................    33
Section 4.24  Application for Rating...................................    34
Section 4.25  Listing..................................................    34

                                   ARTICLE 5.

                             SUCCESSOR CORPORATION

Section 5.1   Covenant Not to Consolidate, Merge, Convey or Transfer
               Except Under Certain Conditions.........................    34
Section 5.2   Successor Person Substituted.............................    35
Section 5.3   Optional Right of Redemption.............................    36

                                   ARTICLE 6.

                              DEFAULT AND REMEDIES

Section 6.1   Events of Default........................................    36
Section 6.2   Acceleration.............................................    38
Section 6.3   Other Remedies...........................................    39
Section 6.4   Waiver of Past Defaults..................................    39
Section 6.5   Control by Majority......................................    39
Section 6.6   Limitation on Suits......................................    40
Section 6.7   Rights of Holders to Receive Payment.....................    40
Section 6.8   Collection Suit by Trustee...............................    41
Section 6.9   Trustee May File Proofs of Claim.........................    41
Section 6.10  Application of Proceeds..................................    42
Section 6.11  Undertaking for Costs....................................    43
Section 6.12  Restoration of Rights on Abandonment of Proceedings......    43
Section 6.13  Powers and Remedies Cumulative; Delay or Omission Not
               Waiver of Default.......................................    43
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                                  ARTICLE 7.

                                    TRUSTEE

Section 7.1   Duties of Trustee........................................    44
Section 7.2   Rights of Trustee........................................    45
Section 7.3   Individual Rights of Trustee.............................    45
Section 7.4   Trustee's Disclaimer.....................................    45
Section 7.5   Notice of Defaults.......................................    46
Section 7.6   Reports by Trustee to Holders............................    46
Section 7.7   Compensation and Indemnity...............................    46
Section 7.8   Replacement of Trustee...................................    47
Section 7.9   Successor Trustee by Merger, etc.........................    48
Section 7.10  Eligibility; Disqualification............................    48
Section 7.11  Preferential Collection of Claims Against Company........    49
Section 7.12  Other Capacities.........................................    49

                                   ARTICLE 8.

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1   Discharge of Liability on Securities; Defeasance.........    49
Section 8.2   Conditions to Defeasance.................................    50
Section 8.3   Application of Trust Money...............................    51
Section 8.4   Repayment to Company.....................................    52
Section 8.5   Indemnity for Government Obligations.....................    52
Section 8.6   Reinstatement............................................    52

                                   ARTICLE 9.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1   Without Consent of Holders...............................    53
Section 9.2   With Consent of Holders..................................    53
Section 9.3   Compliance with Trust Indenture Act......................    54
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Section 9.4   Revocation and Effect of Consents........................    54
Section 9.5   Notation on or Exchange of Securities....................    55
Section 9.6   Trustee to Sign Amendments, etc..........................    55
Section 9.7   Effect of Supplement and/or Amendment....................    56

                                  ARTICLE 10.

                                   SECURITY

Section 10.1  Other Operative Documents................................    56
Section 10.2  Pledged Securities.......................................    56
Section 10.3  Opinions, Certificates and Appraisals....................    58
Section 10.4  Authorization of Actions to be Taken by the Trustee
               Under the Operative Documents...........................    59
Section 10.5  Payment of Expenses......................................    60
Section 10.6  Authorization of Receipt of Funds by the Trustee Under
               the Operative Documents.................................    60
Section 10.7  Agreement as to Appraised Value and Fair Market Value....    60

                                  ARTICLE 11.

                                 MISCELLANEOUS

Section 11.1  Conflict with Trust Indenture Act of 1939................    61
Section 11.2  Notices; Waivers.........................................    61
Section 11.3  Communications By Holders With Other Holders.............    62
Section 11.4  Certificate and Opinion as to Conditions Precedent.......    62
Section 11.5  Statements Required In Certificate or Opinion............    62
Section 11.6  Rules By Trustee, Paying Agent, Registrar................    64
Section 11.7  Holidays.................................................    64
Section 11.8  Governing Law; Waiver of Jury Trial......................    64
Section 11.9  No Adverse Interpretation of Other Agreements............    64
Section 11.10 No Recourse Against Others...............................    64
Section 11.11 Benefits of Indenture and the Securities Restricted......    65
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Section 11.12 Successors and Assigns...................................    65
Section 11.13 Counterpart Originals....................................    65
Section 11.14 Severability.............................................    65
Section 11.15 Rating Agencies..........................................    65
Section 11.16 Effect of Headings.......................................    66

                                  ARTICLE 12.

                             RELEASE OF COLLATERAL

Section 12.1  Release of Collateral....................................    66
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APPENDIX I     Definitions
APPENDIX II    Rule 144A/Regulation S Appendix (including form of 11 1/2% Senior
               Secured Note as Exhibit 2 thereto)
EXHIBIT A      Form of Acquired Slot Trust Agreement with Form of Subsequent
               Deed of Conveyance attached thereto as Exhibit A thereto and Form of Master Sub-License Agreement attached thereto as Exhibit C thereto
EXHIBIT B      Form of Pledge and Security Agreement
EXHIBIT C      Form of Subsidiary Guaranty

     INDENTURE dated as of December 9, 1997 between TRANS WORLD AIRLINES, INC., a Delaware corporation (the "Company"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11 1/2% Senior Secured Notes due 2004 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 11 1/2%

     Senior Secured Notes due 2004 (the "Exchange Securities", and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 11 1/2% Senior Secured Notes due 2004 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities").

                                  ARTICLE 1.

                     DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1  Definitions.
                  -----------

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be a part of this Indenture as if fully set forth in this place.

     Section 1.2  Rules of Construction.
                  ---------------------

     The rules of construction for this Indenture are set forth in Section 2 of the Definitions Appendix.

                                  ARTICLE 2.

                                THE SECURITIES

     Section 2.1  Designation, Form and Dating.
                  ----------------------------

     Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto as Appendix II (the "Rule 144A Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Rule 144A Appendix (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture) and are hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities, and the Trustee's certificates of authentication shall be substantially in the form of Exhibit 2 to the Rule 144A Appendix and are hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Private Exchange Securities may be issued with the appropriate insertions, omissions, substitutions and other, variations. The Securities may have imprinted or otherwise reproduced thereon such notations, legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall bear interest from the applicable date set forth in the form of security and shall be payable, unless previously Tendered, on the dates as specified on the face of the form of the Security.

     The terms and provisions contained in the Securities, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.

     The Person in whose name any Security is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Special Interest, if any, payable on such Interest Payment Date to the extent provided by such Security, except if and to the extent the Company shall default in the payment of the interest or Special Interest due on such Interest Payment Date, in which case defaulted interest or Special Interest, as the case may be, shall be paid to the Person in whose name the Outstanding Security is registered at the close of business on the subsequent record date (which shall be not less than five (5) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than fifteen (15) days preceding such subsequent record date (a "Special Record Date").

     Section 2.2  Execution, Amount, Authentication and Delivery.
                  ----------------------------------------------

     The Securities shall be signed for the Company by the manual or facsimile signatures of an Officer and a Certifying Officer. The Company's seal shall be affixed to or reproduced on the Securities. Typographical or other errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

     If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $140,000,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.6, 2.7, 2.9, 4.15, or 9.5 or in conjunction with a Registered Exchange Offer or any Private Exchange.

     The Securities shall be known and designated as the "11 1/2% Senior Secured Notes due 2004" of the Company. Their Stated Maturity shall be December 15, 2004, and they shall bear interest at the rate of 11 1/2% per annum, from December 9 1997 or from the most recent Interest Payment Date to which interest and Special Interest, if any, have been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 15 and December 15, commencing June 15, 1998, until the principal thereof is paid or made available for payment.

     Subject to the limits set forth in the second preceding paragraph of this Indenture, the Trustee shall authenticate Securities for original issue upon written order of the Company signed by an Officer and by a Certifying Officer of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, shall provide instructions with respect to the delivery thereof and shall be accompanied by the documents specified in Sections 10.3 and 11.4 and by the following (each to the extent and in form acceptable to the Trustee, who is authorized conclusively to rely upon the documents specified in Section 11.4):

     (a) the grant to the Collateral Agent and the Trustee, by assignment, pledge, or otherwise pursuant to the Pledge Agreement and the Note Pledge Agreement, respectively, of a security interest in the Collateral and the Pledged Collateral, as the case may be, and the conveyance to or otherwise vesting in the Slot Trust of the Acquired Slots;

     (b) (i) Officers' Certificates or other satisfactory confirmation (i) with respect to the Pledge Agreement and the Collateral and the Note Pledge Agreement and the Pledged Collateral, that the Company is the legal and beneficial owner of the Collateral and the Pledged Collateral, free and clear of all Liens except, in the case of the Collateral, Permitted Collateral Liens; (ii) that the Acquired Slots are vested in the Slot Trustee; and (iii) describing the actions taken to make, obtain and accomplish all necessary filings, confirmations and identifications referred to in Section 4.14 hereof and Section 7.01(b)(i) of the Master Sub-License Agreement;

     (c) compliance with all applicable provisions of Sections 4.12 and 4.14 hereof;

     (d) an Officers' Certificate (i) listing (A) (by reference to exhibits or schedules to the Operative Documents or otherwise) as of the last day of the month preceding the date hereof the locations of and the value of the Pledged Spare Parts as reflected in the Inventory Control System, and (B) as of the date of such Certificate, the Acquired Slots then held by the Slot Trust; and (ii) stating that (1) no dispositions of Pledged Spare Parts outside of the Ordinary Course except in compliance with the terms of the Operative Documents have occurred since the date of such list nor has any amount of Pledged Spare

Parts, as described on such list, been moved from the location indicated other than in the Ordinary Course Of Business nor is the sum of such dispositions or movements, considered in the aggregate, material in relation to the Property set forth on such list, 2) no material changes in the information provided have occurred from the last day of the preceding month to the date hereof; (3) each Pledged Spare Part described on such list is either a "spare part" or an "appliance" as such terms are defined in the Federal Aviation Act; and (4) confirming all representations and warranties of the Company contained in the Indenture and the other Operative Documents as of the date of authentication;

     (e) an Officers' Certificate containing representations and warranties of the type usual and customary to the issuance of the Securities such as, but not limited to, representations regarding due authorization of the Indenture; due authorization of the issuance, sale and delivery of the Securities; that the Securities, when so issued, sold and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable; that no consent, approval or authorization of, or designation, declaration, or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Indenture or the issuance, sale and delivery of the Securities; and that the Securities have been registered under the Securities Act or that registration is not required in connection with the offer, sale and delivery of the Securities;

     (f) an Opinion of Counsel to the effect that the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the other Operative Documents; that the Securities have been duly authorized and validly issued; and that the offer and sale of the Securities have been registered or will be exempt from the registration requirements under the Securities Act; and

     (g) execution and delivery by the Company of the Securities and by all parties thereto of this Indenture and all other Operative Documents;

provided, however, that any Securities in fact authenticated by the Trustee upon written order of the Company as set forth in the first sentence of this paragraph shall be deemed to have been duly authenticated hereunder and to constitute an enforceable contractual obligation of the Company and shall be entitled to all the benefits of this Indenture and the other Operative Documents equally and proportionately with any and all other Securities duly authenticated and delivered hereunder, in each case, notwithstanding any failure of the Company to deliver any of the documents specified in Sections 10.2 and 11.4 or above in this sentence;

     The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, except that the Global Securities may be issued in a different denomination.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any guarantor or any Affiliate of the Company.

     Section 2.3  Registrar and Paying Agent.
                  --------------------------

     The Company shall maintain an office or agency where Securities eligible for transfer or exchange may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment or repurchase ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange ("Register"). Such Register shall be in written form in the English language or any other form capable of being converted into such form within a reasonable time. At all reasonable times such Register shall be open for inspection by the Trustee. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company may enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints First Security Bank, National Association, as Registrar and Paying Agent.

     Section 2.4  Paying Agent to Hold Payments In Trust.
                  --------------------------------------

     Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all Payments held by the Paying Agent for the payment of principal of, repurchase or redemption price, if any, of, interest on, and Special Interest, if any, with respect to, the Securities (whether such Payment has been paid to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such Payment. The Company at any time may require a Paying Agent to Pay all Payments held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to Pay all Payments held by it to the Trustee and to account for any Payments distributed. Upon doing so the Paying Agent shall have no further liability for the Payments.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to, any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto Payments sufficient to pay the principal, repurchase or redemption price, if any, of, interest or Special Interest, if any, so becoming due until such Payments shall be Paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such action or any failure so to act.

     The Company will, on or before each due date for the payment of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to any of the Securities, deposit with a Paying Agent Payments (in same day funds) sufficient to pay the principal, repurchase or redemption price, if any, of, interest or Special Interest, if any, so becoming due, such Payments to be held in trust for the benefit of the Persons entitled to such principal, repurchase or redemption price, if any, of, interest, or Special Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all Payments received by it as such agent for the payment of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to the Securities (whether such Payments have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto until such Payments shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) promptly give the Trustee notice of any failure by the Company (or any other obligor upon the Securities) to make any payment of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to, the Securities when the same shall be due and payable; and

     (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all Payments so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, Pay, or direct any Paying Agent to Pay, to the Trustee all Payments held in trust by the Company or such Paying Agent, such Payments to be held by the Trustee upon the same trusts as those upon which such Payments were held by the Company or such Paying Agent; and, upon such Payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Payments held by it as Paying Agent.

     Any Payments deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, redemption or repurchase price, if any, of, interest on or Special Interest, if any, with respect to, any Security and unclaimed for two (2) years after such principal, redemption or repurchase price, if any, of, interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments, and all liability of the Company as trustee thereof, shall thereupon cease.

     Section 2.5  Securityholder Lists.
                  --------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders identified as to series. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.6  Transfer and Exchange.
                  ---------------------

     When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements, for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or his attorney duly authorized in writing. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any registration of transfer or exchange, but not for any exchange pursuant to Sections 2.9, 3.7, 4.15 or 9.5 or any other Tender not involving any transfer of Securities (other than to the Company). No service charge shall be made for any such transaction.

     In the case of any Security which is Tendered in part only, upon such Tender the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to the non-Tendered portion of the principal of such Security. No Securities will be issued in denominations of less than $1000 upon tender of the Securities.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt of the same series and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     Section 2.7  Mutilated, Defaced, Destroyed, Lost and Stolen Securities.
                  ---------------------------------------------------------

     In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, subject to compliance with the following sentence and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security pursuant to the preceding paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been tendered for repurchase pursuant to any of the provisions hereof (as evidenced by an irrevocable written notice from the Holder to the Company and the Trustee), shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of such Security (without surrender of such Security except in the case of a mutilated or defaced Security), as applicable, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is mutilated or defaced shall constitute an additional contractual obligation of the Company and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of the same series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated or defaced or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.8  Treasury Securities.
                  -------------------

     In determining whether the Holders of the required principal amount of Securities have given or concurred in any amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture or any other Operative Document, Securities owned by the Company (including Securities Tendered), an Affiliate of the Company, any other obligor upon the Securities, any Affiliate of such obligor upon the Securities or any Person who has given or concurred in any such amendment, request, demand, authorization, direction, notice, consent or waiver under the direction of, by agreement with, or as a condition or in consideration of any exchange offer by or transfer of such Person's Securities to the Company, an Affiliate of the Company, any other obligor, any Affiliate of such obligor or any such Person, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such amendment, request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that neither the Company nor any such other obligor, Affiliate or Person is affiliated with the pledgee or any Affiliate of the pledgee and that the pledgee has the present right (subject to no contrary obligation or understanding) so to act with respect to the Securities on the basis of its best interests as a Holder independently of any direction by or interest of the Company. In case of a dispute as to such right, the Trustee in good faith shall be entitled to rely upon the advice of counsel, including counsel for the Company. Upon request of the Trustee, the Company shall promptly furnish to the Trustee a certificate of a Certifying Officer listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and subject to Sections 7.1 and 7.2 herein, the Trustee shall be entitled to accept such certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any additional security, to any Holder of Securities as consideration for or as an inducement to giving or concurring in any amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture or any other Operative Document unless such remuneration is concurrently paid, or such security is concurrently granted, as the case may be, on the same terms ratably to the Holders of all Securities then Outstanding (regardless of whether any such Holder has given or concurred in such amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture or any other Operative Document).

     For purposes of this Section and without limiting the generality of the foregoing, Securities which are subject to a binding contract or irrevocable tender offer (including an offer which is in any way conditioned upon or simultaneous with, or requires as a condition precedent (whether by contract or otherwise) or which cannot be effected without, the agreement or consent of the transferor to any amendment, request, demand, authorization, direction, notice, consent or waiver hereunder) pursuant to which ownership (direct or indirect) is to be transferred (including for example, Securities tendered to the Company or any other Person in an exchange transaction) shall be deemed owned by such transferee, and therefore, any such simultaneous agreement or consent by the transferor shall be invalid.

     Section 2.9  Temporary Securities.
                  --------------------

     Until definitive Securities are ready for delivery, the Company may prepare, and, upon written order of the Company, the Trustee shall authenticate, temporary Securities in any authorized denominations. Temporary Securities shall be substantially in the form of definitive Securities of the same series but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities of the same series.

     Section 2.10  Cancellation.
                   ------------

     The Company may at any time deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange (including without limitation, Initial Securities exchanged for Exchanged Securities, Private Exchange Securities or both), repurchase or payment. All Securities purchased pursuant to Section 3.9 or pursuant to any Offer to Purchase shall be canceled. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, repurchase or cancellation. The Company may not issue new Securities to replace Securities it has paid (upon Tender or otherwise) or which have been delivered to the Trustee for cancellation. The Trustee shall destroy all canceled Securities and, if requested, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.11  Defaulted Interest.
                   ------------------

     If the Company defaults in a payment of interest on, or Special Interest, if any, with respect to, the Securities, it shall pay the defaulted interest, plus interest on the defaulted interest or Special Interest, as the case may be, at the rate then borne on the Securities to the extent permitted by law and the terms thereof, to the persons who are Securityholders on a subsequent Special Record Date. The Company shall fix the Special

Record Date and payment date. At least fifteen (15) days before the Special Record Date, the Company shall mail to each Securityholder a notice that states the Special Record Date, the payment date and the amount of defaulted interest or Special Interest, as the case may be, to be paid.

     Section 2.12  CUSIP Numbers.
                   -------------

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE 3.

                      REDEMPTIONS AND CERTAIN REPURCHASES

     Section 3.1  Optional Redemption-General.
                  ---------------------------

     Except as set forth in Sections 3.8 and 5.3, the Securities Outstanding shall not be subject to redemption in whole or in part at the option of the Company prior to December 15, 2001. On or after December 15, 2001, the Securities may be redeemed at any time in whole or in part (in any integral multiple of $1,000) by the Company at its sole option at redemption prices (expressed as a percentage of principal amount) as set forth below during the twelve month periods beginning December 15 of the years shown below, plus in each case an amount equal to accrued and unpaid interest and Special Interest, if any, with respect to, the Securities to and including the redemption date:

                                                            REDEMPTION
               YEAR                                         PRICE
               ----
               2001                                         105.750%
               2002                                         102.875%
               2003 and thereafter                          100.000%

     Section 3.2  Redemption Notice to Trustee.
                  ----------------------------

     If the Company elects to redeem Securities as provided in Section 3.1, 3.8 or 5.3, it shall notify the Trustee of the redemption date, the principal amount of Securities and all other information needed for the notice to be given by the Trustee pursuant to Section 3.4.

     The Company shall give the notice provided for in this Section at least ten
(10) days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date the Trustee must give notice pursuant to Section 3.4.

     Section 3.3  Selection of Securities to be Redeemed.
                  --------------------------------------

     If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on either a pro rata basis or by lot or by any other equitable manner determined by the Trustee in its sole discretion.
The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 3.4  Notice of Redemption.
                  --------------------

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities and the principal amount thereof to be redeemed and shall state:

          (1) the principal amount of each Security held by each such Holder to be redeemed;

          (2)  the redemption date;

          (3) the redemption price (including the amount of accrued and unpaid interest, Special Interest and Applicable Premium, if any, to be paid on the Securities called for redemption);

          (4) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (5)  the name and address of the Paying Agent;

          (6) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (7) that, unless the Company defaults in making the redemption payment, interest on the Securities to be redeemed ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Section 3.5  Effect of Notice of Redemption.
                  ------------------------------

     Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, Special Interest and Applicable Premium, if any, to the redemption date.

     Section 3.6  Deposit of Redemption Price.
                  ---------------------------

     On or before 10:00 a.m., Eastern Time, on the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on and Special Interest and Applicable Premium, if any, with respect to, all Securities to be redeemed on that date.

     Section 3.7  Securities Redeemed in Part.
                  ---------------------------

     Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 3.8  Optional Redemption upon Public Equity Offering.
                  -----------------------------------------------

     The Securities may be redeemed in part by the Company at its sole option if, on or before December 15, 2000, the Company receives Net Cash Proceeds of one or more Public Equity Offerings. The Company may use all or a portion of any such Net Cash Proceeds to redeem up to $49,000,000 aggregate principal amount of the Securities, within 90 days of such Public Equity Offering, at a redemption price (expressed as a percentage of the aggregate principal amount of Securities Outstanding) of 111 1/2% plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date); provided, however, that at least $91,000,000 million aggregate principal amount of the Securities shall remain Outstanding after each such redemption. Any such redemption shall be subject to the provisions of Sections 3.2 - 3.7, inclusive.

     Section 3.9  Use of Temporary Cash Collateral or Cash Collateral for
                  -------------------------------------------------------
Purchase.
--------

     So long as no Event of Default shall have occurred and be continuing, the Company may at any time direct the Trustee by Request to apply moneys held by the Collateral Agent as Temporary Cash Collateral to the purchase of Securities for cancellation at prices not exceeding their face amount plus accrued and unpaid interest and Special Interest, if any, provided that (a) the Request shall specify the principal amount of Securities to be purchased, the date by which and maximum price at which the purchase of any Securities is directed, and the arrangements (which shall be satisfactory to the Trustee) the Company will make to assure payment of accrued interest and Special Interest, if any, to the date of purchase on the Securities to be purchased from sources other than Temporary Cash Collateral; (b) the Trustee shall direct the Collateral Agent to hold for the account of or transfer to the Trustee Temporary Cash Collateral in the amounts and to be available at the times specified in the Request, and such Temporary Cash Collateral shall thereupon be held by the Trustee or Collateral Agent (together with accrued interest and Special Interest, if any provided by the Company) for the exclusive purpose of paying, and shall be applied by them to pay, the principal amount of, accrued and unpaid interest on, and Special Interest, if any, with respect to, the Securities purchased on the applicable date of purchase; (c) the Trustee may enter into such purchase contracts for Securities as are necessary to comply with the Request; and shall notify the Company and the Collateral Agent as to the face amount of Securities (including accrued and unpaid interest and Special Interest, if any) purchased from time to time; and (d) Temporary Cash Collateral held exclusively for purposes of this Section may be returned to the Collateral Agent as Temporary Cash Collateral upon Request except to the extent it is needed by the Trustee to honor its contracts for the purchase of Securities or to pay the repurchase price of Securities tendered for repurchase pursuant to an Offer to Purchase. So long as no Event of Default shall have occurred and be continuing, the Company may at any time direct the Trustee by Request to apply moneys held by the Collateral Agent as Cash Collateral to the purchase of Securities for cancellation under the terms and subject to the provisions of clauses (a) through (c) of the preceding sentence applicable to Temporary Cash Collateral.

                                  ARTICLE 4.

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

     Section 4.1  Payment of Securities.
                  ---------------------

     The Company shall pay the principal of, interest on and Special Interest, if any, with respect to, the Securities on the dates and in the manner provided in this Indenture and in the Securities.

     The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing June 15, 1998. Interest shall be paid on each Interest Payment Date in an amount equal to the interest accrued for the period beginning from the Issue Date, or from the most recent date to which interest and Special Interest, if any, have been paid. All interest and Special Interest, if any, due and payable on the Securities shall be paid in cash, except that the Company may at its option, make such Payments by check mailed to the address of the Person entitled thereto as it appears in the Register.

     An installment of principal, interest or Special Interest, if any, shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliate thereof) holds on that date Payments designated for and sufficient to pay such installment and the Trustee or Paying Agent has not received instructions from the Company not to make such payment or is not prohibited from Paying such Payments to the Holders of the Securities pursuant to this Indenture.

     The Company shall pay interest at the rate set forth in the Securities and the Company shall pay interest on unpaid interest or Special Interest, if any, at the same rate to the extent legally permitted.

     Section 4.2  Maintenance of Office or Agency.
                  -------------------------------

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. At the request of the Company, said office or agency may be the office of an agent appointed by the Trustee for such purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.3  Limitation on Restricted Payments.
                  ---------------------------------

     (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.17; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors or a certificate of the chief financial or accounting officer of the Company delivered to the Trustee prior to the making of such Restricted Payment) would exceed the sum of:

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

          (B) the aggregate net proceeds (including 50% of the fair market value of property other than cash (as determined in good faith by the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors or a certificate of the chief financial or accounting officer of the Company delivered to the Trustee prior to the making of such Restricted Payment)) received by the Company or any Restricted Subsidiary from the issuance or sale, subsequent to the Issue Date, of its Capital Stock (other than Disqualified Stock) and Indebtedness of the Company or any Restricted Subsidiary that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); and

          (C) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

     (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

          (i) any Restricted Payment made by exchange for, or out of the net proceeds (including 50% of the fair market value of property other than cash (as determined in good faith by the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors or a certificate of the chief financial or accounting officer of the Company delivered to the Trustee prior to the making of such Restricted Payment)) of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) to the extent used to make such Restricted Payment, the net proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.17; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.3; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (iv) the declaration or payment of dividends on or payment of liquidated damages with respect to (A) any Preferred Stock outstanding on the Issue Date or (B) any Preferred Stock (other than Disqualified Stock) issued after the Issue Date that ranks on parity with or junior to Preferred Stock outstanding on the Issue Date; provided, however, that any dividend referred to in the foregoing clause (A) or, subject to the following proviso, clause (B), shall be included in the calculation of the amount of Restricted Payments and provided further, that the Company may elect to exclude from the calculation of amounts under clause 3(B) of paragraph (a) above any Net Cash Proceeds received by the Company from the issue or sale of Preferred Stock pursuant to the foregoing clause (B) (which election must be made by written notice to the Trustee within ten
     (10) Business Days of the receipt of such Net Cash Proceeds) and, if such election is made, any dividend, distribution, purchase, redemption, acquisition or retirement on or of the Preferred Stock for which such election is made shall not be a Restricted Payment;

          (v) (A) the payment of cash in lieu of issuing fractional shares of Capital Stock of the Company in connection with the exercise of options or warrants, the conversion of convertible securities or the redemption of interests in employee stock ownership or benefits plans, (B) the purchase or redemption of its Capital Stock by the Company from employee stock ownership or benefit plans subject to ERISA to the extent required by ERISA, (C) repurchases of its Capital Stock which occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, (D) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon their death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid pursuant to this clause
     (D) for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Issue Date does not exceed an aggregate amount of $10,000,000; provided further that the amount of any payment, purchase, redemption, repurchase, acquisition, cancellation or other retirement paid pursuant to this clause
     (D) shall be included in the amount of Restricted Payments;

          (vi) any purchase or redemption of Capital Stock of the Company resulting from the consolidation or merger with or into any Person or conveyance, transfer or lease of all or substantially all of the Company's or any Restricted Subsidiary's property to one or more Persons substantially as an entirety not prohibited by Section 5.1 (other than any consolidation, merger or other transactions involving only the Company and a Restricted Subsidiary of the Company or involving only Restricted Subsidiaries of the Company); provided that the amount of such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; or

          (vii) the exchange of Preferred Stock (other than Disqualified Capital Stock) for Indebtedness of the Company permitted to be incurred under Section 4.17; provided that the liquidation value of the Preferred Stock exchanged shall be included in the calculation of the amount of Restricted Payments but only to the extent of the Net Cash Proceeds of such Preferred Stock received after the Issue Date.

     Section 4.4  Corporate Existence.
                  -------------------

     (a) Except as otherwise provided in Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary and the corporate existence of each other Subsidiary engaged in substantial business activity each in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of the Company and each such Subsidiary necessary to the conduct of its respective business; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or (other than with respect to the Restricted Subsidiaries) to preserve the corporate existence of any such Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer in the interest of the Company and that termination of the corporate existence is not disadvantageous to the Holders in any material respect.

     (b) The Company shall continue to be an air carrier certificated under
Section 604(b)  of the Federal Aviation Act.

     (c) The Company is and, to the extent required to operate its business as presently conducted and to perform its obligations under this Indenture and the Operative Documents, shall remain a "citizen of the United States" as defined in
Section 101(16) of the Federal Aviation Act.

     Section 4.5  Payment of Taxes and other Claims.
                  ---------------------------------

     The Company shall, and shall cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company and each Subsidiary or upon the income, profits or Property of the Company and each Subsidiary or upon the Collateral, the Slot Trust or the Acquired Slots and
(b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Collateral, the Slot Trust, the Acquired Slots or the other Property of the Company or a Subsidiary; provided, however, that the Company or a Subsidiary, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings as permitted by and in accordance with the provisions of the Operative Documents, to the extent applicable, and for which adequate reserves have been established in accordance with GAAP, as in effect from time to time, or (ii) if the Company delivers to the Trustee a Certificate of an Officer stating that such non-payment and non-discharge is in the interest of the Company and not prejudicial in any material respect to the Holders.

     Nothing contained herein or in the Securities shall be deemed to impose on the Trustee or on the Company any obligation to pay on behalf of the Holder of any Securities any tax, assessment or governmental charge required by any present or future law of the U.S. or of any state, county, municipality or other taxing authority thereof to be paid on behalf of, or withheld from the amount payable to, the Holder of any Securities; rather any tax, assessment or governmental charge shall, to the extent required by law, be withheld from the amounts provided for herein.

     Section 4.6  Notices.
                  -------

     The Company shall notify the Trustee in writing of any of the following promptly (and in any event within five (5) Business Days after an Officer learns of the occurrence thereof) describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

     (a) In the event that any other Indebtedness of the Company or any Significant Subsidiary of the Company in a principal amount in excess of $15,000,000 (i) is declared due and payable before its stated maturity because of the occurrence of any default (or any event which, with notice or the lapse of time, or both, shall constitute such default) under such Indebtedness or (ii) is not paid at its stated maturity; or

     (b) Any litigation, arbitration proceeding or governmental proceeding involving damages or potential liability in excess of $15,000,000 is instituted against the Company or any of its Subsidiaries which, if adversely determined, would have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     Section 4.7  Maintenance of Properties and Insurance.
                  ---------------------------------------

     Except as otherwise provided in this Indenture, the Company shall, and shall cause each of its Subsidiaries to, cause all Collateral and Properties owned by or leased to it and used or useful in the conduct of the business of the Company or any such Subsidiary, as the case may be, to be maintained and kept in good repair, working order and condition, except for reasonable wear and use, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company or any such Subsidiary may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company or such Subsidiary; provided, however, that subject to all requirements of the Operative Documents, nothing in this Section 4.7 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any such Properties, or disposing of any of them, if such Property or Properties are, in the good faith judgment of an Officer of the Company (or other agent employed by the Company) having managerial responsibility for any such Property (or, in the case of any materially important item, with respect to operations or value, in the good faith judgment of the Company as expressed in a resolution of the Board of Directors), no longer necessary or useful in the conduct of the Company's business or that of its Subsidiaries.

     For so long as any Collateral or Property is deemed to be useful to the conduct of the business of the Company or its Subsidiaries, the Company shall, or shall cause such Subsidiaries to, maintain appropriate insurance, in accordance with industry practice, on such Collateral and Properties and as required under the provisions of the applicable Operative Documents.

     Section 4.8  Default Notices and Compliance Certificates.
                  -------------------------------------------

     Contemporaneously with furnishing reports to the Trustee pursuant to
Section 4.9, the Company shall furnish to the Trustee a Certifying Officer's Certificate to the effect that such officer has conducted or supervised a review of the activities of the Company and of performance under the Indenture and that, to the knowledge of such officer, based on such review, the Company has fulfilled all of its obligations under the Indenture or, if there has been a Default, specifying each Default known to him, its nature and status.

     The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year in which any of the Securities remain Outstanding a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company (which need not comply with the provisions of Section 11.5) stating whether or not, to the knowledge of the signer, the Company is in compliance with all conditions and covenants under this Indenture and the Operative Documents (determined without regard to any period of grace or requirement of notice), and if the Company is not in compliance with all such conditions and covenants, describing each Default or Event of Default and its status. The first certificate to be delivered by the Company pursuant to this Section 4.8 shall be for the fiscal year ending December 31, 1997.

     Section 4.9  SEC Reports.
                  -----------

     (a) The Company shall file with the Trustee and provide, or cause the Trustee to provide, Holders of Securities, within 30 days after it files with, or furnishes to, the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the SEC pursuant to Section 4.9(b). The Company shall also comply with the other provisions of TIA (S) 314(a).

     (b) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or l5(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall continue to file with, or furnish to, the SEC (i) within 90 days after the end of each fiscal year (or such shorter period as the SEC may in the future prescribe), annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form), including annual financial statements audited by an internationally recognized independent public accountant with respect to such year and prepared in accordance with GAAP and all applicable exhibits, (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the SEC may in the future prescribe), reports on Form 10-Q (or any successor form) containing substantially the same information required to be contained therein prepared in accordance with GAAP and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing substantially the same information required to be contained therein.

     Section 4.10  Waiver of Stay, Extension or Usury Laws.
                   ---------------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, interest on, or Special Interest, if any, with respect to, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Operative Documents; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee herein and in the Operative Documents, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.11  Amendment to Certain Agreements.
                   -------------------------------

     The Company shall not enter into or consent to any amendment, supplement or other modification of the Operative Documents except as permitted under Article 9 hereof.

     Section 4.12  Title to Collateral; Limitation on Liens.
                   ----------------------------------------

     The Company represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the security interests in the Collateral referred to in Article 10; the Company shall warrant, preserve and defend the interest and title of the Collateral Agent to the Collateral, against the claims of all persons and will maintain and preserve the security interests contemplated by Article 10; and the Company shall not, and not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist any Lien of any nature whatsoever upon or with respect to (i) any of its properties other than the Collateral and the Pledged Collateral (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured or (ii) any Pledged Collateral or Collateral, other than, with respect to Collateral, Permitted Collateral Liens. The Company shall cause the Operative Documents, including all necessary financing statements, notifications of secured transactions and other assurances or instruments to be properly recorded, registered and filed and to be kept, recorded, registered and filed in such manner and in such places as may be required by law and shall take all such other actions as may be required in order to make effective the security interests intended to be created in connection with this Indenture.
The Company shall furnish to the Trustee the Opinions of Counsel required by
Section 10.2 to confirm such action.

     Section 4.13  Books, Records, Access; Confidentiality.
                   ---------------------------------------

     (a) The Company shall, and shall cause each of its Subsidiaries to, (i) maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities, (ii) permit authorized representatives of the Trustee, the Collateral Agent and/or the Slot Trustee to visit and inspect the Properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral or the Pledged Collateral and the Acquired Slots, including the records, logs, and other materials referred to in Section 4.08 of the Pledge Agreement, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, and
(iii) permit the authorized representatives of any Trustee Appraiser or Third-Party Appraiser to visit and inspect the Properties, books, records and documents described in clause (ii) and any Properties to be provided as Substitute Collateral (including comparable books, records and documents relating thereto), at such times and to such extent as may be necessary to allow timely completion of any Independent Appraiser's Certificate to be prepared by such Trustee Appraiser or Third Party Appraiser.

     (b) The Trustee, the Collateral Agent, the Slot Trustee and their respective authorized representatives referred to in clause (a) above agree not to use any information obtained pursuant to this Section 4.13 for any purpose other than as required in order to discharge their respective duties hereunder and under the Operative Documents and except as otherwise required for such purpose to keep confidential and not to disclose any such information to any person except that (i) the recipient of the information may disclose any information which becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information which its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after notice to the Company adequate, subject to applicable laws, to allow the Company to obtain a protective order or other appropriate remedy, provided that the recipient of the information will (if not otherwise required in order to discharge its duties as aforesaid) cooperate with the Company's efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded any such information required to be so disclosed, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA.

     Section 4.14  Security Interests.
                   ------------------

     The Company and its Subsidiaries shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Federal Aviation Act and the applicable Uniform Commercial Code and the rules and regulations thereunder or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Collateral Agent for the benefit of the Holders a valid, perfected Lien on the Collateral.

     The Company and its Subsidiaries shall deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Collateral Agent as it shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Holders.

     Section 4.15  Repurchase of Securities Upon a Change in Control.
                   -------------------------------------------------

     (a) In the event that there shall occur a Change in Control, the Company shall make an Offer to Purchase all of the Outstanding Securities, at a purchase price equal to 101% of the aggregate principal amount of the Securities Outstanding, plus accrued and unpaid interest and Special Interest, if any, to and including the repurchase date. The right to require such repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 8.

     (b) The Company shall commence such Offer to Purchase within thirty (30) days after the occurrence of a Change in Control.

     Section 4.16  Restrictions on Becoming an Investment Company.
                   ----------------------------------------------

     The Company shall not become an investment company within the meaning of the Investment Company Act of 1940 as such statute and the regulations thereunder and any successor statute or regulations thereto may from time to time be in effect.

     Section 4.17  Limitation on Indebtedness.
                   --------------------------

     (a) Neither the Company nor the Restricted Subsidiaries shall Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness so long as, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds (i) 2.00 to 1 for Indebtedness Incurred on or prior to December 31, 1999, (ii) 2.25 to 1 for Indebtedness Incurred after December 31, 1999 and on or prior to December 31, 2001 and (iii) 2.50 to 1 for Indebtedness Incurred after December 31, 2001.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

         (1) Indebtedness of the Company Incurred subsequent to the Issue Date; provided, however, that (A) after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $400,000,000, (B) the Stated Maturity of any such Indebtedness is at least one year after the Stated Maturity of the Securities, (C) the Average Life of any such Indebtedness at the time that it is Incurred is not less than the Average Life of the

     Securities at such time and (D) except for Liens permitted by clause (p) of the definition of Permitted Liens, such Indebtedness is not secured by a Lien on any asset of the Company or its Restricted Subsidiaries;

          (2) Aircraft Acquisition Debt;

          (3) Indebtedness of the Company owed to and held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed in each case, to constitute the Incurrence of such Indebtedness by the Company;

          (4) the Securities and the Exchange Securities;

          (5) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of plant, property and equipment used or to be used in the airline business or any other business that is substantially related, ancillary or complementary thereto (including any Capital Lease Obligation and the cost of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the plant, property and equipment of such Person at the time it becomes a Restricted Subsidiary) to be acquired by the Company or a Restricted Subsidiary after the Issue Date; provided that such Indebtedness is incurred within 270 days after such plant, property and equipment has been placed into service; and provided further that (A) the principal amount of such Indebtedness does not exceed 80% of the cost of such plant, property or equipment financed thereby and (B) the aggregate principal amount of all Indebtedness Incurred pursuant to the provisions described under this clause (5) shall not exceed $70,000,000 at any time outstanding; and provided further that the limitations described in clauses (A) and (B) of the immediately preceding proviso shall not apply to Indebtedness Incurred to finance the cost of (i) airport facilities, reservations centers or maintenance facilities or (ii) information technology systems, including all related hardware and software;

          (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this Section 4.17);

          (7) Indebtedness of the Company not to exceed, at any time outstanding, 2.0 times the Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds are not included in the calculation of amounts under clause (3)(B) of Section 4.3(a) or used to make a Restricted Payment pursuant to clause (i) of

     Section 4.3(b); provided that such Indebtedness (A) is Incurred within 180 days following receipt of such Net Cash Proceeds and (B) does not have a Stated Maturity that is prior to the first anniversary of the Stated Maturity of the Securities and has an Average Life longer than the Securities at the time of Incurrence of such Indebtedness;

          (8) Acquired Indebtedness; provided that prior to the Incurrence thereof the Company shall have (i) made an Offer to Purchase all of the Outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the Payment Date, and (ii) such Payment Date shall have occurred and money sufficient to pay the purchase price of all Securities or portions thereof tendered for purchase pursuant to such Offer to Purchase shall have been deposited with the Trustee. Any such Offer to Purchase shall contain information concerning the business of the Company which the Company in good faith believes will enable the Holders of the Securities to make an informed decision with respect to such Offer to Purchase and will include (A) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 4.9 (which requirements may be satisfied by delivery of such documents together with the Offer to Purchase), (B) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (A) (including a description of the events requiring the Company to make such Offer to Purchase), (C) if applicable, appropriate pro forma financial information concerning such Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (D) any other information required by applicable law to be included therein.

          (9) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3), (4), (5),
     (6), (7), (8) above or this clause (9);

          (10) Indebtedness (A) in respect of performance, surety, appeal or similar bonds provided in the ordinary course of business, and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets of the Company or any of the Restricted Subsidiaries, including all or any interest in any Restricted Subsidiary, and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary or any of the Restricted Subsidiaries for the purpose of financing such acquisition;

          (11) Hedging Obligations consisting of Interest Rate Agreements, Fuel Protection Agreements or Currency Agreements;

          (12) Indebtedness Incurred in satisfaction of payment obligations arising out of collective bargaining agreements with labor unions representing employees of the Company or its Restricted Subsidiaries;

          (13) Indebtedness arising from aircraft lessor financing of improvements to or maintenance of aircraft, engines or related parts and equipment leased by the Company or its Restricted Subsidiaries;

          (14) Indebtedness Incurred in satisfaction of "return condition" obligations of the Company or its Restricted Subsidiaries under aircraft leases in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

          (15) Indebtedness under working capital and/or Receivables financing facilities in an aggregate principal amount not to exceed $150,000,000 at any time outstanding and Guarantees thereof by Restricted Subsidiaries not prohibited under Section 4.22; provided that such Indebtedness is not secured by a Lien on any assets of the Company or its Restricted Subsidiaries other than Receivables and Capital Stock of special purpose Subsidiaries of the Company formed to effect a Receivables-based financing;

          (16) Indebtedness issued in satisfaction of trade payables arising in the ordinary course of business; provided that (A) the principal amount of such Indebtedness does not exceed the amount of such trade payables (including accrued interest or finance charges), (B) the Stated Maturity of such Indebtedness is no more than 180 days after the date of Incurrence thereof and (C) the aggregate principal amount of such Indebtedness does not exceed $50,000,000 at any time outstanding; and

          (17) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (16) above or paragraph (a) of this Section 4.17) does not exceed $100,000,000.

     (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities, to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this Section 4.17, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Section 4.18  Limitation on Restrictions on Distributions from Restricted
                   -----------------------------------------------------------
Subsidiaries.
------------

     The Company shall not, and shall not permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary or its property or assets pursuant to an agreement relating to any Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section
     4.18 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.18 or this clause
     (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (iv) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (v) any encumbrances and restrictions existing under or by reason of applicable law or regulation;

          (vi) any encumbrances and restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or the other Operative Documents or (C) arising or agreed to in the ordinary course of business not relating to any Indebtedness, and that do not (as determined by the Company and certified in a resolution of the Board of Directors or a certificate of the chief financial or chief accounting officer of the Company delivered to the Trustee prior to or promptly following such encumbrance or restriction becoming effective), individually or in the aggregate, (1) detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (2) materially adversely affect the Company's ability to make principal or interest (including Special Interest, if any) payments on the Securities;

          (vii) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined by the Company and certified in a resolution of the Board of Directors or a certificate of the chief financial or chief accounting officer of the Company delivered to the Trustee prior to or promptly following such encumbrance or restriction becoming effective), and (C) such encumbrance or restriction will not materially adversely affect the Company's ability to make principal or interest (including Special Interest, if any) payments on the Securities (as determined by the Company and certified in a resolution of the Board of Directors or a certificate of the chief financial or chief accounting officer of the Company delivered to the Trustee prior to or promptly following such encumbrance or restriction becoming effective); and

          (viii) any encumbrance or restriction resulting from any financing transaction involving the sale of Receivables or aircraft and/or related engines, spare parts and equipment to a special purpose Subsidiary of the Company formed to effect such financing and which applies only to such special purpose Subsidiary and its assets.

     Nothing contained in this Section 4.18 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     Section 4.19  Limitation on Sales of Assets and Subsidiary Stock.
                   --------------------------------------------------

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate (x) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) of any Collateral or Pledged Collateral, except as permitted under the other Operative Documents or (y) any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors or by the chief financial or accounting officer of the Company, of the shares and assets subject to such Asset Disposition and at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. If the Company or any Restricted Subsidiary engages in an Asset Disposition, the Company may use the Net Available Cash from such Asset Disposition, within one year after the later of such Asset Disposition and the receipt of such Net Available Cash (such later date, the "Trigger Date"), to (i) permanently repay or prepay any then outstanding Senior Indebtedness of the Company or any Restricted Subsidiary or
(ii) invest in or acquire (or enter into a legally binding commitment to invest in or acquire) Additional Assets; provided that the transaction subject to any such commitment be consummated within 180 days after the date of such commitment. If any such legally binding commitment to invest in or acquire such Additional Assets is terminated, then the Company may, within 90 days of such termination or the Trigger Date, whichever is later, use such Net Available Cash as provided in clause (i) or (ii) (without giving effect to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph constitutes "Excess Proceeds."

     (b) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall, within 30 days thereof, apply such aggregate Excess Proceeds (1) first, to make an Offer to Purchase Outstanding Securities at 100% of their principal amount plus accrued and unpaid interest and Special Interest, if any, to the Purchase Date and, to the extent required by the terms thereof, any other Indebtedness of the Company that is pari passu with the Securities at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase and (2) second, to the extent of any remaining Excess Proceeds following the completion of the Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by the Indenture. Upon the completion of an Offer to Purchase pursuant to this paragraph (b), the amount of Excess Proceeds shall be reset to zero.

     (c) For purposes of this Section 4.19, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     Section 4.20  Limitation on Affiliate Transactions.
                   ------------------------------------

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or employee compensation arrangements) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (2) if such Affiliate Transaction involves an amount in excess of $2,000,000 (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. If such Affiliate Transaction involves an amount in excess of $10,000,000, a fairness opinion must be obtained from an internationally recognized investment banking firm, appraisal firm or auditing firm with respect to the financial terms of such Affiliate Transaction.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit or apply to (i) any Restricted Payment permitted to be paid pursuant to Section 4.3, (ii) loans or advances to employees in the ordinary course of business and in an amount that does not exceed $1,000,000 in the aggregate outstanding at any one time, (iii) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (iv) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (v) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (vi) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors and (vii) any Affiliate Transaction entered into pursuant to agreements with labor unions.

     Section 4.21  Limitation on the Sale or Issuance of Capital Stock of
                   ------------------------------------------------------
Restricted Subsidiaries.
-----------------------

     The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any such Restricted Subsidiary, direct or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) the issuance and sale of directors' qualifying shares, (iii) if, immediately after giving effect to any such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.3 if made on the date of such issuance, sale or other disposition, (iv) if such sale or other disposition is of all or any portion of the Capital Stock of a Restricted Subsidiary and the Net Available Cash received from such sale or other disposition are applied in accordance with Section 4.19, or (v) to the extent the ownership by a Person other than the Company or a Wholly Owned Subsidiary is required by applicable law and except that any Restricted Subsidiary may issue or permit to exist (x) Preferred Stock issued to and held by the Company or a Wholly Owned

Subsidiary; provided, however, that upon either (A) the transfer or other disposition by the Company or such Wholly Owned Subsidiary of any Preferred Stock so permitted to a Person other than the Company or another Wholly Owned Subsidiary or (B) such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, the provisions of this clause (x) will no longer be applicable to such Preferred Stock and such Preferred Stock will be deemed to have been issued at the time of such transfer or other disposition or such cessation; and (y) Preferred Stock issued by a Person prior to the time such Person becomes a Restricted Subsidiary (including by way of a merger or consolidation with another Restricted Subsidiary), which Preferred Stock was not issued in anticipation of and was outstanding prior to such transaction; provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.17(a).

     Section 4.22  Limitation on Guarantees by Restricted Subsidiaries.
                   ---------------------------------------------------

     The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Securities ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guaranty of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guaranty; provided that this paragraph shall not be applicable to (1) any Guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (2) Guarantees of Indebtedness under working capital facilities of the Company in an aggregate principal amount not exceeding $50,000,000 at any time outstanding or, if less, the amount by which $150,000,000 exceeds the aggregate outstanding principal amount of Indebtedness of the Company under clause (15) of paragraph (b) of Section 4.17 which is secured by a Lien. If the Guaranteed Indebtedness is (A) pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guaranty or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guaranty at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

     Notwithstanding the foregoing, any Subsidiary Guaranty by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guaranty, except a discharge or release by, or as a result of, payment under such Guarantee.

     Section 4.23  Limitation on Sale/Leaseback Transactions.
                   -----------------------------------------

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless
(i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.17 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.12, or (ii) the Sale/Leaseback Transaction is treated as an Asset Disposition and the Company applies the proceeds of such transaction in compliance with Section 4.19.

     Section 4.24  Application for Rating.
                   ----------------------

     The Company shall, within 180 days after the Issue Date, apply to Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, to obtain a rating for the Securities.

     Section 4.25  Listing.
                   -------

     No later than the earliest to occur of (i) the effectiveness of the initial Exchange Offer Registration Statement and (ii) the effectiveness of the initial Shelf Registration Statement, in either case, filed under (and as defined in) the Registration Rights Agreement, the Company shall cause the Exchange Securities to be listed on the American Stock Exchange, or such other stock exchange or market as the Common Stock of the Company is then principally traded provided, that such Securities meet the minimum requirements for listing on any such exchange or market, and, if applicable, to maintain such listing for so long as any of the Exchange Securities is Outstanding.

                                  ARTICLE 5.

                             SUCCESSOR CORPORATION

     Section 5.1  Covenant Not to Consolidate, Merge, Convey or Transfer Except
                  -------------------------------------------------------------
Under Certain Conditions.
------------------------

     The Company shall not consolidate with, or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

     (i) The resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the U.S., any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, the Indenture and the other Operative Documents;

     (ii) Immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (iii) Immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.17;

     (iv) Immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (v) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) such consolidation, merger or transfer and such supplemental indenture (if any) comply with the terms of this Indenture, (ii) this Indenture and the Securities constitute the valid and legally binding obligations of the Successor Company, and (iii) the Indenture and the other Operative Documents are enforceable against the Successor Company in accordance with their terms.

     Section 5.2  Successor Person Substituted.
                  ----------------------------

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and be bound by and obligated to pay the obligations of, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of, interest on, and Special Interest, if any, with respect to, the Securities.

     The Successor Company may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, transfer or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     Section 5.3  Optional Right of Redemption.
                  ----------------------------

     The Company shall have the right, without the consent of the Holders, to redeem the Securities in whole, but not in part, at a redemption price equal to 100% of the unpaid principal amount of the Outstanding Securities plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest if any, to, the date of redemption in the event that the Company enters into a binding agreement to consummate any transaction which would be prohibited by
Section 5.1. Such redemption date must occur prior to or simultaneously with the consummation of such prohibited transaction. Any such redemption shall be subject to the provisions of Sections 3.2-3.7, inclusive.

                                  ARTICLE 6.

                             DEFAULT AND REMEDIES

     Section 6.1  Events of Default.
                  -------------------

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment of interest on, or Special Interest, if any, with respect to, any Security when the same becomes due and payable and the default continues for thirty (30) days;

     (b) the Company defaults in the payment of the principal of, premium, if any, on, or purchase price, if any, with respect to, any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (c) the Company fails to comply with any of the covenants contained in Sections 4.04(a), 4.04(c), 4.09, or 4.14 of the Pledge Agreement or Section 5.01(e) of the Master Sub-License Agreement within the time periods, if any, provided therein, or fails to pay over amounts required under Section 4.12(c) of the Pledge Agreement;

     (d) the Company takes any action prohibited by Section 5.1;

     (e) the Company fails to comply with any of the covenants contained in Sections 4.3, 4.7, 4.9, 4.12, 4.18, 4.20-4.25, inclusive, or (except, in each case, for a failure to Pay the purchase price of Securities in connection with an Offer to Purchase) 4.15, 4.17 or 4.19, and in any such case such default continues for the period and after the notice specified below;

     (f) any representation or warranty of the Company in this Indenture, any of the other Operative Documents, any Subsequent Deed of Conveyance or any Supplemental Pledge Agreement or in any certificate of the Company delivered hereunder or under any such document shall prove to have been untrue in any material respect when made, or the Company fails in any material respect to comply with any covenant or agreement (other than as specified in clauses (a)-
(e) above) contained in the Securities,
the Indenture or any of the other Operative Documents, and in any such case such default continues for the period and after the notice specified below;

     (g) an event of default shall have occurred and be continuing under any other evidence of Indebtedness of the Company or any Significant Subsidiary of the Company, whether such Indebtedness now exists or is created hereafter, which event of default results in the acceleration of such Indebtedness which, together with any such other Indebtedness so accelerated, aggregates more than $15,000,000;

     (h) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined):

          (i)    commences a voluntary case or proceeding,

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

          (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property,

          (iv)   makes a general assignment for the benefit of its creditors, or

          (v)    generally is unable to pay its debts as the same become due;

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding,

          (ii) appoints a Custodian of the Company or any Restricted Subsidiary for all or substantially all of its properties, or

          (iii) orders the liquidation of the Company or any Restricted Subsidiary,

          and in each case the order and decree remains unstayed and in effect for sixty (60) consecutive days;

     (j) final, non-appealable judgments for the payment of money which judgments in the aggregate exceed $15,000,000 shall be rendered against the Company or any Restricted Subsidiary by a court of competent jurisdiction and remain undischarged, unstayed and unsatisfied for the period and after the notice specified below; or

     (k) any of the Operative Documents ceases, without the consent of the Trustee, to be in full force and effect; provided, however, that if an Operative Document ceases to be in full force and effect by virtue of, or arising out of, any action by the Federal Aviation Administration terminating proprietary rights to airport takeoff and landing access or otherwise eliminating Slots that such occurrence shall not give rise to a Default or Event of Default.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A Default under clause (e), (f), (j) or, with respect to a Restricted Subsidiary that is not a Significant Subsidiary, (h) or (i) of this Section 6.1 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities Outstanding notify the Company and the Trustee, of the Default and the Company does not cure the Default within sixty (60) days with respect to clauses (f) and (j), or within thirty (30) days with respect to clauses (e) and, with respect to a Restricted Subsidiary that is not a Significant Subsidiary,
(h) and (i), after receipt of the notice; provided, however, that the Company shall be permitted such longer period of time, if any, as may be provided for under the other Operative Documents in respect of any particular Default. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

     Section 6.2  Acceleration.
                  ------------

     If an Event of Default (other than an Event of Default specified in Section 6.1(h) or (i) with respect to the Company or a Restricted Subsidiary that is a Significant Subsidiary) occurs, and is continuing, the Trustee may, by notice to the Company, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities Outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of, premium, if any, accrued interest and Special Interest, if any, to the date of acceleration on the Securities Outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(h) or (i) occurs with respect to the Company or a Restricted Subsidiary that is a Significant Subsidiary, all unpaid principal of, premium, if any, accrued interest on and Special Interest, if any, with respect to, the Securities Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount, interest, and Special Interest, if any, all of the Company's obligations under the Securities and this Indenture, other than obligations under Sections 7.7, 8.5 and 8.6, shall terminate. The Holders of a majority in principal amount of the Securities then Outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the non-payment as to the Securities of the principal, interest or Special Interest, if any, which has become due solely by such declaration of acceleration, have been cured or waived, (b) to the extent the payment of such interest is permitted by law, interest on overdue installments of interest and on overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.7 have been made.

     Section 6.3  Other Remedies.
                  --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, interest on or Special Interest, if any, with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture including, without limitation, instituting proceedings and exercising and enforcing, or directing exercise and enforcement of, all rights and remedies of the Trustee, the Collateral Agent and the Slot Trustee under the other Operative Documents (provided that the Collateral Agent shall only be permitted to become the record Holder of the Beneficial Interest and the Beneficial Interest Certificate as and when described in Section 6.01 of the Pledge Agreement) and directing the Collateral Agent to deposit with the Trustee all cash and/or Investment Securities held by the Collateral Agent.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.4  Waiver of Past Defaults.
                  -----------------------

     Subject to Sections 6.7, 9.2 and 9.6, the Holders of a majority in aggregate principal amount of the Securities Outstanding by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default (a) in the payment of principal of, or interest on, or Special Interest with respect to, any Security as specified in clauses (a) and (b) of Section 6.1 or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases, and the Company, the Holders and the Trustee shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 6.5  Control by Majority.
                  -------------------

     The Holders of a majority in aggregate principal amount of the Securities Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee, Collateral Agent or Slot Trustee, subject, in the case of any actions based on the status of the Trustee as Collateral Agent or Slot Trustee, to any limitations otherwise expressly provided for in the other Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction hereunder or authorization under Section 6.4 that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that the Trustee determines may subject the Trustee to personal liability. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization.

     Section 6.6  Limitation on Suits.
                  -------------------

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least twenty-five percent (25%) in principal amount of the Securities Outstanding make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities Outstanding do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with such request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     Section 6.7  Rights of Holders to Receive Payment.
                  ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, interest on, and Special Interest, if any, with respect to, the Security in cash, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     It is hereby expressly understood, intended and agreed that any and all actions which a Holder of the Securities may take to enforce the provisions of this Indenture and/or collect Payments due hereunder or under the Securities, except to the extent that such action is determined to be on behalf of all Holders of the Securities, shall be in addition to and shall not in any way change, adversely affect or impair the rights and remedies of the Trustee or any other Holder of the Securities thereunder or under this Indenture and the other Operative Documents, including the right to foreclose upon and sell the Collateral or any part thereof and to apply any proceeds realized in accordance with the provisions of this Indenture.

     Section 6.8  Collection Suit by Trustee.
                  --------------------------

     If an Event of Default in payment of interest or principal specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, accrued interest and Special Interest, if any, remaining unpaid, together with interest on overdue principal and on overdue installments of interest to the extent that payment of such interest is permitted by law, in each case at the rate per annum provided for by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.9  Trustee May File Proofs of Claim.
                  --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7, and unless prohibited by law or applicable regulations to vote on behalf of the Holders of Securities for the election of a trustee in bankruptcy or other person performing similar functions. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, for the election of a trustee in bankruptcy or person performing similar functions.

     Section 6.10  Application of Proceeds.
                   -----------------------

     Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, interest, or Special Interest, if any, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

          FIRST:   To the payment of costs and expenses, including reasonable compensation to the Trustee, the Collateral Agent, the Slot Trustee, each of their predecessors and their respective agents and attorneys (including amounts due and unpaid under Section 7.7), and of all costs, fees, expenses and liabilities incurred, and all advances made, by any and all of the foregoing (including amounts due and unpaid under Section 7.7), except as a result of negligence or bad faith;

          SECOND: In case the entire principal of the Securities shall not have become and be then due and payable, as to any Securities (a) first to the payment of interest and Special Interest, if any, in default in the order of the maturity of the installments of such interest and Special Interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest or Special Interest, if any, at the rate of interest specified in the Securities and
     (b) second to the payment of principal of the Securities as the same shall become due and payable, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

          THIRD:   In case the entire principal of the Securities shall have
     become and shall be then due and payable, as to any Securities, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, interest and Special Interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest or Special Interest, if any, at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal, interest and Special Interest, if any, without preference or priority of any of principal, interest or Special Interest, if any, over the other, or any installment of interest or Special Interest, if any, over any other installment of interest or Special Interest, if any, or of any Security over any other Security, ratably to the aggregate of such principal, and accrued and unpaid interest and Special Interest; and

          FOURTH: To the payment of the remainder, if any, after payment in full of the entire principal balance, if any, of the Securities and all interest, Special Interest and other amounts due upon or in respect of such Securities, to the Company or any other Person lawfully entitled thereto.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

     Section 6.11  Undertaking for Costs.
                   ---------------------

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than ten percent (10%) in principal amount of the Securities Outstanding.

     Section 6.12  Restoration of Rights on Abandonment of Proceedings.
                   ---------------------------------------------------

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     Section 6.13  Powers and Remedies Cumulative; Delay or Omission Not Waiver
                   ------------------------------------------------------------
of Default.
----------

     No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the other applicable provisions of this Indenture, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     Any right or remedy herein conferred upon or reserved to the Trustee may be exercised by it in its capacity as Trustee, as Collateral Agent and/or as Slot Trustee, as it may deem most efficacious, if it is then acting in such capacity.

                                  ARTICLE 7.

                                    TRUSTEE

     Section 7.1  Duties of Trustee.
                  -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and the other Operative Documents and no others.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1 or of Section 7.2.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

     (f) Funds held in trust for the benefit of the Holders of the Securities by the Trustee or any Paying Agent on deposit with itself or elsewhere, and Investment Securities held in trust for the benefit of the Holders of the Securities by the Trustee, shall be held in distinct, identifiable accounts, and other funds or investments of any nature or from any source whatsoever may be held in such accounts, except, in each case, to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

     Section 7.2  Rights of Trustee.
                  -----------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section
11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     Section 7.3  Individual Rights of Trustee.
                  ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.4  Trustee's Disclaimer.
                  --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities or in this Indenture other than its certificate of authentication.

     Section 7.5  Notice of Defaults.
                  ------------------

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within ninety (90) days after the occurrence thereof except as otherwise permitted by the TIA. Except in the case of a Default in payment of principal of, premium, if any, or interest on, or Special Interest, if any, with respect to, any Security, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Securityholders.

     Section 7.6  Reports by Trustee to Holders.
                  -----------------------------

     If circumstances require any report to Holders under TIA (S) 313(a), it shall be mailed to Securityholders within sixty (60) days after each May 15 (beginning with the May 15 following the date of this Indenture) as of which such circumstances exist. The Trustee also shall comply with the remainder of TIA (S) 313.

     The Company shall notify the Trustee if the Securities become listed on or delisted from any stock exchange or other recognized trading market.

     The Trustee shall, upon the written request of any Holder of Securities but subject to applicable laws and contractual limitations, provide to such Holder copies of any reports, certificates, opinions or other materials of any kind or nature required to be delivered to the Trustee (including in its capacity as Collateral Agent and Slot Trustee) under this Indenture or any of the other Operative Documents or otherwise delivered by or on behalf of the Company to the Trustee (including in its capacity as Collateral Agent and Slot Trustee).

     Section 7.7  Compensation and Indemnity.
                  --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation, as agreed upon from time to time, for its services, including as Collateral Agent and as Slot Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in any such capacities. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and all agents and other persons not regularly in its employ.

     The Company shall indemnify the Trustee (in its capacities as Trustee, Collateral Agent and Slot Trustee) and each predecessor Trustee for, and hold each of them harmless against, any loss or liability incurred by each of them in connection with the administration of this trust and its duties hereunder. In connection with any defense of such a claim, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any predecessor Trustee through the negligence or bad faith of such Trustee or each such predecessor Trustee.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien (legal and equitable) prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, or otherwise distributable to Securityholders, except money, securities or property held in trust to pay principal of or interest on particular Securities (including, without limitation, pursuant to Section 8.1(b) hereof).

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.8  Replacement of Trustee.
                  ----------------------

     The Trustee (in its capacities as Trustee, Collateral Agent and Slot Trustee) may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities Outstanding may remove the Trustee (in its capacities as Trustee, Collateral Agent and Slot Trustee) by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably refused or delayed. The Company may remove the Trustee (in its capacities as Trustee, Collateral Agent and Slot Trustee) if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property;

     (d) the Trustee becomes incapable of acting; or

     (e) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove the Trustee.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities Outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     No resignation or removal of the Trustee and no appointment of a successor Trustee, pursuant to this Article, shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.8. If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in principal amount of the Securities Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee which shall retain its claim pursuant to Section 7.7.

     Section 7.9  Successor Trustee by Merger, etc.
                  --------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Section 7.10  Eligibility; Disqualification.
                   -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent, published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

     Section 7.11  Preferential Collection of Claims Against Company.
                   -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

     Section 7.12  Other Capacities.
                   ----------------

     At all times during which any Securities are Outstanding, unless otherwise permitted under the Operative Documents, the Trustee shall serve as the Collateral Agent and (unless otherwise required under or for the purposes of the Slot Trust) as the Slot Trustee, and any resignation, removal or disqualification from any one such office (except as aforesaid as Slot Trustee) shall, without action on the part of any Person, result in the resignation, removal, or disqualification from all such offices. Any Person serving in such capacities shall have and may effectively exercise all the rights, remedies and powers, and be entitled to all protections and indemnifications, provided to such Person in whatever capacities such Person then serves under any and all of the Indenture and the other Operative Documents, regardless of the capacity or capacities in which such Person may purport to take or omit any action. The Trustee agrees to and shall have the benefit of all provisions of the Operative Documents stated therein to be applicable to the Trustee.

                                  ARTICLE 8.

                      DISCHARGE OF INDENTURE; DEFEASANCE

     Section 8.1  Discharge of Liability on Securities; Defeasance.
                  ------------------------------------------------

     (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture by executing and delivering to the Company on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, a written instrument to such effect prepared by the Company at its sole cost and expense.

     (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Article 3, Sections 4.3, 4.7, 4.9, 4.12, 4.15 and 4.17 through 4.25, inclusive, and the operation of Sections 6.1(g), 6.1(h), 6.1(i), 6.1(j) (but, in the case of Sections 6.1(h) and
(i), with respect only to Restricted Subsidiaries) and the limitations contained in Sections 5.1(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(c), 6.1(e), 6.1(f), 6.1(g), 6.1(h), 6.1(i) and 6.1(j) (but, in
the case of Sections 6.1(h) and (i), with respect only to Restricted Subsidiaries) or because of the failure of the Company to comply with Section 5.1(iii) or (iv).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in a writing prepared by the Company at its sole cost and expense the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3 through 2.8, inclusive, 7.7 and 7.8 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

     Section 8.2  Conditions to Defeasance.  The Company may exercise its
                  ------------------------
legal defeasance option or its covenant defeasance option only if:

     (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest and Special Interest, if any, on the Securities to redemption or maturity, as the case may be;

     (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due all of the principal of, interest on and Special Interest, if any, on all the Securities to redemption or maturity, as the case may be;

     (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.1(h) or (i) with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary occurs which is continuing at the end of the period;

     (d) the deposit does not constitute a default under any other agreement binding on the Company;

     (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that , the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (h) the Company shall have delivered an Opinion of Counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors rights generally under any United States federal or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

     (i) the Company shall have delivered an Opinion of Counsel in the Company's jurisdiction of incorporation to the effect that the Securityholders will not recognize income, gain or loss for such jurisdiction's tax purposes as a result of such defeasance and will be subject to taxes in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

     (j) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     Section 8.3  Application of Trust Money.  The Trustee shall hold in trust
                  --------------------------
money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest on, and Special Interest, if any, on the Securities.

     Section 8.4  Repayment to Company.  The Trustee and the Paying Agent
                  --------------------
shall promptly turn over to the Company, upon request accompanied by a certificate from a nationally recognized firm of independent accountants expressing their opinion that any money or U.S. Government Obligations are in excess of the amounts sufficient to pay when due all of the principal of, interest on, and Special Interest, if any, on the Securities to redemption or maturity, as the case may be, any such excess money or securities held by them.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, interest or Special Interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

     Section 8.5  Indemnity for Government Obligations.  The Company shall pay
                  ------------------------------------
and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     Section 8.6  Reinstatement.  If the Trustee or Paying Agent is unable to
                  -------------
apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, however, that, if the Company has made any payment of
           --------  -------
principal of, premium, if any, interest or Special Interest, if any, on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment form the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE 9.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1   Without Consent of Holders.
                   --------------------------

     The Company and the Trustee, the Collateral Agent or the Slot Trustee, as the case may be, may amend or supplement this Indenture, the Securities or the other Operative Documents without notice to or consent of any Securityholder:

     (a) to provide for uncertified Securities in addition to or in place of certificated Securities;

     (b) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger or consolidation or transfer of all or substantially all of the assets of the Company or otherwise to comply with Article 5;

     (c) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

     (d) to cure any ambiguity, defect or inconsistency or to make any other change, in each case, provided that such action does not materially adversely affect the interests of any Securityholder.

     Section 9.2   With Consent of Holders.
                   -----------------------

     Subject to Section 6.7, the Company (by resolution of its Board of Directors if required) and the Trustee, the Collateral Agent or the Slot Trustee, as the case may be, may amend or supplement this Indenture, the Securities or the other Operative Documents without notice to any Securityholder but with the written consent of the Required Holders. Subject to Sections 6.4,
6.5 and 6.7, the Required Holders may authorize the Trustee to, and the Trustee, subject to Section 9.6, upon such authorization shall, waive compliance by the Company with any provision of this Indenture, the Securities or the other Operative Documents. However, an amendment, supplement or waiver, including a waiver pursuant to any provision of Section 6.4, may not without the consent of each Securityholder affected:

     (a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the rate or extend the time for payment of interest on, or Special Interest, if any, with respect to, any Security;

     (c) reduce the principal of, or the amount of Special Interest, if any, with respect to (in each case, whether on redemption, repurchase or otherwise), or change the fixed maturity of any Security;

     (d) change the place of payment where, or the coin or currency in which, any Security (or the repurchase or redemption price thereof), interest thereon, or Special Interest, if any, with respect thereto is payable;

     (e) waive a default in the payment of the principal of, or interest on, or Special Interest with respect to any Security;

     (f) make any changes in Sections 2.8, 6.4, 6.7 or 6.10 or the third sentence of this Section 9.2 or change the time at which any Security may be redeemed hereunder;

     (g) reduce any amount payable upon exercise of any repurchase rights thereof or otherwise change any repurchase right provision or impair the right of any Holder to institute suit for the enforcement of any such payment on any Security when due or adversely effect any repurchase rights hereunder; or

     (h) make any change in any Subsidiary Guaranty that would adversely affect any Holder.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a brief notice describing such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such amendment, supplement or waiver.

     Section 9.3   Compliance with Trust Indenture Act.
                   -----------------------------------

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4   Revocation and Effect of Consents.
                   ---------------------------------

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that no amendment, supplement or waiver relating to any impairment of the right to receive principal and interest when due and payable consented to by a Holder shall be binding upon any subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder's Security unless notation with regard thereto is made upon such Security or the Security representing such portion.

     Section 9.5   Notation on or Exchange of Securities.
                   -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.
The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 9.6   Trustee to Sign Amendments, etc.
                   -------------------------------

     The Trustee shall be entitled to receive and rely upon an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 has been duly authorized by the Company and is authorized or permitted by this Indenture and the other applicable Operative Documents. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.7   Effect of Supplement and/or Amendment.
                   -------------------------------------

     Upon the execution of any supplemental indenture and/or any such amendment or supplement to the Operative Documents pursuant to the provisions of this
Article 9, this Indenture and such Operative Documents shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture and the other Operative Documents of the Trustee, the Collateral Agent, the Slot Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all terms and conditions of any such supplemental indenture and/or any such amendment or supplement to the other Operative Documents shall be and be deemed to be part of the terms and conditions of this Indenture and the other Operative Documents for any and all purposes.

                                  ARTICLE 10.

                                   SECURITY

     Section 10.1  Other Operative Documents.
                   -------------------------

     To secure the due and punctual payment, performance and observance of the Obligations, and the Obligations under (and as defined in) the Note Pledge Agreement, the Company has simultaneously with the execution of this Indenture entered into or caused to be assigned to the Collateral Agent, the Trustee and/or Slot Trustee the other Operative Documents and has made an assignment and pledge of or otherwise transferred or caused to be transferred its right, title and interest in and to the Collateral, the Pledged Collateral and the Acquired Slots to the Collateral Agent, the Trustee, and the Slot Trustee, respectively, pursuant to the other Operative Documents and in the manner and to the extent therein provided. Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of each Operative Document (including, without limitation, the provisions providing for the release of Collateral, the Pledged Collateral and/or Slot Trust Assets), as the same may be in effect or may be amended from time to time pursuant to its terms and the terms hereof. The Company will execute, acknowledge and deliver to the Trustee, the Collateral Agent or the Slot Trustee such further assignments, transfers, assurances or other instruments as the Trustee may require or request, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, the Collateral Agent or the Slot Trustee to assure and confirm to the Trustee, the Collateral Agent or the Slot Trustee the security interest in the Collateral and the Pledged Collateral and the ownership of the Acquired Slots contemplated hereby and by the other Operative Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed.

     Section 10.2  Pledged Securities.
                   ------------------

     Upon the Issue Date the Company shall deposit with the Trustee for the benefit of the Holders of the Securities, cash and/or purchase and pledge to the Trustee for the benefit of the Holders of the Securities, Pledged Securities, in such amount as will when combined be sufficient (upon receipt of scheduled interest and principal payments of such Pledged Securities, if any, in the opinion (expressed in a written certification thereof delivered to the Trustee) of a nationally recognized firm of independent public accountants selected by the Company), provide for payment in full of the first three scheduled interest payments due on the Securities. The Company may at any time thereafter substitute Pledged Securities for all or any part of such cash, or cash for all or any part of such Pledged Securities, provided that the Pledged Securities and/or cash, as the case may be, so substituted are in such amount as will, together with the other Pledged Collateral, be sufficient (upon receipt of scheduled interest and principal payments of Pledged Securities, if any, in the opinion (expressed in written certification thereof delivered to the Trustee) of a nationally recognized firm of independent public accountants selected by the Company), to provide for payment in full of the first three scheduled interest payments due on the Securities. Upon any substitution, the Pledged Securities and/or cash so substituted shall be pledged by the Company to the Trustee for the benefit of the Holders of Securities, and the Trustee shall release from the Interest Escrow Account, to or upon the order of the Company, all or the appropriate portion as set forth in a Request, of the cash or Pledged Securities, as the case may be, initially deposited by the Company. The Pledged Securities or cash required by this Section 10.2 shall be pledged by the Company to the Trustee for the benefit of the Holders of Securities pursuant to the Note Pledge Agreement and will be held by the Trustee in the Interest Escrow Account, subject to and in accordance with the Note Pledge Agreement. Pursuant to the Note Pledge Agreement, immediately prior to an interest payment date on the Securities, the Company may either (i) deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or (ii) may direct the Trustee to release from the Interest Escrow Account proceeds sufficient to pay interest then due. In the event that the Company exercises the former option, the Company may thereafter direct the Trustee to release to the Company proceeds from the Interest Escrow Account in like amount.

     Interest earned on the Pledged Securities will be added to the Interest Escrow Account. In the event that the funds held in the Interest Escrow Account exceed the amount sufficient, in the opinion (expressed in a written certification thereof delivered to the Trustee) of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first three scheduled interest payments due on the Securities (or, in the event the first such interest payment has been made, an amount sufficient to provide for payment in full of the second and third scheduled interest payment on the Securities and so on) the Trustee will be permitted to release to the Company at the Company's request any such excess amount. The Securities will be secured by a first priority security interest in the Pledged Securities and Interest Escrow Account.

     Pursuant to the Note Pledge Agreement, provided that the Company makes the first three scheduled interest payments on the Securities in a timely manner, all of the cash or Pledged Securities held in the Interest Escrow Account will be released from the Interest Escrow Account.

     Section 10.3  Opinions, Certificates and Appraisals.
                   -------------------------------------

     (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture but prior to authentication of any Securities Opinions of Counsel covering such jurisdictions as the listed Purchasers may reasonably request

(A) either (i) stating that in the opinion of such Counsel the actions necessary to be taken under the Federal Aviation Act, the Uniform Commercial Code of all applicable jurisdictions, or otherwise with respect to the recording, registering and filing of this Indenture, the other Operative Documents, financing statements or other instruments to make effective and to perfect the Liens intended to be created by the Pledge Agreement and the Note Pledge Agreement have been taken and reciting with respect to the security interests in the Collateral and the Pledged Collateral, the details of such actions, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to make such Liens effective and perfected, and (B) either (i) stating that, in the opinion of such Counsel, action has been taken with respect to the recordation of all instruments required to be executed or filed to establish and maintain the Slot Trust as the holder of record at the FAA of the Acquired Slots and reciting with respect to such recordation the details of such action, or (ii) stating that, in the opinion of such Counsel, no such action, execution or filing is necessary to establish and maintain the Slot Trust.

     (b) The Company shall furnish to the Collateral Agent and the Trustee one hundred and twenty (120) days after January 1 in each year beginning with January 1, 1999, an Opinion of Counsel, dated as of such date, either (a)(i) stating that, in the opinion of such Counsel, action has been taken with respect to the recording, registering, filing, rerecording, re-registering and refiling (in this section, "recordation") of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien intended to be created by the Pledge Agreement and the Note Pledge Agreement (if not then terminated pursuant to its terms) and the perfection thereof and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (ii) stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding seventeen (17) months fully to maintain the Lien of the Securityholders and the Collateral Agent and the Trustee intended to be created hereunder and under the Pledge Agreement and the Note Pledge Agreement with respect to the security interest in the Collateral and the Pledged Collateral and the perfection thereof, or (b) stating that, in the opinion of such Counsel, no such action is necessary to maintain such Lien and the perfection thereof.

     The Company shall also furnish to the Slot Trustee and the Trustee within one hundred and twenty (120) days after January 1 in each year beginning with January 1, 1999, an Opinion of Counsel, dated as of such date, either (a)(i) stating that, in the opinion of such Counsel, action has been taken with respect to the recordation of all instruments as are necessary to maintain the Slot Trust as the Holder of record at the FAA of the Acquired Slots and reciting with respect to the recordation of such Acquired Slots the details of such action or referring to prior Opinions of Counsel in which such details are given, and (ii) stating that all instruments have been executed and filed that are necessary as of such date and during the succeeding seventeen (17) months fully to continue in effect such recordation as will maintain the Slot Trust as such Holder of record for the benefit of the Securityholders, the Slot Trustee, the Holder of the Beneficial Interest and the Beneficial Interest Certificate and the Trustee as intended hereunder and under the Acquired Slot Trust Agreement and the Master Sub-License Agreement with respect to the Acquired Slots, or (b) stating that, in the opinion of such Counsel, no such action, execution or filing is necessary to maintain the necessary recordation.

     (c) The release of any Collateral or Pledged Collateral from the terms of the Pledge Agreement or the Note Pledge Agreement, as the case may be, or of Slot Trust Assets from the Slot Trust will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral, Pledged Collateral and the Slot Trust Assets are released pursuant to the Pledge Agreement, the Note Pledge Agreement, the Acquired Slot Trust Agreement or the Master Sub-License Agreement, as applicable. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property or securities from the Lien of the Pledge Agreement or the Note Pledge Agreement, as the case may be, or the possession of the Slot Trust pursuant to the Master Sub-License Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien of the Pledge Agreement or the Note Pledge Agreement, as the case may be, to be complied with. With respect to any such substitution, the Company shall furnish to the Trustee an Independent Appraiser's Certificate if required by TIA (S) 314(d). Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company, except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent person, which person shall meet the requirements set forth in clauses (a) through (c) of the definition of the term "Independent Appraiser."

     Section 10.4  Authorization of Actions to be Taken by the Trustee Under the
                   -------------------------------------------------------------
Operative Documents.
-------------------

     The Trustee (in its capacities as such and/or as Collateral Agent and/or Slot Trustee) may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate to (a) enforce any of the terms of the Operative Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. Subject to the provisions of this Indenture and the other Operative Documents, the Trustee (in such capacities) shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral, the Pledged Collateral and the Acquired Slots by any acts which may be unlawful or in violation of the other Operative Documents or this Indenture, and such suits and proceedings as it may deem expedient to preserve or protect its interest and the interests of the Securityholders in the Collateral, the Pledged Collateral and the Acquired Slots (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Trustee in any such capacity).

     Section 10.5  Payment of Expenses.
                   -------------------

     On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this
Article 10, and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

     Section 10.6  Authorization of Receipt of Funds by the Trustee Under the
                   ----------------------------------------------------------
Operative Documents.
-------------------

     The Trustee is authorized to receive any funds for the benefit of Securityholders distributed under the other Operative Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     Section 10.7  Agreement as to Appraised Value and Fair Market Value.
                   -----------------------------------------------------

     The Company and the Trustee acknowledge that the use of Appraised Value and Fair Market Value herein or in the other Operative Documents is strictly and solely for convenience in establishing relative value equivalencies of Permitted Substitutes permitted to be substituted under limited circumstances for Collateral and/or Acquired Slots under the other Operative Documents. Accordingly, the Appraised Value or Fair Market Value of any Collateral, Permitted Substitutes, Acquired Slots or Slots subjected to the Lien of the Pledge Agreement or conveyed to the Slot Trust is not an indication of and shall not be deemed an agreement by the parties as the basis for valuation of such Collateral, Permitted Substitutes, Acquired Slots, or Slots for purposes of determining the value of the Trustee's secured claim against the Company, adequate protection of the Trustee's interest in the Collateral, Permitted Substitutes, Acquired Slots or Slots or for any other purpose in any bankruptcy, receivership or insolvency proceeding involving the Company or any remedial action brought by the Trustee, Collateral Agent or Slot Trustee, except to the extent such valuations are mandated by applicable law, or any court with jurisdiction over such proceedings, in either case without regard to the use of the concept of Appraised Value or Fair Market Value by the parties hereto.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     Section 11.1  Conflict with Trust Indenture Act of 1939.
                   ------------------------------------------

     If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

     Section 11.2  Notices; Waivers.
                   ----------------

     Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

     (a) the Company shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Company at:

               Trans World Airlines, Inc.
               One City Centre
               515 N. 6th Street
               St. Louis, Missouri  63101
               Attention:  Senior Vice President & General Counsel

               Telecopier No.:  (314) 589-3267

     (b) the Trustee shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Trustee at:

               First Security Bank, National Association
               79 South Main Street
               Salt Lake City, UT 84111
               Attention:  Corporate Trust Services

               Telecopier No.:  (801) 246-5053

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of the Company or the Trustee as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Any notice or communication mailed to a Holder shall be mailed to such holder by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, at such holder's address as it appears on the Register and shall be sufficiently given to such holder if so mailed within the time prescribed.

     Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices to the Trustee or to the Company are deemed given only when received. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 11.3  Communications By Holders With Other Holders.
                   --------------------------------------------

     Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

     Section 11.4  Certificate and Opinion as to Conditions Precedent.
                   --------------------------------------------------

     Upon any Request or application by the Company to the Trustee to take any action under this Indenture or the other Operative Documents, the Company shall furnish to the Trustee: (a) an Officers' Certificate, and (b) an Opinion of Counsel, each stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, provided, that in the case of any such application or Request as to which the furnishing of an Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture or the other Operative Documents relating to such particular application or Request, no additional certificate or opinion, as the case may be, need be furnished.

     Section 11.5  Statements Required In Certificate or Opinion.
                   ---------------------------------------------

     Each certificate or opinion provided for and delivered to the Trustee, the Collateral Agent or the Slot Trustee with respect to compliance with a condition or covenant provided for in this Indenture or the other Operative Documents shall include: (a) a statement that the Person signing such certificate or opinion has read such condition or covenant and the definitions herein or therein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not in the opinion of such Person, such condition or covenant has been complied with.

     Any certificate or opinion of an Officer or an engineer, insurance broker, accountant or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer, engineer, insurance broker, accountant or other expert knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

     Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous and insofar as it relates to legal matters in a jurisdiction or area of law beyond the expertise of such counsel, such counsel may rely upon the opinion of counsel qualified in such other jurisdiction or area of law.

     Wherever in this Indenture or the other Operative Documents in connection with any application, certificate or report to the Trustee, the Collateral Agent or the Slot Trustee it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each such case be a condition precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report. Nevertheless, in the case of any such application, certificate or report, any document required by any provision of this Indenture or the other Operative Documents to be delivered to the Trustee, the Collateral Agent or the Slot Trustee as a condition of the granting of such application or as evidence of such compliance may be received by the Trustee, the Collateral Agent or the Slot Trustee as conclusive evidence of any statement therein contained and shall be full warrant, authority and protection to the Trustee, the Collateral Agent or the Slot Trustee acting on the faith thereof.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements or opinions or other instruments under this Indenture or any other Operative Document he may, but need not, consolidate such instruments into one.

     Section 11.6  Rules By Trustee, Paying Agent, Registrar.
                   -----------------------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Tender Agent may make reasonable rules for their respective functions.

     Section 11.7  Holidays.
                   --------

     In the event that any date for the payment of any amount due hereunder shall not be a Business Day, then (notwithstanding any other provision of this Indenture) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest or Special Interest, if any, shall accrue from such due date to and including the next succeeding Business Day.

     Section 11.8  Governing Law; Waiver of Jury Trial.
                   -----------------------------------

     (a) The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflict of laws.

     (b) The Company and the Trustee each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Indenture. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     Section 11.9  No Adverse Interpretation of Other Agreements.
                   ---------------------------------------------

     This Indenture may not be used to interpret any agreement of the Company or any of its Subsidiaries which is unrelated to this Indenture, the Securities or the other Operative Documents. Any such agreement may not be used to interpret this Indenture.

     Section 11.10  No Recourse Against Others.
                    --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 11.11  Benefits of Indenture and the Securities Restricted.
                    ---------------------------------------------------

     Subject to the provisions of Section 11.12 hereof, nothing in this Indenture or the Securities, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions, subject to Section 11.12 hereof, being for the sole benefit of the parties hereto and of the Holders.

     Section 11.12  Successors and Assigns.
                    ----------------------

     This Indenture and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Trustee hereunder, inure to the benefit of the Trustee, the Holders, and their respective successors and assigns. Any assignment in violation of this Agreement shall be null and void ab initio.

     Section 11.13  Counterpart Originals.
                    ---------------------

     This Indenture may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     Section 11.14  Severability.
                    ------------

     The provisions of this Indenture are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Indenture in any jurisdiction, and a Holder shall have no claim therefor against any party hereto.

     Section 11.15  Rating Agencies.
                    ---------------

     Any reference in this Indenture or in the other Operative Documents to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (each a "rating agency" or an "agency") shall include its successors or successor publishers of its financial ratings, and references to the ratings of any such rating agency shall include comparable ratings in the event of one or more reclassifications of such ratings by such rating agency after the date hereof. In the event that any of such rating agencies shall cease to publish applicable ratings, any provision herein requiring ratings of all of such agencies shall be deemed to require ratings of only the agency or agencies continuing to publish applicable ratings. If all of such agencies cease to publish applicable ratings, any provision herein requiring ratings of any of such agencies shall be deemed to require ratings that are both (a) certified by the Company in an Officers' Certificate to be equivalent to the ratings of such agency or agencies and (b) reasonably satisfactory to the Trustee or the Collateral Agent.

     Section 11.16  Effect of Headings.
                    ------------------

     The Article and Section headings and the Table of Contents contained in this Indenture have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Indenture.

                                  ARTICLE 12.

                             RELEASE OF COLLATERAL

     Section 12.1   Release of Collateral.
                    ---------------------

     The Collateral and the Pledged Collateral securing the obligations evidenced by the Securities shall be subject to release from the Lien of this Indenture and the other Operative Documents from and to the extent provided by the Operative Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              TRANS WORLD AIRLINES, INC,

                              By:/s/ Michael J. Lichty
                                 ----------------------------------------
                              Name: Michael J. Lichty
                                   --------------------------------------
                              Title: Vice President Corporate Finance
                                    -------------------------------------

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                              as Trustee

                              By:/s/ Nancy M. Dahl
                                 ----------------------------------
                              Name: Nancy M. Dahl
                                   --------------------------------
                              Title: Vice President
                                    -------------------------------

                             DEFINITIONS APPENDIX

                                  Appendix I

                           To the Indenture between
                          Trans World Airlines, Inc.
                                      and
             First Security Bank, National Association, as Trustee
                         dated as of December 9, 1997
            for the Company's 11 1/2% Senior Secured Notes due 2004
                     and the Pledge and Security Agreement
                         dated an even date therewith

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----
SECTION 1.  DEFINITIONS.........................................    1
               Acquired Indebtedness............................    1
               Acquired Securities..............................    1
               Acquired Slot Trust Agreement....................    1
               Acquired Slots...................................    1
               Additional Acquired Slots........................    1
               Additional Assets................................    1
               Affiliate........................................    1
               Agent............................................    2
               Aircraft Acquisition Debt........................    2
               Applicable Percentage............................    2
               Applicable Premium...............................    2
               Appraised Value..................................    2
               Asset Disposition................................    4
               Attributable Debt................................    5
               Average Life.....................................    5
               Bankruptcy Law...................................    5
               Beneficial Interest..............................    5
               Beneficial Interest Certificate..................    5
               Board of Directors...............................    5
               Business Day.....................................    5
               Capital Lease Obligations........................    5
               Capital Stock....................................    6
               Capital Units....................................    6
               Cash Collateral..................................    6
               Certifying Officer...............................    6
               Change in Control................................    6
               Code.............................................    7
               Collateral.......................................    7
               Collateral Agent.................................    7
               Common Stock.....................................    7
               Company..........................................    7
               Company Appraiser................................    7
               Company Appraiser's Certificate..................    7
               Consolidated Coverage Ratio......................    7
               Consolidated Fixed Charges.......................    9
               Consolidated Interest Expense....................    9
               Consolidated Net Income..........................    9
               Consolidated Net Worth...........................   10
               Corporate Trust Office...........................   10
               Currency Agreement...............................   10
               Custodian........................................   11

                                      (i)

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

                                                                 Page
                                                                 ----
               Declaration......................................   11
               Deed of Conveyance...............................   11
               Default..........................................   11
               Definitions Appendix.............................   11
               Designated Locations.............................   11
               Dispute Threshold................................   12
               Disqualified Stock...............................   12
               EBITDA...........................................   13
               ERISA............................................   13
               Event of Default.................................   13
               Event of Loss....................................   13
               Exchange Act.....................................   14
               Existing L-1011/747 Spare Parts..................   14
               Expendables......................................   14
               FAA..............................................   14
               FAA Slot Regulations.............................   14
               Fair Market Value................................   14
               Federal Aviation Act.............................   15
               Fuel Protection Agreements.......................   15
               GAAP.............................................   15
               Global Security..................................   15
               Guarantee........................................   15
               Hedging Obligations..............................   16
               Holder...........................................   16
               Holder of Securities.............................   16
               Securityholder...................................   16
               Noteholder.......................................   16
               Incur............................................   16
               Indebtedness.....................................   16
               Indenture........................................   17
               Indenture Discharge Date.........................   17
               Indenture Trustee................................   17
               Independent Appraiser............................   17
               Independent Appraiser's Certificate..............   17
               Interest Escrow Account..........................   18
               Interest Payment Date............................   18
               Interest Rate Agreement..........................   18
               Inventory Control System.........................   18
               Investment.......................................   19
               Investment Security..............................   19
               Issue Date.......................................   19
               Legal Holiday....................................   19
               Lien.............................................   20
               Liquidation Value................................   20

                                     (ii)

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

                                                                  Page
                                                                  ----
               Maintenance Ratio................................   20
               Master Sub-License Agreement.....................   20
               NASDAQ National Market...........................   20
               Net Available Cash...............................   20
               Net Cash Proceeds................................   21
               Non-Slot Collateral..............................   21
               Note Pledge Agreement............................   21
               Notes............................................   21
               Obligations......................................   21
               Offer to Purchase................................   21
               Officer..........................................   23
               Officers' Certificate............................   23
               Operative Collateral.............................   23
               Operative Documents..............................   23
               Opinion of Counsel...............................   23
               Ordinary Course..................................   23
               Ordinary Course Of Business......................   23
               Original Issue Date..............................   23
               Outstanding or outstanding.......................   24
               Paying Agent.....................................   24
               Payment Date.....................................   24
               Payments.........................................   24
               Permitted Collateral Liens.......................   24
               Permitted Investment.............................   24
               Permitted Liens..................................   25
               Permitted Substitutes............................   27
               Person...........................................   27
               Pipeline Spares..................................   27
               Pledge Agreement.................................   27
               Pledged Collateral...............................   27
               Pledged Parts Threshold..........................   27
               Pledged Securities...............................   28
               Pledged Spare Parts..............................   28
               Preconditions....................................   29
               Preferred Stock..................................   29
               Primary Locations................................   29
               principal........................................   29
               Prior Third Party License........................   29
               Property.........................................   29
               Public Equity Offering...........................   29
               Receivables......................................   29
               Record Date......................................   29
               Redemption Date..................................   29
               Refinance........................................   29

                                     (iii)

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

                                                                 Page
                                                                 ----
               Refinancing Indebtedness.........................   29
               Register.........................................   30
               Registrar........................................   30
               Registration Rights Agreement....................   30
               Remaining Term...................................   30
               Request..........................................   30
               Required Holders.................................   30
               Restricted Payment...............................   30
               Restricted Subsidiary............................   31
               Sale/Leaseback Transaction.......................   31
               SEC..............................................   31
               Securities.......................................   31
               Securities Act...................................   31
               Security Interest................................   31
               Security Ratio...................................   31
               Senior Indebtedness..............................   32
               Significant Subsidiary...........................   32
               Slot.............................................   32
               Slot Collateral..................................   32
               Slot Trade.......................................   32
               Slot Trust.......................................   33
               Slot Trust Assets................................   33
               Slot Trustee.....................................   33
               Spare Parts......................................   33
               Special Interest.................................   33
               Special Record Date..............................   33
               Stated Maturity..................................   33
               Sublease.........................................   33
               Sub-License......................................   33
               Subordinated Obligation..........................   33
               Subsequent Deed of Conveyance....................   33
               Subsidiary.......................................   34
               Subsidiary Guaranty..............................   34
               Substitution Requirements........................   34
               Supplemental Pledge Agreement....................   37
               Temporary Cash Collateral........................   37
               Temporary Cash Investments.......................   37
               Tender...........................................   38
               Third-Party Appraiser............................   38
               Third-Party License..............................   38
               TIA..............................................   38
               Title 14.........................................   38
               Trading Day......................................   38
               Treasury Rate....................................   38

                                     (iv)

                              TABLE OF CONTENTS
                              -----------------
                                  (Continued)

                                                                 Page
                                                                 ----
               Trust Officer....................................   38
               Trustee..........................................   38
               Trustee Appraiser................................   39
               Trustee Appraiser's Certificate..................   39
               TWA..............................................   39
               U.S. or United States............................   39
               U.S. Government Obligations......................   39
               Unrestricted Subsidiary..........................   39
               Voting Stock.....................................   39
               Wholly Owned Subsidiary..........................   39

SECTION 2.  RULES OF CONSTRUCTION...............................   39

                                      (v)

                             DEFINITIONS APPENDIX

SECTION 1. DEFINITIONS. Unless the context otherwise requires, each of the terms included in Section 1(A) and referred to in Section 1(B) shall have the respective meanings given in Section 1(A) or in the definitions referred to in
Section 1(B) for all purposes of the Indenture, the Pledge Agreement, the Note Pledge Agreement, the Acquired Slot Trust Agreement and the Master Sub-License Agreement (including this appendix and any other exhibits or schedules to any thereof) and of such other agreements as may incorporate this appendix by reference except as otherwise specifically provided herein or therein.

A.   TERMS DEFINED IN APPENDIX

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

     "Acquired Securities" means Outstanding Securities acquired by the Company or any Affiliate of the Company (other than Initial Securities acquired in exchange for Private Exchange Securities or Exchange Securities, as such terms are defined in the Indenture).

     "Acquired Slot Trust Agreement" means the Acquired Slot Trust Agreement Declaration of Trust, dated as of December 9, 1997, between the Company and the Slot Trustee.

     "Acquired Slots" means all Slots assigned, transferred and conveyed by the Company to the Slot Trust pursuant to the Deed of Conveyance, and all Additional Acquired Slots acquired by the Slot Trustee thereafter but shall not include any Acquired Slots which shall have been released from the Slot Trust as permitted under the Master Sub-License Agreement (unless later reassigned, retransferred and reconveyed to the Slot Trust).

     "Additional Acquired Slots" means all Slots which may subsequently be designated by the Company from time to time as Acquired Slots which are assigned, transferred and conveyed by the Company to the Slot Trust pursuant to one or more Subsequent Deeds of Conveyance.

     "Additional Assets" means (i) any property or assets utilized in the airline business or any business that is substantially related, ancillary or complementary thereto (including an Investment in any Person engaged in any such business); (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of

Sections 4.3, 4.19 and 4.20 of the Indenture only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying
Agent.

     "Aircraft Acquisition Debt" means Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in connection with an acquisition of aircraft, related engines or spare engines, spare parts or other related equipment (including ground equipment) which Indebtedness either constitutes all or part of the purchase price thereof, or is Incurred prior to, at the time of or within one year after the acquisition thereof for the purpose of financing or refinancing part of the purchase price thereof, and which equipment was not owned by the Company or a Restricted Subsidiary of the Company prior to such purchase; provided, however, that in either case the proportion (expressed as a percentage) of such Indebtedness to the purchase price or Appraised Value of such equipment at the time of such financing does not exceed 90% (except that the foregoing limitation shall not apply to aircraft under order or option on the Issue Date for which vendor financing (including by way of vendor guarantee) is initially obtained).

     "Applicable Percentage" means (i) with respect to any amendment, supplement or waiver of the Indenture or any other Operative Document that would (A) terminate the Lien of the Pledge Agreement with respect to any Collateral or the Note Pledge Agreement with respect to the Pledged Collateral or permit the release of any Collateral or Pledged Collateral (other than releases permitted by the applicable Operative Document, which releases shall not require any consent of the Holders) or permit the creation of any Lien on any Collateral (other than Permitted Collateral Liens) or Pledged Collateral, (B) increase the aggregate principal amount of Securities that may be issued under the Indenture or (C) modify this definition, 66 2/3%, and (ii) otherwise, a majority.

     "Applicable Premium" means, with respect to a Note at any redemption or repurchase date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value on such redemption or repurchase date of the principal amount of such Note plus all required interest and Special Interest payments due on such Note through its Stated Maturity, such present value computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note.

     "Appraised Value" means the fair market sale value as of a specified date of the appraised assets that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by an Independent Appraiser; provided, however, that with respect to any Collateral or
                       --------  -------
Acquired Slots or Permitted Substitutes (except Cash Collateral), at any time, "Appraised Value" shall mean:

     (a) Liquidation Value as determined by and as of the date set forth in a Company Appraiser's Certificate, as adjusted by the factors set forth in paragraph (b) of this definition and by the procedure set forth in paragraph (c) of this definition.

     (b) (i) In the case of any Operative Collateral being released in connection with any of the following events or transactions with respect to which Operative Collateral or Slots are being furnished as a Permitted
Substitute: the Liquidation Value of any such Collateral (A) to be released upon an Event of Loss in respect of which insurance proceeds or proceeds of a condemnation or other taking are payable (or in the case of insurance proceeds would be payable if all insurance required by the Pledge Agreement were in effect) shall be the Fair Market Value of such Collateral; (B) to be released upon a sale thereof, shall be the Fair Market Value of such Collateral; and (C) to be released upon a deemed sale thereof described in Section 4.04(c) of the Pledge Agreement, shall be the Fair Market Value of such Collateral (each as determined and adjusted under paragraph (c) of this definition); provided, however, that if, upon any Event of Loss with respect to any Operative Collateral which Operative Collateral is being released in connection with an Event of Loss not described in clause (b)(i)(A), above, the Company shall receive any payment, recovery or other proceeds in excess of the Liquidation Value of such Operative Collateral, the Liquidation Value of such Collateral to be released shall be increased by an amount equal to such excess, but not exceeding the Fair Market Value of such Collateral.

          (ii) In the case of any Operative Collateral or Slots being furnished as a Permitted Substitute for Operative Collateral the Liquidation Value of which has been adjusted under subparagraph (b)(i)(A), (B) or (C), above: the Liquidation Value of such Permitted Substitute (to the extent so substituted) shall be its Fair Market Value.

     (c) Whenever such Company Appraiser's Certificate is filed with the Indenture Trustee:

          (i) the Trustee shall have the right at the Company's expense and within the times set forth in Section 4.13(b) of the Pledge Agreement to obtain a Trustee Appraiser's Certificate with respect to any or all assets (or if the Trustee Appraiser determines that any assets are more appropriately valued as a group, groups of assets) valued by the Company Appraiser's Certificate;

           (ii) the average of the Liquidation Values of each such asset or group of assets specified in the Company Appraiser's Certificate and the Trustee Appraiser's Certificate shall be the Appraised Value of such asset or group unless the difference between the Liquidation Values specified for any such asset or group exceeds the Dispute Threshold; and

           (iii) if the difference between such Liquidation Values specified for any such asset or group exceeds the Dispute Threshold, the Company Appraiser and the Trustee Appraiser shall select the Third Party Appraiser, whose determination of the Liquidation Value of such asset or group of assets shall be the Appraised Value of such asset or group.

     (d)  Notwithstanding the foregoing:

          (i) "Appraised Value" means the amount thereof when applied to cash and the bid price therefor (as reported in the then-most-current issue of The Wall Street Journal or, if not so reported, as quoted by a dealer in
     -----------------------
     the Investment Security being valued reasonably acceptable to the Trustee) when applied to Investment Securities;

          (ii) except as expressly provided elsewhere, "Appraised Value" shall be determined currently in the case of cash and Investment Securities and as of a date within 30 days of the date of the applicable substitution or other action in all other cases;

          (iii) any diminution of the proceeds, price or value of Property resulting from any failure of the Company to perform or comply with any condition, covenant, representation, warranty, or undertaking in the Indenture or any Operative Document shall be disregarded in determining the value of any Collateral or Acquired Slot to be released; and

          (iv) references in this and related definitions and provisions of the Operative Documents to the price upon any sale or deemed sale of any Collateral or Acquired Slot shall be equal to the full consideration therefor, whether in cash or in value received or to be received, directly or indirectly, by the Company, its Affiliates or Persons having other contractual relationships with the Company or its Affiliates.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) sales of aircraft, engines and related equipment (and leasehold interests therein) and any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary; provided that "Asset Disposition" shall not include (A) any sale, lease, transfer or other disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) any sale, lease, transfer or other disposition that constitutes a Restricted Payment permitted by Section 4.3 of the Indenture, (C) any sale, lease, transfer or other disposition of (i) inventory, (ii) Receivables or (iii) other current assets in the ordinary course of business, (D) any sale, lease, transfer or other disposition of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute Additional Assets, (E) any sale, lease, transfer or other disposition of the Company's direct or indirect interest in Worldspan, (F) any sale, lease, transfer or other disposition of aircraft and related engines, spare parts and equipment (including ground equipment) or leasehold interests therein which are obsolete or which have been grounded and held for resale or are of a type no longer used by the Company in the ordinary course of business, (G) any Sale/Leaseback Transaction permitted by clause (i) of Section 4.23 of the Indenture, (H) any sale, lease, transfer or other disposition of maintenance bases, hangars and engine shops or (I) any disposition of Collateral or Pledged Collateral permitted by the other Operative Documents.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bankruptcy Law" has the meaning provided in Section 6.1 of the Indenture.

     "Beneficial Interest" means the unit of interest representing the entire beneficial interest in the Slot Trust.

     "Beneficial Interest Certificate" means the certificate in substantially the form of Exhibit B attached to the Acquired Slot Trust Agreement representing the Beneficial Interest issued by the Slot Trustee.

     "Board of Directors" means the Board of Directors of the Company or any committee of such board duly authorized to act in respect of any particular matter.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capital Units" means those Spare Parts which will normally last the life of the aircraft on which they are to be placed, such as spare control surfaces, landing gears, avionic units and engine accessories.

     "Cash Collateral" means cash and/or Investment Securities of the types described in Section 2.01(d),(e) and (g) of the Pledge Agreement deposited or to be deposited with the

Collateral Agent, and may at the Company's election include cash held by the Trustee as additional Collateral under Section 5.05 of the Pledge Agreement.

     "Certifying Officer" means an Officer or an assistant secretary of the Company.

     "Change in Control" means the occurrence of any of the following events:
(i) any person (including any entity or group deemed to be a "person" under Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) is or becomes the direct or indirect beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of shares of the Company's Capital Stock representing greater than 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote in the election of directors of the Company under ordinary circumstances or to elect a majority of the Board of Directors of the Company, (ii) the Person then constituting the "Company" under the Indenture sells, transfers or otherwise disposes of all or substantially all of its assets, (regardless of whether such Person thereupon ceases to constitute the "Company" under the Indenture pursuant to Section 5.2 thereof), (iii) when, during any period of 12 consecutive months after the date of original issuance of the Securities, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of majority of the directors still in office entitled to vote with respect to such nomination who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any of the individuals who at the beginning of such 12-month period constituted such Board but who ceased to be a member of the Board pursuant to the Company's mandatory retirement policy as in effect as of the Issue Date), cease for any reason to constitute a majority of the Board of Directors then in office or (iv) the date of the consummation of the merger or consolidation of the Person then constituting the "Company" under the Indenture with another corporation where the stockholders of such Person, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where members of the Board of Directors of the Person then constituting the "Company" under the Indenture, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning specified in Section 2.01 of the Pledge Agreement (or when used with respect to Property which is to become a Permitted Substitute, such Property).

     "Collateral Agent" means the Trustee acting in the capacity of collateral agent on behalf of the Holders under the Pledge Agreement.

     "Common Stock" includes any stock of any class of the Company which has no preference in respect to dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     "Company" means the party named as such in the Indenture or any obligor on the Securities until a successor replaces it pursuant to the Indenture and thereafter means the successor.

     "Company Appraiser" means an Independent Appraiser selected by the Company.

     "Company Appraiser's Certificate" means an Independent Appraiser's Certificate signed by a Company Appraiser.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been made publicly available to (ii) Consolidated Fixed Charges for such four fiscal quarters; provided, however, that

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Fixed Charges for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period,

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such disposition),

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of one year).

     "Consolidated Fixed Charges" means, for any period, the sum of (i) the Consolidated Interest Expense for such period plus (ii) dividends declared during such period with respect to Preferred Stock that is Disqualified Stock.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (other than in respect of the Notes), (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) interest incurred in connection with Investments in discontinued operations, (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

           (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

           (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

           (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

           (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

           (v)   extraordinary, unusual and non-recurring gains or losses; and

           (vi) the cumulative effect of a change in accounting principles since the Issue Date.

     Notwithstanding the foregoing, for the purposes of Section 4.3 of the Indenture only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenants pursuant to clause (a)(3)(C) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) only to the extent otherwise included in the amount specified in clauses (i), (ii) or (iii) of this definition, any amounts attributable to Disqualified Stock.

     "Corporate Trust Office" when used with respect to the Trustee means the office of the Trustee at which at any particular time its corporate trust business is administered and which, at the Issue Date, is located at First Security Bank, National Association, as Trustee, 79 South Main Street, Salt Lake City, UT 84117, Attention: Corporate Trust Services.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary designed to protect such Person against fluctuations in currency values and not for the purpose of speculation.

     "Custodian" has the meaning provided in Section 6.1 of the Indenture.

     "Declaration" means the Acquired Slot Trust Agreement Declaration of Trust between the Company and the Slot Trustee dated as of December 9, 1997.

     "Deed of Conveyance" is defined in Section 3.01 of the Declaration.

     "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     "Definitions Appendix" means the Definitions Appendix attached as Appendix I to the Indenture and the Pledge Agreement and constituting a part of the Indenture and each Operative Document.

     "Designated Locations" means the locations in the U.S. designated from time to time by the Company at which the Pledged Spare Parts are located; provided that Designated Locations (i) shall at all times include the four (or, after the Designated Location Release Date (as defined below) the one or two) locations in the U.S. at which are located the Company's highest dollar value of Spare Parts that may be pledged under the Pledge Agreement (such four or one or two locations, as the case may be, shall be referred to as the "Primary Locations"), and (ii) shall at no time exclude locations at which are located inventories of Spare Parts which are materially and disproportionally newer or more valuable (or as shown in the Inventory Control System, more active), in light of the aircraft types on which Spare Parts may be used, than the Pledged Spare Parts. The Designated Locations and the Primary Locations initially shall be the facilities of the Company set forth on Schedule 1 to the Pledge Agreement.

     Following the initial designation by the Company of Designated Locations and so long as the Pledged Parts Threshold is maintained, a non-Designated Location may become a Designated Location: (i) if such non-Designated Location becomes a Primary Location, provided that upon such non-Designated Location becoming a Primary Location, the Designated Location previously designated a Primary Location with the fourth highest dollar value of Pledged Spare Parts (based on the aggregate values of such Pledged Spare Parts as reflected on the Inventory Control System at the time such non-Designated Location is to become a Designated Location) shall, at the election of the Company, cease to be a Primary Location but shall not cease to be a Designated Location unless such cessation (x) is permitted by clause (ii) of the preceding paragraph and (y) shall not cause the Company to fail to maintain the Pledged Parts Threshold; provided that if such cessation is prevented under clauses (x) or (y) of this paragraph, the Company at its election may cause any other single Designated Location with a lower dollar value of Pledged Spare Parts than that of such previously designated Primary Location and whose cessation as a Designated Location would not be prevented under said clause (x) or (y) to cease to be a Designated Location; provided further that neither such previously designated Primary Location nor any other Designated Location may thereafter cease to be a Designated Location except as permitted under this paragraph upon some additional non-Designated Location becoming a Primary Location or as permitted under the last paragraph of this definition; and (ii) for the purpose of using the Spare Parts at such location as Permitted Substitutes, complying with clauses (i) or (ii) of the preceding paragraph, maintaining the Pledged Parts Threshold or otherwise. In the case of a Designated Location (which is not a Primary Location) becoming a Primary Location, the Primary Location with the fourth highest dollar value of Pledged Spare Parts (based on the aggregate values of such Pledged Spare Parts as reflected on the Inventory Control System at the time such Spare Parts become subject to the Lien of the Pledge Agreement) shall cease to be a Primary Location, but shall continue to be a Designated Location.

     At such time as the aggregate principal amount of the Securities Outstanding has been reduced to $60,000,000, the Company will be entitled to reduce the number of Designated Locations to the one or two locations in the U.S. at which are located the Company's highest dollar value of Pledged Spare Parts (based on the aggregate values of such Pledged Spare Parts as reflected on the Inventory Control System as of the Designated Location Release Date). The reduction of Designated Locations referred to in the immediately preceding sentence will occur on the first date (the "Designated Location Release Date"), on or after such reduction of such principal amount of Securities, when (i) after giving effect to such release, the ratio of the aggregate Fair Market Value of the Pledged Spare Parts at such remaining Designated Location or Locations (based on a Company Appraiser's Certificate) to the aggregate principal amount of the Securities Outstanding (less Cash Collateral), would equal or exceed 2.5 to 1 and (ii) the applicable Preconditions have been satisfied. Upon Request by the Company, payment by the

Company of the Collateral Agent's costs (including reasonable legal fees and disbursements) incurred in complying with such Request and satisfaction of all the conditions in the immediately preceding sentence, the Collateral Agent shall release from the Lien of the Pledge Agreement, assign and transfer to the Company or its designee at any time, all the right, title and interest of the Collateral Agent in and to any Operative Collateral that is located at any locations other than such one or two remaining Designated Locations.

     "Dispute Threshold" means a difference in the valuation set forth in a Company Appraiser's Certificate and in a Trustee Appraiser's Certificate of more than (a) $5,000,000 or (b) twenty percent (20%) of the lower of the two valuations.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the first anniversary of the Stated Maturity of the Notes, (ii) is convertible or exchangeable for Indebtedness with a Stated Maturity prior to the first anniversary of the Stated Maturity of the Notes or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or "asset disposition" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "change of control" or "asset disposition" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions under Sections 4.15 and 4.19, respectively, of the Indenture.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (c) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (d) all other noncash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time

     "Event of Default" is defined in Section 6.1 of the Indenture.

     "Event of Loss" means (a) with respect to Pledged Spare Parts: a single occurrence of any of the following events with respect to any portion of the Pledged Spare Parts having an Appraised Value of five percent (5%) or greater of the total Appraised Value of such Pledged Spare Parts: (i) the loss of any such portion of the Pledged Spare Parts or the use thereof due to destruction, damage beyond repair or rendition of any such portion of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever; (ii) any damage to any such portion of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to any such portion of the Pledged Spare Parts on the basis of an actual or constructive loss; (iii) the loss of possession of any such portion of the Pledged Spare Parts by the Company for ninety (90) consecutive days as a result of the theft or disappearance of any such portion of the Pledged Spare Parts; (iv) the loss of possession of any such portion of the Pledged Spare Parts by the Company for one hundred and twenty (120) consecutive days as a result of the condemnation, confiscation, seizure or requisition for use of any such portion of the Pledged Spare Parts by the United States Government or any instrumentality or agency thereof; or (v) the institution of bankruptcy, insolvency or similar proceedings with respect to a sublessee of any such portion of the Pledged Spare Parts and the inability of the Company, as a result thereof, to repossess any such portion of the Pledged Spare Parts within one hundred and eighty (180) days following a failure by such sublessee to pay the rent due under the applicable sublease; and (b) with respect to Acquired Slots: (i) the loss of any Acquired Slot resulting from the withdrawal from the Company or the Slot Trust of any such Acquired Slot by the United States Government or any instrumentality or agency thereof for any reason, including, but not limited to, violation of the requirements for usage set forth in Section 93.227 of Title 14, international operations, essential air services (as defined by the Department of Transportation of the U.S.), operational needs or elimination of Slots; (ii) the institution of bankruptcy, insolvency or similar proceedings with respect to a third party sub-licensee possessing the right to use any Acquired Slot pursuant to a Third Party License, Prior Third Party License (as defined in the Declaration), or Slot Trade and the inability of the Slot Trust, as a result thereof, to reacquire the right to use any such Acquired Slot within thirty (30) days after the rejection of such Third Party License, Prior Third Party License or Slot Trade; (iii) the repeal of the right to transfer Slots set forth in section 93.221 of Title 14; or (iv) the imposition of any law, rule or regulation prohibiting or restricting in any respect materially adverse to the Holders of the Securities the ability of the Slot Trust to hold, sell or otherwise transfer the right to hold or use Slots.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing L-1011/747 Spare Parts" means Spare Parts owned by the Company on the Issue Date which are appropriate for use on Lockheed L-1011 or Boeing 747 model airframe types and which are specific to such airframes because of their non-compatibility with other types of airframes.

     "Expendables" means those Spare Parts which are used (consumed) in the Company's routine operations and are generally items which either are used only once and then discarded or are held in inventory until such time as they are designated as Pipeline Spares, and include aircraft and airframe parts, such as blades, gears and panels, and general hardware items such as gaskets, light bulbs, raw metal stock and fabric.

     "FAA" means the Federal Aviation Administration or similar regulatory authority established to replace it.

     "FAA Slot Regulations" is defined in Section 7.01(b)(i) of the Master Sub-License Agreement.

     "Fair Market Value" (a) means with respect to any Collateral, or Acquired Slots or Permitted Substitutes, at any time, the fair market value (on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction) as determined by and as of the date set forth in a Company Appraiser's Certificate; provided that (i) the Fair Market Value of cash and Investment Securities shall be equal to their Appraised Value, (ii) the Fair Market Value of any Collateral that has been the subject of a condemnation or similar taking, or of a contemporaneous sale thereof to a third party occurring under the same circumstances as such hypothetical sale, shall equal the amount of all proceeds of such condemnation or taking (assuming reasonable efforts to achieve a fair recovery) net of reasonable expenses of obtaining the same or, in the case of such a sale, the sale price net of all reasonable expenses incurred in connection therewith, and (iii) the determination of Fair Market Value will be subject to the procedures governing determinations of Appraised Value set forth in paragraph (c) and the provisions of paragraph (d) of the definition thereof; provided that the Company Appraisers
                                            --------
Certificate (x) for purposes of the Substitution Requirements for Acquired Slots or for the reduction of Designated Locations pursuant to the last paragraph of the definition thereof, may be up to twenty (20) months old, and (y) for purposes of the release of Acquired Slots upon partial prepayment under Section 6.02(b) of the Master Sub-License Agreement, may be up to twelve (12) months old, in the case of each of (x) and (y) only if such Company Appraiser's Certificate is accompanied by an Officers' Certificate described in clause (ii) of the definition of the term "Preconditions".

     "Federal Aviation Act" means Title 49 of the United States Code, "Transportation," as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof. In the event there is enacted any legislation replacing, modifying or repealing, in whole or in part, the Federal Aviation Act, then the term "certificated," when used with reference to the Federal Aviation Act or any particular provision thereof, shall mean authorized to provide, or not prohibited from providing, air transportation services.

     "Fuel Protection Agreements" means in respect to a Person any fuel protection agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in market prices of aircraft fuels and not for the purpose of speculation.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Exhibit 1 to the Rule 144A/Regulation S Appendix to the Indenture.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement condition or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Fuel Protection Agreement or Currency Agreement.

     "Holder", "Holder of Securities", "Securityholder" or "Noteholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness. Neither the accrual of interest, the accretion of original issue discount or fluctuations in exchange rates of currencies shall be considered an Incurrence of Indebtedness. Any change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii)   all Capital Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi)   all obligations of the type referred to in clauses (i) through
     (v) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii)  all obligations of the type referred to in clauses (i) through
     (vi) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, shall be the maximum principal amount thereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with

GAAP and (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.

     "Indenture" means the Indenture dated as of December 9, 1997, between the Company and the Trustee under which the Securities are issued, as amended or supplemented from time to time.

     "Indenture Discharge Date" means the date of the effectiveness of the termination of the Company's obligations under the Indenture pursuant to Section 8.1(a) or (b) thereof.

     "Indenture Trustee" means the Trustee.

     "Independent Appraiser" means a Person (i) engaged in a business which includes appraising aircraft and assets and rights related to the operation and maintenance of aircraft from time to time and (ii) who (a) is in fact independent of the parties to the transaction in question and their Affiliate;
(b) does not have any direct financial interest or any material indirect financial interest in the Company or any of the Restricted Subsidiaries or any of their respective Affiliates and (c) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, promoter, underwriter, trustee, partner or person performing similar functions.

     "Independent Appraiser's Certificate'" means a certificate signed by an Independent Appraiser and delivered to the Trustee, the Collateral Agent and/or the Slot Trustee pursuant to the Indenture or the applicable Operative Document, which shall include the statements provided for in Section 11.05 of the Indenture if and to the extent required by the provisions thereof.

     "Interest Escrow Account" means an account established with the Trustee pursuant to the terms of the Note Pledge Agreement for the deposit of cash and/or the Pledged Securities purchased by the Company with a portion of the net proceeds from the Offering.

     "Interest Payment Date" means June 15 and December 15 of each year during which any Security is Outstanding (commencing June 15, 1998) and the date on which the Securities mature, if different.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates and not for the purpose of speculation.

     "Inventory Control System" means the method in effect on the Issue Date by which the Company tracks and values its inventory of Expendables and Pipeline Spares. On the Issue Date, the Inventory Control System valued Expendables and Pipeline Spares in accordance with the Company's standard pricing method, pursuant to which units of Expendables or Pipeline Spares of a particular type are valued initially at the actual purchase price of such unit ("Standard Cost"), provided, that the existing Standard Cost of a particular type of Expendable or Pipeline Spare is revised by the Company at the end of each month whenever either (a) the actual unit price paid for newly purchased Expendables or Pipeline Spares of such particular type varies twenty percent (20%) more or less than the currently established Standard Cost per unit or (b) the aggregate purchase price of the newly purchased Expendables or Pipeline Spares (i.e., the purchase price per unit multiplied by the quantity of the units purchased) is $500 more or less than the product of the existing Standard Cost per unit and the quantity of units purchased. Capital Units are not included in the Company's Inventory Control System and are tracked and valued in the Company's Maintenance and Operational Cost System. For purposes of the Pledge Agreement, however, the valuation of Capital Units in the Maintenance and Operational Cost System shall be deemed to be included in the Inventory Control System and, on the Issue Date, Capital Units were valued in accordance with the Company's average acquisition pricing method, pursuant to which each type of Capital Unit is valued at the average of the original acquisition cost for such type of Capital Unit at a prior date with no re-evaluation to reflect the actual purchase price of newly purchased Capital Units. The Company's financial statement valuations attributable to Expendables and Pipeline Spares are generated from the Inventory Control System valuations but are not so related in the case of Capital Units. All such factors may be considered by the Independent Appraiser who conducts any valuations with respect to Spare Parts. The value of Existing L-1011/747 Spare Parts set forth or deemed to be set forth in the Inventory Control System has been reduced by 31% of the Standard Cost with respect to such Parts.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of transfer of cash or other property to others or any payment for property or other services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section
4.3 of the Indenture, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Investment Security" means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b) any obligation which is a direct obligation of or guaranteed by any state of the U.S. or any subdivision thereof or any agency of any such state or subdivision, and which has the highest rating published by Moody's Investors Service or Standard & Poor's Corporation; (c) any commercial paper issued by a U.S. obligor and having the highest rating published by Moody's Investors Service or Standard & Poor's Corporation; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Collateral Agent and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers' acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market fund investing solely in securities backed by the full faith and credit of the United States; or (e) repurchase agreements collateralized by any of the foregoing.

     "Issue Date" means the date on which the Securities are originally issued.

     "Legal Holiday" means a Saturday, Sunday or any other day on which banks located in New York City or Salt Lake City, Utah are authorized or obligated by law to remain closed.

     "Lien" means any conveyance in trust, assignment, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Liquidation Value" means with respect to any Collateral or Acquired Slots, or any Operative Collateral or Slots to become Permitted Substitutes, at any time, the value thereof on the basis of a hypothetical individual sale (not an auction or distress sale or a fleet or bulk sale) at arm's length between a willing buyer and a seller who is perceived to be under the compulsion to complete the sale within a period of 15 months.

     "Maintenance and Operational Cost System" means the inventory system used by the Company to track and value Capital Units. Capital Units are valued in accordance with the Company's average acquisition pricing method, pursuant to which each type of Capital Unit is valued at the average of the original acquisition cost for such type of Capital Unit at a prior date with no re-evaluation to reflect the actual purchase price of newly purchased Capital Units. The value of Existing L1011/B747 Spare Parts set forth or deemed to be set forth in the Inventory Control System have been reduced by 31% of the average acquisition price.

     "Maintenance Ratio" means the ratio of (i) the sum of the aggregate Fair Market Values of the Pledged Spare Parts and the Acquired Slots to (ii) the aggregate principal amount of the Securities Outstanding minus the Fair Market Value of any existing Cash Collateral.

     "Master Sub-License Agreement" means the Master Sub-License Agreement dated as of December 9, 1997, between the Slot Trustee and the Company in substantially the form attached as Exhibit C to the Acquired Slot Trust Agreement.

     "NASDAQ National Market" means the National Association of Securities Dealers' Automated Quotation National Market System.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Slot Collateral" means all Collateral other than the Slot Collateral.

     "Note Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of the Indenture, by and between the Trustee and the Company, providing for, among other things, the governing of the disbursement of funds from the Interest Escrow Account.

     "Notes" means the Securities.

     "Obligations" is defined in Section 2.01 of the Pledge Agreement.

     "Offer to Purchase" means an offer to purchase all or a pro rata portion, as the case may be, of the Notes by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date (or, if such day is a Legal

Holiday, on the next subsequent day which is not a Legal Holiday), and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered: provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company shall place such notice in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof; provided further that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Notes to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Note being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Note on the immediately preceding Record Date. A Note repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Note being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Note on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Notes so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the Company shall default in the payment of such purchase price) such Notes shall cease to bear interest. If any Note shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Payment Date at the rate borne by such Note. Any Note which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     "Officer" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate'" means a certificate signed by an Officer and by a Certifying Officer satisfying the requirements of Sections 11.4 and 11.5 of the Indenture.

     "Operative Collateral" means the Pledged Spare Parts and (when used with respect to Permitted Substitutes) Spare Parts which are to become Permitted Substitutes.

     "Operative Documents" means the Deed of Conveyance, the Indenture, the Acquired Slot Trust Agreement, the Master Sub-License Agreement, the Note Pledge Agreement and the Pledge Agreement.

     "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 11.4 and 11.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

     "Ordinary Course" means, when applied to any one or any related group or series of sales, or deemed sales in the case of certain leases or other dispositions of Collateral, including transfers of Pledged Spare Parts from Designated Locations to, or locations at, locations which are not Designated Locations (each a "disposition" and collectively "dispositions"), that such disposition or dispositions (as of the date, or if a group or series the last date, thereof) (a) are in the Ordinary Course Of Business and (b) in the case of dispositions of Pledged Spare Parts (in a single transaction or related group or series of transactions as aforesaid), (i) are not dispositions (in such single or related transactions) of Pledged Spare Parts having aggregate value as reflected on the Inventory Control System in excess of $10,000,000, and (ii) are dispositions (in such single or related transactions) which do not occur at a time when the aggregate value of the remaining Pledged Spare Parts as so reflected is less, and which will not cause such aggregate value to be less, than the Pledged Parts Threshold.

     "Ordinary Course Of Business" means (i) in the Company's ordinary course of business and (ii) without limitation of the generality of clause (i), (x) in good faith, (y) for business reasons other than meeting the cash requirements of the Company and its Subsidiaries and (z) not for the purpose of circumventing the provisions of the Operative Documents.

     "Original Issue Date" means with respect to any Note the date such Note is first issued pursuant to the Indenture.

     "Outstanding or outstanding" when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust other than deposits pursuant to Section 8.1 of the Indenture; and

          (c) Notes which have been paid, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.7 of the Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by holders in due course.

     A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Section 2.8 of the Indenture shall be applicable.

     "Paying Agent" has the meaning provided in Section 2.3 of the Indenture, except that for the purposes of Article 8 of the Indenture and any Offer to Purchase, the Paying Agent shall not be the Company.

     "Payment Date" with respect to any Offer to Purchase, has the meaning specified in the definition of Offer to Purchase.

     "Payments" means such monies as the Company shall cause to be delivered to the Trustee or any Paying Agent for the purpose of paying principal, purchase price or redemption price of, or interest on, or Special Interest with respect to, the Notes on any Interest Payment Date, Payment Date, redemption date or acceleration; and "Pay" means paying such monies.

     "Permitted Collateral Liens" means those Liens permitted under Section 4.09 of the Pledge Agreement. "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any time of not more than $1,000,000; (vii) any Investment arising as a result of any Hedging Obligations; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) any Investment to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.19 of the Indenture and (x) Investments in the normal course of business in any Persons the primary business of which is substantially related, ancillary or complementary to the airline business.

     "Permitted Liens" means, with respect to any Person and subject in all cases to any applicable provisions of the Operative Documents,

          (a) Liens existing or securing Indebtedness existing (or for which a written commitment has been made on or prior to the Issue Date) on the Issue Date;

          (b) Liens granted on or after the Issue Date in favor of the holders of the Notes or the Exchange Notes;

          (c) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company by such Restricted Subsidiary;

          (d) Liens for employee wages and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (f) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

          (g) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; provided, however, that such letters of credit do not constitute Indebtedness;

          (h) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (i) any Lien securing Aircraft Acquisition Debt, which Lien is Incurred when such Indebtedness is Incurred and which Lien does not extend to property other than aircraft, related engines or spare engines, spare parts or related equipment (including ground equipment) financed thereby;

          (j) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

          (k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

          (l) Liens securing Hedging Obligations permitted under the Indenture;

          (m) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

          (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (a), (i), (j), (k), and (r); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount, or, if greater, committed amount of the Indebtedness described under clause (a),
     (i), (j), (k), and (r) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

          (o)   Liens with respect to Indebtedness permitted pursuant to clauses
     (b)(5), (b)(12) or (b)(16) of Section 4.17 of the Indenture;

          (p) Liens securing any future interest payable with respect to any Indebtedness on cash and cash equivalents which constituted a portion of the net proceeds to the Company or a Restricted Subsidiary from the issuance of such Indebtedness;

          (q) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

          (r) Liens on Receivables (or on the Capital Stock and assets of any special purpose Subsidiary formed solely for the purpose of effecting a Receivables-based financing transaction) securing Indebtedness permitted under clause (b)(15) of Section 4.17 of the Indenture; and

          (s) any judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged, vacated or reversed or the execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay.

     "Permitted Substitutes" means with respect to (a) Acquired Slots ("old Slots"): Slots ("new Slots"); (b) Pledged Spare Parts: Spare Parts or (prior to the release of all Slots pursuant to Section 4.04(f) of the Pledge Agreement) Slots; and (c) any Collateral or Acquired Slots (if permitted by the Master Sub-License Agreement): cash or Investment Securities; provided, in each case, that the Collateral to be substituted (the "new Collateral") is subject to no Liens except Permitted Collateral Liens, that there has been compliance (to the extent applicable) with Section 4.04(e) of the Pledge Agreement and Section 7.01 of the Master Sub-License Agreement, and that the Appraised Value of the new Collateral or new Slots equals or exceeds the Appraised Value of the old Collateral or old Slots.

     "Person" means any individual, corporation, partnership, limited liability issuer, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pipeline Spares" means certain semi-rotable Spare Parts consisting principally of engine components.

     "Pledge Agreement" means the Pledge and Security Agreement dated as of December 9, 1997, between the Company and the Collateral Agent in substantially the form attached to the Indenture as Exhibit C.

     "Pledged Collateral" has the meaning specified in Section 1 of the Note Pledge Agreement.

     "Pledged Parts Threshold" means an amount, expressed in dollars, equal to 85% of the aggregate value, as reflected in the Inventory Control System as of November 30, 1997, of all Pledged Spare Parts which will be subject to the Lien of the Pledge Agreement on the Issue Date

(established by the Officers' Certificate provided under clause (d) of Section
2.2 of the Indenture), less any reductions in such amount accomplished under
Section 4.04(c) of the Pledge Agreement and paragraph (b) of the Substitution Requirements.

     "Pledged Securities" means the U.S. Government Obligations purchased by the Company with a portion of the net proceeds from the sale of the Notes and deposited in the Interest Escrow Account in accordance with the terms of the Note Pledge Agreement, together with any replacement or substitute securities therefor.

     "Pledged Spare Parts" means the Spare Parts included in the Company's Inventory Control System, now or hereafter owned or acquired by the Company, located at Designated Locations and, except with respect to the Existing L-1011/747 Spare Parts, used or usable on the models of aircraft and engines in the Company's fleet as constituted from time to time while the Securities are outstanding; provided, however, that the term "Pledged Spare Parts" does not include (a) Spare Parts that are installed on an aircraft or engine; (b) Spare Parts leased or sold to the Company by unaffiliated parties under purchase money installment sales or other purchase money financing arrangements or refinancings thereof in each case, as permitted under the Indenture, but only until the Company acquires title to such Spare Parts free of such arrangements or any refinancings thereof at arm's length and with Persons who are not Affiliates of the Company (provided, however, that no financing of Spare Parts shall occur if the aggregate value of Pledged Spare Parts as reflected on the Inventory Control System is less than the Pledged Parts Threshold); and (c) Spare Parts leased to, loaned to or held on consignment by, the Company. The Pledged Spare Parts on the Issue Date include, without limitation, Expendables, Pipeline Spares and Capital Units. Except as provided in the Pledge Agreement, particular Pledged Spare Parts will cease to be Pledged Spare Parts if disposed of in the Ordinary Course.

     "Preconditions" (quoted terms herein below being defined only for purposes of this definition), when applied to releases of Collateral or Acquired Slots under Section 4.04(f) of the Pledge Agreement or Section 6.02(b) of the Master Sub-License Agreement ("releases") or to the reduction of Designated Locations pursuant to the last paragraph of the definition thereof (the "Reduction"), means (i) no Event of Default, no Default pursuant to Section 6.1(a), (e), (f),
(h), (i) or (j) of the Indenture has occurred and is continuing or will result therefrom, and the Company so certifies to the Trustee in an Officers' Certificate, (ii) the Company has delivered an Officers' Certificate to the Indenture Trustee, the Collateral Agent (in the case of the Reduction, a release of Collateral pursuant to Section 4.04(f) of the Pledge Agreement or a determination of Substitution Requirements with respect to any Event of Loss) and the Slot Trustee (in the case of a release of Collateral pursuant to Section 6.02(b) of the Master Sub-License Agreement or a determination of Substitution Requirements with respect to any Event of Loss, or sale, with respect to an Acquired Slot) certifying that the Company complies with the Security Ratio requirements set forth in the definition thereof or, with respect to the Reduction, the ratio set forth in the last paragraph of the definitions of "Designated Locations", assuming, in each case, that the definition of "Fair Market Value" was "with respect to any Collateral or Acquired Slots, the fair market value (on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction) as determined by and as of the date set forth in an Officers' Certificate", and
(iii) the Company has complied with any applicable requirements of the TIA.

     "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Primary Locations" is defined in the definition of Designated Locations.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Prior Third Party License" means a Third Party License in effect on the Issue Date and listed on Schedule II to the Declaration.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, present or future, or tangible or intangible.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Receivables" means accounts receivables, chattel paper, instruments, documents or general intangibles evidencing or relating to the right to payment of money and other similar assets, in each case, relating to such receivables, including any interest in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

     "Record Date" means the fifteenth (15th) day preceding any Interest Payment Date or Redemption Date, whether or not a Business Day.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture and such Security.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange for, such indebtedness. "Refinanced" or "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x)

Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Register" has the meaning provided in Section 2.3 of the Indenture.

     "Registrar" has the meaning provided in Section 2.3 of the Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 9, 1997, among the Company, Lazard Freres & Co. LLC and PaineWebber Incorporated.

     "Remaining Term" means, with respect to any Acquired Slot (or any Slot to be used as a Permitted Substitute), the period of time remaining from the date of calculation until expiration of the term (including any possible renewal term) of the Third Party License or Slot Trade with respect to such Slot as to which the Company is committed (including any time of commitment prior to the commencement of the term of such Third Party License or Slot Trade).

     "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 11.4 of the Indenture.

     "Required Holders" means from time to time the Holders of the Applicable Percentage in principal amount of the Notes then Outstanding.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary and other than pro rata purchases, redemptions, acquisitions or retirements made by a Subsidiary that is not a Wholly-Owned Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment). Any purchase or redemption of Capital Stock by an employee stock ownership or benefit plan shall not constitute a Restricted Payment except to the extent, if any, that such purchase or redemption is financed by the Company or its Restricted Subsidiaries.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

     "Securities" means the "Securities" (as defined in the Indenture), as amended or supplemented from time to time, that are issued under the Indenture.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Interest" means the Lien granted to the Collateral Agent by the Company pursuant to the Pledge Agreement in all of the Company's right, title and interest in and to the Collateral.

     "Security Ratio" means for purposes of determining the Company's obligations in the case of an Event of Loss or a sale, deemed sale, disposition, or release of Collateral (collectively for the purposes of this definition, "disposition"), a fraction (i) the numerator of which is the sum of the aggregate Fair Market Value of the Pledged Spare Parts and Acquired Slots remaining or to be remaining after such disposition and (ii) the denominator of which is the aggregate principal amount of the Securities Outstanding minus the
                                                                      -----
Fair Market Value of the existing Cash Collateral, which fraction, for purposes of the Substitution Requirements, Section 6.02(b) of the Master Sub-License Agreement and Section 4.04(f) of the Pledge Agreement shall be at least 2.0 over 1.

     "Senior Indebtedness" of any Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary which is a Significant Subsidiary within the meaning of Article I of Regulation S-X under the Exchange Act.

     "Slot" means all of the rights, titles, interests and privileges of an air carrier in and to the primary operating authority granted by the FAA pursuant to Title 14, to conduct one Instrument Flight Rule (as defined under the Federal Aviation Act) take-off or landing in a specified one-hour or half-hour period. The term "Slot" shall also include all Slots created after the Issue Date pursuant to Title 14.

     "Slot Collateral" means (i) the Collateral described in clauses (b) and (c) of Section 2.01 of the Pledge Agreement and (ii) any Collateral described in clause (g) of Section 2.01 of the Pledge Agreement which arises from the use, operation, storage, control or management of the Collateral described in clauses
(b) or (c) of Section 2.01 of the Pledge Agreement.

     "Slot Trade" means a temporary "swap" of operating authority with respect to an Acquired Slot in exchange for operating authority with respect to another Slot, to accommodate seasonal schedule changes, or a temporary "slide" transaction with the FAA with respect to an Acquired Slot, in each case provided that (i) such transaction (x) is entered into in the Ordinary Course Of Business in accordance with standard airline industry practice, (y) has a Remaining Term of no longer than six (6) months, and (ii) the terms of such transaction are such that operating authority with respect to such Acquired Slot automatically reverts to the Company at the end of such Remaining Term.

     "Slot Trust" means the trust created under the Declaration solely to acquire and hold the Acquired Slots transferred to the Slot Trust pursuant to the Deed of Conveyance.

     "Slot Trust Assets" is defined in Section 4.01 of the Acquired Slot Trust Agreement.

     "Slot Trustee" means the Trustee, in its capacity as trustee under the Acquired Slot Trust Agreement.

     "Spare Parts" means all appliances, spare parts, instruments, appurtenances, accessories, furnishings; all expendable parts, appliances, modules, apparatus and assemblies; all rotable and repairable nonconsumable parts, appliances, apparatus, assemblies and materials which are interchangeable for use or useable, and other equipment of whatever nature (other than engines) maintained for installation or use or useable in aircraft, airframes, engines or any appliance or propeller useable thereon, and any and all substitutions for any of the foregoing and replacements thereto. The terms "spare parts" and "appliances" (as used in this definition) shall include, but not be limited to, the definitions assigned to those terms by Section 40102 of Title 49 of the United States Code as amended from time to time or any recodification thereof in any regulation.

     "Special Interest" has the meaning assigned to such term in the Registration Rights Agreement.

     "Special Record Date" has the meaning provided in Section 2.1 of the Indenture.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Sublease" is defined in Section 4.05(b) of the Pledge Agreement.

     "Sub-License" is defined in the Recitals to the Master Sub-License
Agreement.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

     "Subsequent Deed of Conveyance" is defined in Section 3.01 of the Declaration.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including membership or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guaranty" means the Guarantee by a Restricted Subsidiary of the Company's obligations with respect to the Notes. The form of such Guarantee is provided for in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Restricted Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     "Substitution Requirements" means furnishing to the Collateral Agent, the Indenture Trustee or the Slot Trustee, as appropriate:

     (a) within forty-five (45) days after any Event of Loss (provided, that if the applicable appraisal procedures are not yet completed, the amount of Collateral and/or Acquired Securities to be furnished shall be established by the Company Appraiser's Certificate, subject to upward adjustment or refund upon completion of the applicable appraisal procedures):


          (i) if, (A) the Company elects to establish the Security Ratio to determine if it is entitled to limit its obligation to furnish Permitted Substitutes, (I) a Company Appraiser's Certificate stating, as of a date within the time frame contemplated by the proviso to clause (iii) of the definition of "Fair Market Value", in the opinion of the Company Appraiser, (1) the Fair

                 Market Values, by type and category and in reasonable detail, of all assets or groups of assets required for the computation of the Security Ratio, and (2) the Security Ratio, determined after giving effect to such Event of Loss and to the furnishing by the Company of such Permitted Substitutes under paragraph
                 (c) of this definition as the Company may elect to furnish and
                 (II) an Officers' Certificate described in clause (ii) of the definition of "Preconditions"; and

          (ii) unless the Security Ratio, determined as provided in clause (i) and as adjusted pursuant to the appraisal procedures applicable to determinations of Fair Market Value, meets the Security Ratio requirements (A) if available earlier, any Temporary Cash Collateral arising from or in connection with such Event of Loss (subject to replacement by any combination of Collateral furnished under paragraph (c) of this definition or Cash Collateral or Acquired Securities furnished under paragraph (d) of this definition, all as provided by paragraph (f) of this definition), (B) the Collateral described in said paragraph
                 (c), or the Cash Collateral or Acquired Securities described in said paragraph (d), or any combination thereof, (C) a Company Appraiser's Certificate as to the Appraised Values and Fair Market Values (as of an appraisal date which shall be the Business Day next preceding the date of such Event of Loss and determined without regard to any prospect or expectation of the event giving rise to such Event of Loss), described in paragraph (e) of this definition, which are applicable to Property of the kind described in said paragraph (c) or paragraph (d), as the case may be, or which may be needed for purposes of paragraph (f) of this definition, and (D) such certificates and opinions, if any, as may be required by the TIA, all as shall be designated in an Officers' Certificate delivered to the Collateral Agent;

     (b) simultaneously with any Request under 6.02(a) of the Master Sub-License Agreement for the release of Acquired Slots (collectively, a "Requested Release") or any request under Section 4.04(c) of the Pledge Agreement to lower the Pledged Parts Threshold or to release Operative Collateral:

          (i) if, with respect to any Requested Release the Company elects to establish the Security Ratio to determine if it is entitled to limit its obligation to furnish Permitted Substitutes, (A) a Company Appraiser's Certificate stating, as of a date within the time frame contemplated by the proviso to clause (iii) of the definition of "Fair Market Value" and furnished at least 15 days before the applicable Requested Release, in the opinion of the Company Appraiser, (I) the Fair Market Values, by type and category and in reasonable detail, of all assets or groups of assets required for the computation of the Security Ratio, and
                 (II) the Security Ratio, determined after giving effect to such Requested Release and to the furnishing by the Company of such Permitted Substitutes under paragraph (c) of this definition as the Company may elect to furnish and (B) an Officers' Certificate described in clause (ii) of the definition of "Preconditions"; and

          (ii) unless, with respect to any Requested Release, the Security Ratio, determined as provided in clause (i) and as adjusted pursuant to the appraisal procedures applicable to determinations of Fair Market Value, meets the Security Ratio requirements, (A) the Operative Collateral or Slots described in paragraph (c) of this definition or the Cash Collateral or Acquired Securities described in paragraph (d) of this definition, or any combination thereof, (B) a Company Appraiser's Certificate stating, as of an appraisal date not more than 30 days before, and furnished at least 15 days before, the Requested Release, the Appraised Values and Fair Market Values described in paragraph (e) of this definition which are applicable to the Property of the kind described in said paragraph (c) or paragraph (d), as the case may be, or which may be needed for purposes of paragraph (f) of this definition, and (C) such certificates and opinions, if any, as may be required by the TIA, all as shall be designated in an Officers' Certificate delivered to the Collateral Agent; and

          (iii) simultaneously with any Request under Section 4.04(c) of the Pledge Agreement to lower the Pledged Parts Threshold or to release Operative Collateral, (A) a Company Appraiser's Certificate stating, as of an appraisal date not more than 30 days before, and furnished at least 15 days before, the applicable lowering of the Pledged Parts Threshold or release of Operative Collateral, the Appraised Values and Fair Market Values described in paragraph (e) of this definition which are applicable to Property of the kind described in said paragraph
                 (c) or paragraph (d), as the case may be, or which may be needed for purposes of paragraph (f) of this definition and (B) such certificates and opinions, if any, as may be required by the TIA, all as shall be designated in an Officers' Certificate delivered to the Collateral Agent;

     (c) new Operative Collateral or Slots of the types and Appraised Values necessary to constitute Permitted Substitutes for all or the applicable proportion of the Collateral or Acquired Slots subject to the Event of Loss, the Requested Release or the release of Operative Collateral or equal to the amount of the requested reduction of the Pledged Parts Threshold, as the case may be;

     (d) Cash Collateral with a Fair Market Value or a face amount of Acquired Securities (for cancellation), together equal to all or the equivalent remaining proportion of the Fair Market Value of the Collateral or Acquired Slots subject to such Event of Loss, Requested Release or release of Operative Collateral or to the amount of the requested reduction of the Pledged Parts Threshold;

     (e)  a Company Appraiser's Certificate meeting the requirements of clause
          (a)(ii)(C) or clause (b)(ii)(B) or clause (b)(iii)(A) or clause
          (f)(ii) of this definition, as appropriate, which shall state:

          (i) the Appraised Value of (A) any Collateral or Acquired Slot which is the subject of the Event of Loss or proposed release and for which the Permitted Substitutes will be Operative Collateral or Slots, and (B) the Operative Collateral or Slots to be furnished as Permitted Substitutes therefor;

          (ii) the Fair Market Value of any Collateral or Acquired Slot which is the subject of the Event of Loss or proposed release and for which the Permitted Substitutes will be Cash Collateral or on account of which a face amount of Acquired Securities will be furnished in lieu of Permitted Substitutes; and

          (iii) the Appraised Value of any Operative Collateral or Acquired Slot, the Fair Market Value of any Cash Collateral or the face amount of Acquired Securities equal to the requested reduction in the Pledged Parts Threshold.

     (f) in connection with any Request for return to the Company of Temporary Cash Collateral (i) the Operative Collateral or Slots described in paragraph (c) of this definition, (ii) a Company Appraiser's Certificate stating the Appraised Value of such Operative Collateral or Slots as of a date within thirty (30) days of the date such Temporary Cash Collateral is to be returned and, unless previously determined under paragraph (a)(ii)(C) or paragraph (b)(ii)(B) of this definition, the Appraised Value, as of the applicable appraisal date there specified, of the Operative Collateral or Acquired Slots on account of whose loss, sale or deemed sale the Temporary Cash Collateral was furnished, and (iii) such certificates and opinions, if any, as may be required by TIA, all as shall be designated in an Officers' Certificate delivered to the Collateral Agent.

     "Supplemental Pledge Agreement" means a pledge agreement supplemental to the Pledge Agreement substantially in the form of Exhibit A or Exhibit B thereto.

     "Temporary Cash Collateral" means Cash Collateral required to be deposited with the Collateral Agent or the Trustee upon or after an Event of Loss but before Operative Collateral or Slots are required to be provided as Permitted Substitutes, including at the Company's election Cash Collateral deposited by the Company or held by the Collateral Agent as additional Collateral under
Section 5.05 of the Pledge Agreement.

     "Temporary Cash Investments" means any of the following: (i) any investment in U.S. Government Obligations; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's Investors Service, Inc., or "A-l" (or higher) according to Standard & Poor's Ratings Group; and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Tender" means, with respect to any Security, the effective tender of such Security (in whole or in part) for repurchase in accordance with the provisions of the Indenture.

     "Third-Party Appraiser" means an Independent Appraiser jointly selected by the Company Appraiser and the Trustee Appraiser.

     "Third-Party License" means a sub-license and/or agreement to sublicense directly or indirectly from the Company to air carriers the right to use Acquired Slots in accordance with Sections 5.01(b) and (c) of the Master Sub-License Agreement.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in
                                                   --------  -------
the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Title 14" means Title 14 of the Code of Federal Regulations, Part 93, Subparts K & S, as amended from time to time or any recodification thereof in any regulation.

     "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to such redemption or repurchase date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such redemption or repurchase date to the Stated Maturity of the Notes; provided, however, that if the period from such redemption or repurchase date to the Stated Maturity of the

Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Officer" means any officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor.

     "Trustee Appraiser" means an Independent Appraiser selected by the Trustee.

     "Trustee Appraiser's Certificate'" means an Independent Appraiser's Certificate signed by a Trustee Appraiser.

     "TWA" means the Company.

     "U.S. or United States" means the United States of America.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.3 of the Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.17 of the Indenture and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be made by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 2. RULES OF CONSTRUCTION. Unless the context otherwise requires, the following rules of construction shall apply to all purposes of the Indenture, the Pledge Agreement, the Note Pledge Agreement, the Acquired Slot Trust Agreement and the Master Sub-License Agreement (including this appendix) and of such agreements as may incorporate this appendix by reference.

          (a)    a term has the meaning assigned to it;

          (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

          (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (d) all terms used in Article 9 of the Uniform Commercial Code as in effect in the State of New York that are used but not defined herein shall have the meaning assigned to such terms therein;

          (e) references to documents, contracts, or agreements shall include any and all supplements and amendments thereto;

          (f) references to a specific Person shall include the Person and (except as limited by any agreement by which such Person is bound) the successors and assigns of such Person;

          (g) references to "applicable laws" shall include statutes, ordinances, rules, regulations, court and administrative decisions and conditions, restrictions and limitations in licenses, permits, approvals and authorizations issued or granted by federal, state or local United States or foreign governmental bodies and agencies;

          (h) unless otherwise specified in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", and the words "to" and "until" each mean "to but excluding";

          (i) words in the singular include the plural, and words in the plural include the singular;

          (j)    provisions apply to successive events and transactions.

          (k) "herein", "hereto" and other words of similar import in any agreement refer to that agreement as a whole and not to any particular Article, Section or other subsection of that agreement;

          (l) unless otherwise specified, all references in any Operative Document to Sections, Articles, Exhibits and Schedules are to Sections of, Articles of, Exhibits to and Schedules to such Operative Document;

          (m) all accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP; and

          (n) unless otherwise specified, references in this Definitions Appendix to any instrument, agreement or other document shall be deemed to be references to such instrument, agreement or other document as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to and as permitted by the terms thereof, whether or not so stated in any particular definition.

                        RULE 144A/REGULATION S APPENDIX


                                  Appendix II

                           To the Indenture between
                          Trans World Airlines, Inc.
                                      and
                   First Security Bank, National Association
                            dated December 9, 1997
                for the Company's 11 1/2% Senior Secured Notes

                                                 RULE 144A/REGULATION S APPENDIX

          FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A, INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A)(1), (2), (3) or (7)) AND TO CERTAIN PERSONS
             IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S

                  PROVISIONS RELATING TO INITIAL SECURITIES,
                  ------------------------------------------
                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------
                            AND EXCHANGE SECURITIES
                            -----------------------

     1.   Definitions
          -----------

     1.1  Definitions
          -----------

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

     "Definitive Security" means a certificated Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Exchange Securities" means the 11 1/2% Senior Secured Notes Due 2004 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

     "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Initial Purchasers" mean Lazard Freres & Co. LLC and PaineWebber Incorporated.

     "Initial Securities" means the 11 1/2% Senior Secured Notes Due 2004, issued under the Indenture on or about the date of the Indenture.

     "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "Private Exchange Securities" means the 11 1/2% Senior Secured Notes Due 2004 to be issued pursuant to the Indenture to the Initial Purchasers in a Private Exchange.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 4, 1997, among the Company and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 9, 1997, between the Company and the Initial Purchasers.

     "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

     "Shelf Registration Statement" means the registration statement of the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

     "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

     1.2  Other Definitions
          -----------------

                                                                              Defined in this Rule 144A/Regulation S
                                                                              --------------------------------------
Term                                                                          Appendix in the Section indicated below
----                                                                          ---------------------------------------
"Agent Members"...............................................................................................  2.1(b)
"Global Security".............................................................................................  2.1(b)
"Regulation S"................................................................................................  2.1(a)
"Rule 144A"...................................................................................................  2.1(a)

     Unless otherwise indicated, all Section numbers referenced herein are to Sections of this Rule 144A/Regulations S Appendix.

     2.   The Securities.
          --------------

     2.1  Form and Dating.
          ---------------

     The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

          (a) Global Securities.  Initial Securities offered and sold to a QIB
              -----------------
in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one permanent global Security in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (the "144A Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          Initial Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of one permanent global Security in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (the "Regulation S Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, as custodian, for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or the nominee of the Depository duly executed by the Company and authenticated by the Trustee as hereinafter provided. On or prior to the 40th day after the later of the commencement of the offering and the Closing Date (as defined in the Purchase Agreement), beneficial interests in the Regulation S Global Security may only be held for the accounts of designated agents holding on behalf of Morgan Guaranty Trust Company of News York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme. ("Cedel"). Following such 40 day period, beneficial interests in the Regulation S Global Security may be held through Euroclear, Cedel or other participants having accounts at the Depository. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

          (b) Book-Entry Provisions.  This Section 2.1(b) shall apply only to
              ---------------------
the 144A Global Security and the Regulation S Global Security (each a "Global Security") deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one Global Security in respect of Initial Securities issued pursuant to Rule 144A and one Global Security in respect of Initial Securities issued pursuant to Regulation S that
(a) shall each be registered in the name of the Depository for such Global Security or the nominee of such Depository and (b) shall each be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities.  Except as provided in this Section 2.1
              -----------------------
or Section 2.3 or 2.4, owners of beneficial interests in any Global Security will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAI's and are neither QIBs nor non-U.S. persons within the meaning of Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB in
--------  -------
reliance on Rule 144A or a non-U.S. person in reliance on Regulation S, such Definitive Securities will, unless the applicable Global Security has previously been exchanged for Definitive Securities, be exchanged for an interest in the applicable Global Security pursuant to the provisions of Section 2.3.

     2.2  Authentication.  The Trustee shall authenticate and deliver:  (1)
          --------------
Initial Securities for original issue on the Issue Date in an aggregate principal amount of $140,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount at maturity of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount at maturity of Securities Outstanding at any time may not exceed $140,000,000 except as provided in
Section 2.7 of the Indenture of which this appendix forms a part.

     2.3  Transfer and Exchange.  (a) Transfer and Exchange of Definitive
          ---------------------       -----------------------------------
Securities.  When Definitive Securities are presented to the Registrar or a co-
----------
registrar with a request:

          (x) to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount at maturity of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or
-----------------
exchange shall be accompanied by a duly executed Assignment Form in the form attached to Exhibit 1 hereto.

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
              ------------------------------------------------------------------
Interest in a Global Security.  A Definitive Security may not be exchanged for a
-----------------------------
beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i)  certification that such Definitive Security is being transferred
     (x) to a QIB in accordance with Rule 144A or (y) to a non-U.S. person in reliance on Regulation S; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount at maturity of the Securities represented by such Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the applicable Global Security to be increased by the aggregate principal amount at maturity of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security equal to the principal amount at maturity of the Definitive Security so canceled. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount at maturity.

          (c)   Transfer and Exchange of a Global Security.
                ------------------------------------------

          (i) The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the applicable Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security and to debit the account of the Person making the transfer the beneficial interest in the applicable Global Security being transferred.

          (ii) Notwithstanding any other provisions of this Rule 144A/Regulation S Appendix (other than the provision set forth in Section
     2.4 hereof), neither Global Security may be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iii) In the event that either Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 hereof or
     Section 2.9 of the Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf
     Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d)  Legends.
               -------

          (i)  Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THESE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
     (a)(1), (2), (3) OR (7) OF RULE 501

     UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
     (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE A CERTIFICATE OF TRANSFER IN THE FORM APPEARING BELOW IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

Each Regulation S Global Security will also bear the following additional legend:

     ON OR PRIOR TO THE 40TH DAY AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A UNDER THE SECURITIES ACT.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144.

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders to be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the applicable Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (e)   Cancellation or Adjustment of the Global Security.  At such time
                -------------------------------------------------
as all beneficial interests in any Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to Custodian, to reflect such reduction.

          (f)   Obligations with Respect to Transfers and Exchanges of
Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and any Global Security at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessment or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 4.10 and 9.5 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer or exchange of any certificated or Definitive Security tendered for repurchase in whole or in part pursuant to an Offer to Purchase (as defined in Appendix I to the Indenture), except the unredeemed portion of any certificated or Definitive Security being repurchased in part and except to the Company.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, interest on, or Special Interest, if any, with respect to, such Security and for all other purposes whatsoever, whether or not such Security is overdue and none of the Company, the Trustee, the Paying Agent, the Register or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (g)   No Obligation of the Trustee.
                ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of any Global Security, a member of or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of each Global Security). The rights of beneficial owners in each Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in a Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Certificated Securities.
          -----------------------

          (a) All or any portion of any Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to
Section 2.1 shall be transferable to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such certificated security, in exchange for such interest in the applicable Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing such Global Security or Global Securities shall be exchangeable.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount at maturity and any integral multiple thereof (except that any Global Security may be issued in a different denomination) and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the legend set forth in Section 2.3(d).

          (c) Subject to the provision of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                    EXHIBIT 4.22

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                      [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THESE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE

OF THE COMPANY WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS AS "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2) (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING BELOW IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.


                     [Regulation S Global Security Legend]

          ON OR PRIOR TO THE 40TH DAY AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A UNDER THE SECURITIES ACT.

                                                                               3
No.                                                     CUSIP No.
                                                        $

                     11 1/2% Senior Secured Notes Due 2004

          TRANS WORLD AIRLINES, INC., a Delaware corporation promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on December 15, 2004.

          Interest Payment Dates:  June 15 and December 15.

          Record Dates:  June 1 and December 1.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                    TRANS WORLD AIRLINES, INC.

                                    By:____________________________________
                                       Name:
                                       Title:

                                    Attest:


                                       ____________________________________
                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

   By:____________________________
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                     11 1/2% Senior Secured Notes due 2004

     This Security is one of a duly authorized issue of securities of the Company designated as its 11 1/2% Senior Secured Notes due 2004 (hereinafter called the Securities"), limited in aggregate principal amount Outstanding to $140,000,000, issued or to be issued pursuant to an Indenture, dated as of December 9, 1997 (hereinafter called the "Indenture") between the Company and First Security Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture).

     1.   Interest; Special Interest. The Company promises to pay interest on
          --------------------------
the principal amount of this Security at the rate of Eleven and one-half percent (11 1/2%) per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs (each period during which a Registration Default has occurred and is continuing referred to herein as a "Registration Default Period"), additional interest will accrue on this Security at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, at a per annum rate of 1.0% for the second 90 days of the Registration Default Period, at a per annum rate of 1.5% for the third 90 days of the Registration Default Period and at a per annum rate of 2.0% thereafter for the remaining portion of the Registration Default Period (such additional interest is referred to herein as "Special Interest"). The Company will pay interest and Special Interest, if any, semi-annually on the Interest Payment Dates set forth on the face of this Security, commencing June 15, 1998. Interest on the Securities will accrue from December 9, 1997 or the most recent Interest Payment Date to which interest and Special Interest, if any, have been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.   Method of Payment. Except as otherwise set forth herein with respect
          -----------------
to a Security that is subject to an Offer to Purchase, the Company will pay interest on and Special Interest, if any, with respect to, the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Defaulted interest will be paid by the Company in accordance with the applicable provisions of the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, interest and Special Interest, if any, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on and Special Interest, if any, with respect to, the Securities may be by check payable in such money and mailed to a Holder's registered address. If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

     3.   Registrar, Paying Agent and Tender Agent. Initially, the Trustee will
          ----------------------------------------
act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Securityholder. The Company may act in any such capacity, except in certain circumstances.

     4.   Indenture.  The Company issued the Securities under the Indenture. The
          ---------
terms of the Securities include those stated in the Indenture and those made applicable to the Indenture by the TIA. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are senior secured obligations of the Company limited to $140,000,000 aggregate principal amount, except as otherwise provided in the Indenture. Capitalized terms used in this Security and not defined in this Security shall have the meaning set forth in Section 1 of the Definitions Appendix attached as Appendix 1 to the Indenture, which shall be a part of this Security as if fully set forth in this place. The rules of construction for this Security are set forth in Section 2 of the Definitions Appendix.

     5.   Optional Redemption.  Except as set forth in the second and third
          -------------------
paragraphs under this paragraph 5, the Securities may not be redeemed prior to December 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Special Interest, if any, with respect to, the Securities to and including the redemption date:

     if redeemed during the 12-month period beginning December 15,

          Period                   Percentage
          ------------             ----------
          2001                     105.750%
          2002                     102.875%
          2003 and thereafter      100.000%

     Notwithstanding the foregoing, the Company shall have the right, without the consent of the Holders, to redeem the Securities in whole, but not in part, at a redemption price equal to 100% of the unpaid principal amount of the Outstanding Securities plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest if any, to, the date of redemption in the event that the Company enters into a binding agreement to consummate any transaction which would be prohibited by Section 5.1 of the Indenture. Such redemption date must occur prior to or simultaneously with the consummation of such prohibited transaction.

     In addition, the Securities may be redeemed in part by the Company at its sole option if, on or before December 15, 2000, the Company receives Net Cash Proceeds of one or more Public Equity Offerings. The Company may use all or a portion of any such Net Cash Proceeds to redeem up to $49,000,000 aggregate principal amount of the Securities, within 90 days of such Public Equity Offering, at a redemption price (expressed as a percentage of the aggregate principal amount of Securities Outstanding) of 111 1/2 plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date); provided, however, that at least $91,000,000 aggregate principal amount of the Securities shall remain Outstanding after each such redemption.

     6.  Notice of Redemption.  Notice of any redemption will be mailed at least
         --------------------
30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on, and Special Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

     7.  Security.  The Securities are secured by Liens on certain Properties of
         --------
the Company pursuant to the Operative Documents described in the Indenture.

     8.  Change in Control.  In the event that there shall occur a Change in
         -----------------
Control, the Company shall make an Offer to Purchase all of the Outstanding Securities, at a purchase price equal to 101% of the aggregate principal amount of the Securities Outstanding, plus accrued and unpaid interest and Special Interest, if any, to and including the repurchase date. The right to require such repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with
Article 8 of the Indenture. The Company shall commence such Offer to Purchase within thirty (30) days after the occurrence of a Change in Control.

     The Company shall also be required to make an Offer to Purchase all of the Outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the Payment Date, prior to any Incurrence of any Acquired Indebtedness.

     In addition, under certain circumstances in connection with certain Asset Dispositions, the Company may be required to make an Offer to Purchase Outstanding Securities at 100% of their principal amount plus accrued and unpaid interest and Special Interest, if any, to the Purchase Date.

     "Offer to Purchase" means an offer to purchase all or a pro rata portion, as the case may be, of the Securities by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" attached to this Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date (or, if such day is a Legal Holiday, on the next subsequent day which is not a Legal Holiday), and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered: provided that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company shall place such notice in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Security equal in principal amount at maturity to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof; provided further that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Security being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Security on the immediately preceding Record Date. A Security repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Security being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Security on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the

Company shall default in the payment of such purchase price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Payment Date at the rate borne by such Security. Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     9.   Denominations, Transfer, Exchange.  The Securities shall be issuable
          ---------------------------------
only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture.

     10.  Persons Deemed Owners.  The Company, the Trustee and any agent of the
          ---------------------
Company or the Trustee may treat the person in whose name the Security is registered with the Registrar as the owner for all purposes.

     11.  Discharge and Defeasance.  Subject to certain conditions, the Company
          ------------------------
at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, interest on, and Special Interest, if any, with respect to, the Securities to Stated Maturity.

     12.  Amendments and Waivers.  Subject to certain exceptions, the Indenture,
          ----------------------
the Securities, or the other Operative Documents may be amended with the consent of the Holders of at least a majority in principal amount of the then Outstanding Securities, and any existing Default, Event of Default or acceleration may be waived with the consent of the Holders of a majority in principal amount of the then Securities Outstanding. Without the consent of any Holder, the Indenture, the Securities or any of the Operative Documents may be amended to, among other things, cure any ambiguity, defect or inconsistency.

     13.  Defaults and Remedies.  Events of Default under the Indenture include
          ---------------------
the following: default for the period specified in the Indenture in payment of interest on, or Special Interest, if any, with respect to the Securities; default in payment of principal when due on the Securities (at maturity, upon acceleration, redemption, repurchase or otherwise); failure by the Company to comply with specific covenants of the Indenture or the other Operative Documents; failure by the Company for sixty (60) days after notice to it to comply in any material respect with any of its other covenants, conditions or agreements in the Indenture, the other Operative Documents or the Securities, unless otherwise specified; the occurrence of certain defaults under any Indebtedness of the Company or any Significant Subsidiary in excess of $15,000,000 in principal amount; the rendering or domestication of final judgments by a court of competent jurisdiction against the Company or any Restricted Subsidiary in an aggregate amount of $15,000,000 or more which remain undischarged for a period (during which execution is not stayed) of sixty (60) days after the date on which the right to appeal has expired; cessation of effectiveness of Operative Documents without the consent of the Trustee; and certain events of bankruptcy, insolvency or reorganization. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of twenty-five percent (25%) in principal amount of the then Securities Outstanding may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Securities Outstanding become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety to the more complete description thereof contained in the Indenture.

     14.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15.  No Recourse Against Others.  A director, officer, employee or
          --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     16.  Authentication.  This Security shall not be valid until authenticated
          --------------
by the manual signature of the Trustee or an authenticating agent.

     17.  Unclaimed Money.  If money for the payment of principal of, interest
          ---------------
on, or Special Interest, with respect to, or the purchase price for the Securities remains unclaimed for two (2) years, the Trustee or Paying Agent will pay the money back to the Company at its request. After such payment, Holders entitled to any portion of such money must look to the Company for payment unless an applicable law designates another person.

     18.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19.  CUSIP Numbers.    The Company in issuing this Security may use a
          -------------
"CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

     20.  Holders' Compliance with Registration Rights Agreement.  Each Holder
          ------------------------------------------------------
of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

     21.  Governing Law.  THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE
          -------------
STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     The Company will furnish to any Holder of this Security, upon written request and without charge, a copy of the Indenture. Request may be made to:
Trans World Airlines, Inc., One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101, Attention: Corporate Secretary.

Dated:_______________________          NOTICE: To be executed by an executive
                                       officer

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


(Insert Assignee's Soc. Sec. or Tax I.D. No.)


(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________ agent to             Signature(s):____________________________________
transfer this Security on the books of the Company.
The agent may substitute another to act for him.

Date:_____________________________________________          Signature(s):____________________________________

                                                                         ____________________________________

                                                            (Sign exactly as your name(s) appear(s) on the other side of this
                                                            Security)

Signature(s) guaranteed by:                                 (All signatures must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or
                                                            by a commercial bank or trust company located in the United States)

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

                       REGISTRATION OF TRANSFER OF NOTES

Re: 11 1/2% Senior Secured Notes due 2004 (the "Notes") of Trans World Airlines, Inc. (the "Company")

          This Certificate relates to Notes held in definitive form by ___________ (the "Transferor")

          The Transferor has requested the Registrar by written order to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act of 1933 (the "Securities Act"), because:*

          [_]     Such Note is being transferred to the Company.

          [_]     Such Note is being transferred pursuant to an effective
Registration Statement under the Securities Act.

          [_]     Such Note is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in reliance on Rule
144A.

          [_]     Such Note is being transferred pursuant to an offshore
transaction in accordance with Rule 904 under the Securities Act.

          [_]     Such Note is being transferred to an Institutional "Accredited
Investor" within the meaning of Subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

          [_]     Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

          The Registrar and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interest party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ______________________________________
                                        [INSERT NAME OF TRANSFEROR]


                                        By: __________________________________


Date:______________________________


___________________________________
*  Please check applicable box.

                    OPTION OF THE HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, check the box:


     If you want to elect to have only part of this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, state the principal amount to be repurchased:

$___________________________________
(in an integral multiple of $1,000)

Date:_______________________________         Signature(s):_____________________


                                        (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:             (All signatures must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or
                                        by a commercial bank or trust company located in the United States)

                                                                       EXHIBIT 2
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

        [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

[*/]
 -
[**/]
 --
No.                                                                   CUSIP No.
                                                                      $

                     11 1/2% Senior Secured Notes Due 2004

          TRANS WORLD AIRLINES, INC., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on December 15, 2004.

          Interest Payment Dates:  June 15 and December 15.

          Record Dates:  June 1 and December 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    TRANS WORLD AIRLINES, INC.

                                    By:_________________________________
                                         Name:
                                         Title:

                                    Attest:

                                         _______________________________
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

   By:__________________________
        Authorized Signatory



______________________

*/  If the Security is to be issued in global form add the Global Securities
-
Legend from Exhibit 1 to Appendix A.

**/  If the Security is a Private Exchange Security issued in a Private Exchange
--
to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit 2 to Appendix A with the Assignment Form included in such Exhibit 1.

        [FORM OF REVERSE SIDE OF EXCHANGE OR PRIVATE EXCHANGE SECURITY]

                     11 1/2% Senior Secured Notes due 2004

     This Security is one of a duly authorized issue of securities of the Company designated as its 11 1/2% Senior Secured Notes due 2004 (hereinafter called the Securities"), limited in aggregate principal amount Outstanding to $140,000,000, issued or to be issued pursuant to an Indenture, dated as of December 9, 1997 (hereinafter called the "Indenture") between the Company and First Security Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture).

     1.   Interest; Special Interest.  The Company promises to pay interest on
          --------------------------
the principal amount of this Security at the rate of Eleven and one-half percent (11 1/2%) per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs (each period during which a Registration Default has occurred and is continuing referred to herein as a "Registration Default Period"), additional interest will accrue on this Security at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, at a per annum rate of 1.0% for the second 90 days of the Registration Default Period, at a per annum rate of 1.5% for the third 90 days of the Registration Default Period and at a per annum rate of 2.0% thereafter for the remaining portion of the Registration Default Period (such additional interest is referred to herein as "Special Interest"). The Company will pay interest and Special Interest, if any, semi-annually on the Interest Payment Dates set forth on the face of this Security, commencing June 15, 1998. Interest on the Securities will accrue from December 9, 1997 or the most recent Interest Payment Date to which interest and Special Interest, if any, have been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.   Method of Payment.  Except as otherwise set forth herein with respect
          -----------------
to a Security that is subject to an Offer to Purchase, the Company will pay interest on and Special Interest, if any, with respect to, the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Defaulted interest will be paid by the Company in accordance with the applicable provisions of the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, interest and Special Interest, if any, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on and Special Interest, if any, with respect to, the Securities may be by check payable in such money and mailed to a Holder's registered address. If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

     3.   Registrar, Paying Agent and Tender Agent.  Initially, the Trustee will
          ----------------------------------------
act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Securityholder. The Company may act in any such capacity, except in certain circumstances.

     4.   Indenture.  The Company issued the Securities under the Indenture. The
          ---------
terms of the Securities include those stated in the Indenture and those made applicable to the Indenture by the TIA. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are senior secured obligations of the Company limited to $140,000,000 aggregate principal amount, except as otherwise provided in the Indenture. Capitalized terms used in this Security and not defined in this Security shall have the meaning set forth in Section 1 of the Definitions Appendix attached as Appendix 1 to the Indenture, which shall be a part of this Security as if fully set forth in this place. The rules of construction for this Security are set forth in Section 2 of the Definitions Appendix.

     5.   Optional Redemption.  Except as set forth in the second and third
          -------------------
paragraphs under this paragraph 5, the Securities may not be redeemed prior to December 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Special Interest, if any, with respect to, the Securities to and including the redemption date:

     if redeemed during the 12-month period beginning December 15,

          Period                     Percentage
          ------                     ----------
          2001                        105.750%
          2002                        102.875%
          2003 and thereafter         100.000%

     Notwithstanding the foregoing, the Company shall have the right, without the consent of the Holders, to redeem the Securities in whole, but not in part, at a redemption price equal to 100% of the unpaid principal amount of the Outstanding Securities plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest if any, to, the date of redemption in the event that the Company enters into a binding agreement to consummate any transaction which would be prohibited by Section 5.1 of the Indenture. Such redemption date must occur prior to or simultaneously with the consummation of such prohibited transaction.

     In addition, the Securities may be redeemed in part by the Company at its sole option if, on or before December 15, 2000, the Company receives Net Cash Proceeds of one or more Public Equity Offerings. The Company may use all or a portion of any such Net Cash Proceeds to redeem up to $49,000,000 aggregate principal amount of the Securities, within 90 days of such Public Equity Offering, at a redemption price (expressed as a percentage of the aggregate principal amount of Securities Outstanding) of 111 1/2 plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date); provided, however, that at least $91,000,000 aggregate principal amount of the Securities shall remain Outstanding after each such redemption.

     6.   Notice of Redemption.  Notice of any redemption will be mailed at
          --------------------
least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on, and Special Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

     7.   Security.  The Securities are secured by Liens on certain Properties
          --------
of the Company pursuant to the Operative Documents described in the Indenture.

     8.   Change in Control.  In the event that there shall occur a Change in
          -----------------
Control, the Company shall make an Offer to Purchase all of the Outstanding Securities, at a purchase price equal to 101% of the aggregate principal amount of the Securities Outstanding, plus accrued and unpaid interest and Special Interest, if any, to and including the repurchase date. The right to require such repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with
Article 8 of the Indenture. The Company shall commence such Offer to Purchase within thirty (30) days after the occurrence of a Change in Control.

     The Company shall also be required to make an Offer to Purchase all of the Outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the Payment Date, prior to any Incurrence of any Acquired Indebtedness.

     In addition, under certain circumstances in connection with certain Asset Dispositions, the Company may be required to make an Offer to Purchase Outstanding Securities at 100% of their principal amount plus accrued and unpaid interest and Special Interest, if any, to the Purchase Date.

     "Offer to Purchase" means an offer to purchase all or a pro rata portion, as the case may be, of the Securities by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" attached to this Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date (or, if such day is a Legal Holiday, on the next subsequent day which is not a Legal Holiday), and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered: provided that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company shall place such notice in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Security equal in principal amount at maturity to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof; provided further that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Security being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Security on the immediately preceding Record Date. A Security repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Security being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Security on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the

Company shall default in the payment of such purchase price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Payment Date at the rate borne by such Security. Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     9.   Denominations, Transfer, Exchange.  The Securities shall be issuable
          ---------------------------------
only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture.

     10.  Persons Deemed Owners.  The Company, the Trustee and any agent of the
          ---------------------
Company or the Trustee may treat the person in whose name the Security is registered with the Registrar as the owner for all purposes.

     11.  Discharge and Defeasance.  Subject to certain conditions, the Company
          ------------------------
at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, interest on, and Special Interest, if any, with respect to, the Securities to Stated Maturity.

     12.  Amendments and Waivers.  Subject to certain exceptions, the Indenture,
          ----------------------
the Securities, or the other Operative Documents may be amended with the consent of the Holders of at least a majority in principal amount of the then Outstanding Securities, and any existing Default, Event of Default or acceleration may be waived with the consent of the Holders of a majority in principal amount of the then Securities Outstanding. Without the consent of any Holder, the Indenture, the Securities or any of the Operative Documents may be amended to, among other things, cure any ambiguity, defect or inconsistency.

     13.  Defaults and Remedies.  Events of Default under the Indenture include
          ---------------------
the following: default for the period specified in the Indenture in payment of interest on, or Special Interest, if any, with respect to the Securities; default in payment of principal when due on the Securities (at maturity, upon acceleration, redemption, repurchase or otherwise); failure by the Company to comply with specific covenants of the Indenture or the other Operative Documents; failure by the Company for sixty (60) days after notice to it to comply in any material respect with any of its other covenants, conditions or agreements in the Indenture, the other Operative Documents or the Securities, unless otherwise specified; the occurrence of certain defaults under any Indebtedness of the Company or any Significant Subsidiary in excess of $15,000,000 in principal amount; the rendering or domestication of final judgments by a court of competent jurisdiction against the Company or any Restricted Subsidiary in an aggregate amount of $15,000,000 or more which remain undischarged for a period (during which execution is not stayed) of sixty (60) days after the date on which the right to appeal has expired; cessation of effectiveness of Operative Documents without the consent of the Trustee; and certain events of bankruptcy, insolvency or reorganization. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of twenty-five percent (25%) in principal amount of the then Securities Outstanding may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Securities Outstanding become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety to the more complete description thereof contained in the Indenture.

     14.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15.  No Recourse Against Others.  A director, officer, employee or
          --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     16.  Authentication.  This Security shall not be valid until authenticated
          --------------
by the manual signature of the Trustee or an authenticating agent.

     17.  Unclaimed Money.  If money for the payment of principal of, interest
          ---------------
on, or Special Interest, with respect to, or the purchase price for the Securities remains unclaimed for two (2) years, the Trustee or Paying Agent will pay the money back to the Company at its request. After such payment, Holders entitled to any portion of such money must look to the Company for payment unless an applicable law designates another person.

     18.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19.  CUSIP Numbers.    The Company in issuing this Security may use a
          -------------
"CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

     20.  Holders' Compliance with Registration Rights Agreement.  Each Holder
          ------------------------------------------------------
of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

     21.  Governing Law.  THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE
          -------------
STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     The Company will furnish to any Holder of this Security, upon written request and without charge, a copy of the Indenture. Request may be made to:
Trans World Airlines, Inc., One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101, Attention: Corporate Secretary.

Dated:____________________________    NOTICE:  To be executed by an executive
                                               officer

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


(Insert Assignee's Soc. Sec. or Tax I.D. No.)


(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________       Signature(s):_____________________
agent to transfer this
Security on the books of the Company.
The agent may substitute
another to act for him.

Date:_________________________________       Signature(s):_____________________

                                                          _____________________
                                             (Sign exactly as your name(s)
                                             appear(s) on the other side of this
                                             Security)

Signature(s) guaranteed by:                  (All signatures must be guaranteed
                                             by a member of a national
                                             securities exchange or of the
                                             National Association of Securities
                                             Dealers, Inc. or by a commercial
                                             bank or trust company located in
                                             the United States)

                     OPTION OF THE HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, check the box:

                                      [_]

     If you want to elect to have only part of this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, state the principal amount to be repurchased:

$__________________________________
(in an integral multiple of $1,000)

Date:________________________________   Signature(s):__________________________


                                        (Sign exactly as your name(s) appear(s)
                                        on the other side of this Security)

Signature(s) guaranteed by:             (All signatures must be guaranteed by
                                        a member of a national securities
                                        exchange or of the National Association
                                        of Securities Dealers, Inc. or by a
                                        commercial bank or trust company located
                                        in the United States)

                                                         EXHIBIT A TO INDENTURE

________________________________________________________________________________


                         ACQUIRED SLOT TRUST AGREEMENT

                             DECLARATION OF TRUST

                         DATED AS OF DECEMBER 9, 1997

                                BY AND BETWEEN

                          TRANS WORLD AIRLINES, INC.

                                      AND

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                      AS

                                 SLOT TRUSTEE

                    11 1/2%  SENIOR SECURED NOTES DUE 2004


________________________________________________________________________________

                               TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.........................   2
     Section 1.01.  Definitions...............................................   2
     Section 1.02.  Rules of Construction.....................................   2

ARTICLE 2  NAME...............................................................   2
     Section 2.01.  Name......................................................   2

ARTICLE 3  PURPOSE OF SLOT TRUST..............................................   2
     Section 3.01.  Purpose...................................................   2

ARTICLE 4  CONVEYANCE OF SLOTS, ORIGINAL ISSUANCE OF CERTIFICATE..............   2
     Section 4.01.  Holding and Conveyance of Slots...........................   2
     Section 4.02.  Acceptance by Slot Trustee................................   3
     Section 4.03.  Execution of Beneficial Interest Certificate..............   3

ARTICLE 5  OWNERSHIP AND TRANSFER OF SLOT TRUST ASSETS........................   3
     Section 5.01.  Ownership of Slot Trust Assets............................   3
     Section 5.02.  Transfer of Slot Trust Assets.............................   4

ARTICLE 6  BENEFICIAL INTEREST IN THE SLOT TRUST..............................   4
     Section 6.01.  Ownership of Beneficial Interest..........................   4
     Section 6.02.  Transfer of Beneficial Interest...........................   4

ARTICLE 7  THE SLOT TRUSTEE...................................................   5
     Section 7.01.  Management of the Slot Trust..............................   5
     Section 7.02.  Powers....................................................   5
     Section 7.03.  Principal Transactions....................................   6
     Section 7.04.  Service in Other Capacities...............................   6
     Section 7.05.  Resignation and Removal of Slot Trustee...................   6
     Section 7.06.  Successor Slot Trustee....................................   6

ARTICLE 8  LIMITATION OF LIABILITY AND INDEMNIFICATION........................   6
     Section 8.01.  Limitation of Slot Trustee Liability......................   6
     Section 8.02.  Indemnification of Slot Trustee...........................   7
     Section 8.03.  Duties of Slot Trustee....................................   7
     Section 8.04.  Rights of Slot Trustee....................................   8

ARTICLE 9  VOTING POWERS OF HOLDER OF RECORD OF BENEFICIAL INTEREST...........   9
     Section 9.01.  No Voting Power...........................................   9

ARTICLE 10 MISCELLANEOUS......................................................   9

                                      (i)

     Section 10.01. Slot Trust Expenses, Etc..................................   9
     Section 10.02. Term of Slot Trust; Filing of Copies......................   9
     Section 10.03. Discharge of Slot Trustee; Termination of Slot Trust......   9
     Section 10.04. Amendment Procedure.......................................  10
     Section 10.05. References to Slot Trust and Slot Trustee.................  10
     Section 10.06  Notices; Waivers..........................................  10
     Section 10.07. Amendments, Etc...........................................  11
     Section 10.08. No Waiver; Remedies.......................................  11
     Section 10.09. Conflict with Trust Indenture Act of 1939.................  12
     Section 10.10. Holidays..................................................  12
     Section 10.11. Successors and Assigns....................................  12
     Section 10.12. Governing Law; Waiver of Jury Trial.......................  12
     Section 10.13. Indemnification...........................................  12
     Section 10.14. Effect of Headings........................................  13
     Section 10.15. No Adverse Interpretation of Other Agreement..............  13
     Section 10.16. No Recourse Against Others................................  13
     Section 10.17. Counterpart Originals.....................................  13
     Section 10.18. Severability..............................................  13
     Section 10.19. Benefits of Agreement Restricted..........................  13
     Section 10.20. Survival Provisions.......................................  13

     SIGNATURE PAGE...........................................................  14

     Schedule I  -  Acquired Slots.............................................. I-1

     Schedule II -  Prior Third Party Licenses.................................. II-1

     Exhibit A   -  Form of Deed of Conveyance............................. A-1 to A3

     Exhibit B   -  Form of Beneficial Interest Certificate and Power...... B-1 to B3

     Exhibit C   -  Form of Master Sub-License Agreement................. C-1 to C-15

          Exhibit 1   -    Form of Monthly Report to Slot Trustee............... C-16

          Exhibit 2   -    Instruction to Transfer Operator Status.............. C-17

          Schedule 1  -    Slot Release Schedule................................ C-18

                                     (ii)

                         ACQUIRED SLOT TRUST AGREEMENT

                             DECLARATION OF TRUST
                         DATED AS OF DECEMBER 9, 1997

     DECLARATION OF TRUST (together with all amendments and supplements hereto, this "Agreement"), made as of December 9, 1997, executed by TRANS WORLD AIRLINES, INC., a Delaware corporation, having an office at 515 N. 6th Street, St. Louis, Missouri 63101 (herein, together with its successors and assigns, "TWA"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, having an office at 79 South Main Street, Salt Lake City, Utah 84111, as trustee (or its successor in interest or any successor trustee appointed as hereinafter provided and its assigns, the "Slot Trustee");

                               R E C I T A L S:

     WHEREAS, TWA has duly authorized the issuance of $140,000,000 aggregate principal amount outstanding of its 11 1/2% Senior Secured Notes due 2004 pursuant to an Indenture (together with all amendments, modifications and supplements thereto, the "Indenture") dated as of December 9, 1997 between TWA and First Security Bank, National Association (the "Trustee"); and

     WHEREAS, the Indenture requires TWA to establish the Slot Trust for the purpose of holding the Acquired Slots described in Schedule I for the benefit of the Holders of the Securities; and

     WHEREAS, this Agreement establishes the Slot Trust for the purpose of holding the Acquired Slots for the benefit of Holders of the Securities (as defined in the Definitions Appendix described below); and

     WHEREAS, as a result of the foregoing, pursuant to the terms of the Indenture and in order to secure the due and punctual payment, performance and observance in full of the Obligations (as defined in the Definitions Appendix), the Beneficial Interest and the Beneficial Interest Certificate, among other things, will be pledged to the Collateral Agent pursuant to the Pledge Agreement for the equal and ratable benefit of the Holders of the Securities; and

     WHEREAS, TWA has duly authorized the execution and delivery of this Agreement.

     NOW, THEREFORE, both parties agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

             ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01.   Definitions.  Capitalized terms used and not otherwise
                     -----------
defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached to the Indenture as Appendix I, which shall be a part of this Acquired Slot Trust Agreement as if fully set forth in this place.

     Section 1.02.   Rules of Construction.  The rules of construction for
                     ---------------------
this Acquired Slot Trust Agreement are set forth in Section 2 of the Definitions Appendix.

                                ARTICLE 2. NAME

     Section 2.01.   Name.  The Slot Trust established by this Agreement shall
                     ----
be known as the ACQUIRED SLOT TRUST NO. 2 (together with all amendments and supplements hereto, the "Slot Trust").

                       ARTICLE 3. PURPOSE OF SLOT TRUST

     Section 3.01.   Purpose.  The purpose for which the Slot Trust has been
                     -------
formed is (i) to acquire and hold, for the benefit of the holder of the Beneficial Interest and the Beneficial Interest Certificate, the Acquired Slots assigned, transferred and conveyed to the Slot Trust pursuant to the Deed of Conveyance, dated as of December 9, 1997, delivered by TWA to the Slot Trustee in substantially the form attached as Exhibit A hereto (the "Deed of Conveyance"), and subsequent deeds of conveyance substantially similar in form and substance to the Deed of Conveyance (each a "Subsequent Deed of Conveyance") pursuant to which TWA has transferred and may transfer Slots to the Slot Trust, the pledge of the Beneficial Interest therein to serve as security for the payment and performance of the Obligations, and (ii) to transfer such Acquired Slots, all in accordance with the terms and conditions set forth in this Agreement, the Master Sub-License Agreement and the Indenture.

       ARTICLE 4. CONVEYANCE OF SLOTS, ORIGINAL ISSUANCE OF CERTIFICATE

     Section 4.01.   Holding and Conveyance of Slots.  TWA by the execution
                     -------------------------------
and delivery hereof, confirms that pursuant to the Deed of Conveyance, it is assigning, transferring and conveying to the Slot Trust the Acquired Slots described in Schedule I, in each case free and clear of liens, encumbrances and rights of others (except for (i) Acquired Slots which are subject to the Prior Third Party Licenses listed in Schedule II hereto, and (ii) Acquired Slots subject to Slot Trades) and without recourse (such Acquired Slots, together with all other Slots which may, from time to time, be assigned, transferred and conveyed to the Slot Trust from TWA pursuant to the Master Sub-License Agreement or otherwise, but excluding any Acquired Slots which have been released and assigned, transferred and reconveyed to TWA from the Slot Trust (unless later reassigned, retransferred and reconveyed to the Slot Trust) pursuant to the Master Sub-License

Agreement, herein being collectively referred to as the "Acquired Slots" or the "Slot Trust Assets"), subject to the terms hereof.

     Section 4.02.   Acceptance by Slot Trustee.  The Slot Trustee
                     --------------------------
acknowledges the prior or concurrent assignment, transfer and conveyance to it of the Acquired Slots referred to in Section 4.01 hereof and declares that it holds and will hold all Slot Trust Assets received by it hereunder in trust, in accordance with, and subject to, the terms herein set forth.

     Section 4.03.   Execution of Beneficial Interest Certificate.  The Slot
                     --------------------------------------------
Trustee shall execute and record the ownership of the Beneficial Interest Certificate in accordance with Section 6.01 and deliver it to the Collateral Agent, whereafter the Beneficial Interest shall be represented by the Beneficial Interest Certificate, subject to all the terms hereof.

            ARTICLE 5. OWNERSHIP AND TRANSFER OF SLOT TRUST ASSETS

     Section 5.01.   Ownership of Slot Trust Assets.  The Slot Trust Assets
                     ------------------------------
shall be held separate and apart from any assets now or hereafter held in any capacity other than as trustee hereunder by the Slot Trustee. All the assets of the Slot Trust shall at all times be considered as vested in the Slot Trustee. For so long as the Slot Trust Assets are held by the Slot Trust, TWA shall not, and shall not be deemed to, have ownership in, or any rights of the holder of record at the FAA with respect to, any Slot Trust Asset or any right of partition or possession thereof, but TWA or its permitted assignee shall have an undivided beneficial ownership interest in the entire Slot Trust. It is the intent hereof that by the Deed of Conveyance, any Subsequent Deed of Conveyance, this Agreement and the Master Sub-License Agreement, TWA (for all purposes other than tax purposes) has assigned, transferred and conveyed (or in the case of any Subsequent Deed of Conveyance, will have assigned, transferred and conveyed) its entire interest in the Acquired Slots to the Slot Trust subject to no Liens except Permitted Collateral Liens, and that TWA can only acquire an interest therein upon satisfaction of all the Obligations or under the limited circumstances set forth in Article 6 of the Master Sub-License Agreement. If, notwithstanding TWA's failure to satisfy all the Obligations or comply with said
Article 6, it is held or determined that any present or future right or interest in any Acquired Slot does so exist in TWA by contingent right of reverter, expectancy or otherwise, TWA agrees that such holding or determination is contrary to the intent hereof and that it has no right to, and shall not, transfer or otherwise place any Lien upon such interest or make any agreement or understanding to do so unless and until all the Obligations have been satisfied or such Acquired Slot shall have ceased to be an Acquired Slot for all purposes hereof and of the Master Sub-License Agreement.

     Section 5.02.   Transfer of Slot Trust Assets.  Except as provided in the
                     -----------------------------
Master Sub-License Agreement, including Section 6.02 thereof, until such time as the Slot Trust receives notice from the Indenture Trustee that (i) TWA has satisfied all of its Obligations or (ii) acceleration of TWA's obligations under the Securities has occurred, the Slot Trust shall not transfer any of the Slot Trust Assets. Upon receipt of notice from the Indenture Trustee that no Event of Default exists and TWA has satisfied all of the Obligations, the Slot Trustee shall, subject to the provisions of Section 9.02 of the Master Sub-License Agreement, and except as otherwise provided in Section 9.02 thereof, reassign, retransfer and reconvey to TWA or its designee by deed of conveyance, without recourse, representation or warranty, all of the Acquired Slots then held as Slot Trust Assets. Upon receipt of notice from the Indenture Trustee that acceleration of TWA's obligations under the Securities has occurred, the Slot Trust, upon direction from the Indenture Trustee, shall take all such actions as are appropriate and necessary, in the exercise of its sole and exclusive discretion, to protect the interests of the Holders of the Securities, including without limitation, to deny TWA use of the Acquired Slots (the Master Sub-License Agreement having terminated), to cause or allow the termination of, enforce attornment obligations under or otherwise deal with Third-Party Licenses and to transfer by deed of conveyance without recourse, representation or warranty any or all of the Acquired Slots.

     Notwithstanding the foregoing, if the Slot Trust or the Slot Trustee (in its capacity as Slot Trustee) receives any Property other than Slot Trust Assets (including, without limitation, cash and/or Investment Securities) such Property shall be immediately delivered to the Collateral Agent.


               ARTICLE 6. BENEFICIAL INTEREST IN THE SLOT TRUST

     Section 6.01.   Ownership of Beneficial Interest.  TWA shall be the holder
                     --------------------------------
of record of the Beneficial Interest Certificate; provided however that upon acceleration of the Securities in accordance with the Indenture, the Collateral Agent may at any time in its discretion and without notice to TWA request that the Slot Trustee transfer to or register in its name the Beneficial Interest Certificate, and thereupon shall become holder of record of such certificate. The ownership of the Beneficial Interest and the Beneficial Interest Certificate shall be recorded by the Slot Trustee on the books of the Slot Trust. The record books of the Slot Trust shall be conclusive as to who is the holder of record of the Beneficial Interest and the Beneficial Interest Certificate.

     Section 6.02.   Transfer of Beneficial Interest.  So long as TWA is
                     -------------------------------
recorded on the books of the Slot Trust as the holder of record of the Beneficial Interest and the Beneficial Interest Certificate, TWA shall not transfer or assign the Beneficial Interest and/or the Beneficial Interest Certificate to any Person, except that TWA may pledge, transfer or assign the Beneficial Interest and the Beneficial Interest Certificate to the Collateral Agent under the Pledge Agreement and to no other Person. At such time as the Collateral Agent becomes the holder of record of the Beneficial Interest and the Beneficial Interest Certificate, the Beneficial Interest and the Beneficial Interest Certificate shall be fully transferable and assignable. Any assignment of the Beneficial Interest or Beneficial Interest Certificate in violation of this Agreement shall be null and void ab initio.


                          ARTICLE 7. THE SLOT TRUSTEE

     Section 7.01.   Management of the Slot Trust.  The business and affairs of
                     ----------------------------
the Slot Trust shall be managed by the Slot Trustee, and the Trustee shall have all powers granted to it pursuant to applicable law and under this Agreement.

     Section 7.02.   Powers.  The Slot Trustee in all instances shall carry out
                     ------
its duties under this Agreement without interference by TWA. The Slot Trustee shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments necessary in connection with its duties under this Agreement. In addition to the powers granted to the Slot Trustee pursuant to applicable law and subject to any applicable limitation in this Agreement, the Slot Trustee shall have power and authority:

                     (a) To enter into and perform on behalf of the Slot Trust the Master Sub-License Agreement, under substantially the terms and conditions set forth in the form of such agreement attached as Exhibit C hereto;

                     (b) To hold on behalf of the Slot Trust the Acquired Slots assigned, transferred and conveyed to the Slot Trust from TWA pursuant to the Deed of Conveyance or any Subsequent Deed of Conveyance from TWA;

                     (c) To cancel, terminate and declare null and void the Master Sub- License Agreement pursuant to the terms of such agreement;

                     (d) After acceleration of TWA's obligations under the Securities in accordance with the Indenture (i) to take such actions as are appropriate and necessary in the exercise of its sole and exclusive discretion, to enter into, cause or allow the termination of, enforce attornment obligations under or otherwise deal with sublicenses and Third-Party Licenses and (ii) to assign, transfer and convey by deed of conveyance, without recourse, representation or warranty, any or all of the Acquired Slots, upon direction of the Indenture Trustee;

                     (e) To transfer to the Collateral Agent any property other than Slot Trust Assets (including, without limitation, cash and/or Investment Securities) delivered to it; and

                     (f) To reassign, retransfer and reconvey by deed of conveyance without recourse, representation or warranty (except as otherwise provided in Section 9.02 of the Master Sub-License Agreement) to TWA the Acquired Slots held as Slot Trust Assets, upon receipt of notice from the Indenture Trustee of satisfaction by TWA of all its Obligations or under certain circumstances with respect to certain Acquired Slots as set forth in the Master Sub-License Agreement.

     Section 7.03.   Principal Transactions.  The Slot Trustee shall not on
                     ----------------------
behalf of the Slot Trust, or otherwise, transfer any Slot Trust Assets or any other property delivered to the Slot Trustee or the Slot Trust from the Slot Trust or sell or lend any Slot Trust Assets or any other property delivered to the Slot Trustee or the Slot Trust to any person, except as set forth in Sections 5.02 and 7.02 hereof.

     Section 7.04.   Service in Other Capacities.  The Slot Trustee may serve
                     ---------------------------
in any other capacity on its own behalf or on behalf of others (and must serve as Indenture Trustee and as

Collateral Agent), and may engage in such other business activities in addition to its services on behalf of the Slot Trust as may be desirable and permissible under any applicable law. The Slot Trustee agrees to, and shall have the benefit of, all provisions of the Indenture and the Operative Documents stated therein to be agreements of or applicable to the Slot Trustee.

     Section 7.05.   Resignation and Removal of Slot Trustee.  The Slot Trustee
                     ---------------------------------------
may resign or be removed and a successor Slot Trustee appointed in accordance with the terms of Section 7.8 of the Indenture; provided, however, that upon the occurrence of an Event of Default, the Slot Trustee shall, if required under applicable law to preserve the existence of the Slot Trust, resign and/or appoint a successor individual trustee who shall be an individual person and shall for all purposes be the Slot Trustee hereunder.

     Section 7.06.   Successor Slot Trustee.  Any successor Slot Trustee
                     ----------------------
appointed as provided in Section 7.05 hereof or which became a successor Slot Trustee in accordance with Section 7.8 of the Indenture shall execute, acknowledge and deliver to TWA and to its predecessor Slot Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Slot Trustee shall become effective, and such successor Slot Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Slot Trustee herein. The predecessor Slot Trustee shall deliver to the successor Slot Trustee all documents and statements held by it hereunder, and TWA and the predecessor Slot Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully, and certainty in, vesting and confirming in the successor Slot Trustee all such rights, powers, duties and obligations.


            ARTICLE 8. LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 8.01.   Limitation of Slot Trustee Liability.  Every act or thing
                     --------------------------------------
done or omitted, and every power exercised or obligation incurred by the Slot Trustee in the administration of the Slot Trust or in connection with any business, property or concerns of the Slot Trust, whether ostensibly in its own name or in its capacity as Slot Trustee, shall be done, omitted, exercised or incurred by it as Slot Trustee; and every person contracting or dealing with the Slot Trustee or having any debt, claim or judgment against it shall look only to TWA for payment or satisfaction; and the Slot Trustee shall not be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Slot Trust Assets or the conduct of any business of the Slot Trust.

     Except as provided in Section 9.01 of the Master Sub-License Agreement, the Slot Trustee does not make and shall not be deemed to have made any representation or warranty, expressed or implied, as to the title, merchantability, compliance with specifications, condition, design, operation, fitness for use or for a particular purpose, or any other representation or warranty whatsoever, expressed or implied, with respect to the Slot Trust Assets.

     The Slot Trustee shall not be subject to any personal liability whatsoever to any person for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Slot Trustee to redress any breach of trust) and all Persons shall look solely to TWA for satisfaction of claims of any nature arising in connection with the affairs of the Slot Trust, except for the Slot Trustee's own bad faith or negligence.

     Section 8.02.   Indemnification of Slot Trustee.  TWA shall indemnify and
                     -------------------------------
hold harmless the Slot Trustee to the same extent provided for the Indenture Trustee under Section 7.7 of the Indenture, and the Slot Trustee shall have those rights set forth in such Section 7.7 for the Indenture Trustee.

     Section 8.03.   Duties of Slot Trustee.  If an Event of Default has
                     ----------------------
occurred and is continuing, the Slot Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     Except during the continuance of an Event of Default:

               (a) The Slot Trustee need perform only those duties as specifically set forth in this Agreement and no others.

               (b) In the absence of bad faith on its part, the Slot Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Slot Trustee and conforming to the requirements of this Agreement. However, the Slot Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

               (c) The Slot Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (i) This paragraph (c) does not limit the effect of paragraph (b) of this Section 8.03 or of Section 8.04 hereof;

                     (ii) The Slot Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Slot Trustee was negligent in ascertaining the pertinent facts;

                     (iii) The Slot Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.02 hereof; and

                     (iv) The Slot Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (d) Every provision of this Agreement that in any way relates to the Slot Trustee is subject to paragraphs (a), (b), (c) and (d) of this
     Section 8.03.

               (i) Except as specifically set forth herein, in the Master Sub-License Agreement or in the Pledge Agreement, the Slot Trustee shall have no duty (i) to perform any recording or filing in connection with the Slot Trust Assets, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien owing with respect to, or assessed or levied against, any part of the Slot Trust Assets, or (iii) to take any other actions in connection with the use, operation, management or maintenance of the Slot Trust Assets.

     Section 8.04.   Rights of Slot Trustee  .  (a) The Slot Trustee may rely on
                     ----------------------
any document believed by it to be genuine and to have been signed or presented by the proper person. The Slot Trustee need not investigate any fact or matter stated in any such document.

               (b) Before the Slot Trustee acts or refrains from acting, it may require an Opinion of Counsel, satisfactory to the Slot Trustee in its reasonable discretion, which shall conform to Section 11.5 of the Indenture. The Slot Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Slot Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Slot Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. The Slot Trustee shall have the right at any time to seek instruction concerning the administration of this Agreement or the trust created thereby from any court of competent jurisdiction.

               (e) The Slot Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.


      ARTICLE 9. VOTING POWERS OF HOLDER OF RECORD OF BENEFICIAL INTEREST

     Section 9.01.   No Voting Power.  So long as TWA is the holder of record
                     ---------------
of the Beneficial Interest and the Beneficial Interest Certificate, TWA shall have no voting power with respect to any matter relating to the Slot Trust, unless, and only to the extent, required by law, which vote shall be exercised by the Collateral Agent. At such time as the Collateral Agent becomes the holder of record of the Beneficial Interest and the Beneficial Interest Certificate, the Collateral Agent shall have all voting power with respect to any and all matters relating to the Slot Trust, including, without limitation, the dissolution of the Slot Trust, any direction to the Slot Trustee to make distributions, in kind or otherwise, or any direction to the Slot Trustee to sell, lease or otherwise dispose of the Slot Trust Assets; provided these powers are not in derogation of any powers or rights exercisable by the Slot Trustee under Section 7.02.

                          ARTICLE 10. MISCELLANEOUS

     Section 10.01.  Slot Trust Expenses, Etc.  TWA shall pay all reasonable
                     ------------------------
expenses and disbursements of the Slot Trust and the Slot Trustee, including, without limitation, taxes (to the extent provided in Section 4.02 of the Pledge Agreement), fees and commissions of every kind incurred in connection with the activities of the Slot Trust; expenses of registering and qualifying the Slot Trust and the Beneficial Interest under Federal and State laws and regulations, legal expenses, and such non-recurring items as may arise, including litigation to which the Slot Trust or the Slot Trustee is a party, and for all losses and liabilities incurred in administering the Slot Trust.

     Section 10.02.  Term of Slot Trust; Filing of Copies.  The term of the
                     ------------------------------------
Slot Trust shall be from the date of this Agreement to and including such time as all of the Slot Trust Assets have been assigned, transferred and conveyed pursuant to the terms set forth herein. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Slot Trustee.

     Section 10.03.  Discharge of Slot Trustee; Termination of Slot Trust. Upon
                     ----------------------------------------------------
completion of the assignment, transfer and conveyance of the Slot Trust Assets pursuant to the terms set forth herein, the Slot Trustee shall be discharged of any and all further liabilities and duties hereunder and this Slot Trust and the right, title and interest of all parties hereto shall be canceled and discharged.

     Section 10.04.  Amendment Procedure.  (a) Except as provided in Section
                     -------------------
10.04(b) hereof and subject to Section 4.11 of the Indenture and Article 9 of the Indenture, this Agreement may be amended by TWA and the Slot Trustee only with the affirmative vote of the Required Holders; provided, however, that the
                                                   --------
affirmative vote of each Holder shall be required to amend this Section 10.04.

               (b) TWA and the Slot Trustee may also amend this Agreement without the vote of the Holders of the Securities if such parties each deem it necessary to cure any ambiguity, defect or inconsistency or conform the Slot Trust and/or this Agreement to the requirements of applicable laws, so long as such amendment or amendments do not have a material adverse effect on the interests of the Holders, but the Slot Trustee shall not be liable for failing so to do.

               (c) Notwithstanding the foregoing, nothing contained in this Agreement shall permit any amendment of this Agreement which would impair the exemption from personal liability of the Slot Trustee.

     Section 10.05.  References to Slot Trust and Slot Trustee.  All references
                     -----------------------------------------
in this Agreement and all other Operative Documents to the Slot Trust or the Slot Trustee shall be to both the Slot Trust and the Slot Trustee unless such a reference would render the provision in which it is contained meaningless or ambiguous.

     Section 10.06.  Notices; Waivers.  Any request, demand, authorization,
                     ----------------
direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with

               (a) TWA shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by first-class mail, or by a nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to TWA at:

                     Trans World Airlines, Inc.
                     One City Centre
                     515 N. 6th Street
                     St. Louis, Missouri  63101
                     Attention: Senior Vice President & General Counsel Telecopier No.: (314) 589-3267

               (b) the Slot Trustee shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail, or by a nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Slot Trustee at:

                     First Security Bank, National Association
                     79 South Main Street
                     Salt Lake City, Utah  84111
                     Attention:  Corporate Trust Department
                     Telecopier No.:  (801) 246-5528

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of TWA or the Slot Trustee as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, at such Holder's address as it appears on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices to the Slot Trustee or to TWA are deemed given only when received. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Slot Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 10.07.  Amendments, Etc.  No amendment or waiver of any provision
                     ---------------
of this Agreement nor consent to any departure by TWA therefrom shall in any event be effective unless the same shall be in writing, approved by the Required Holders (to the extent required herein or by the Indenture) and signed by the Slot Trustee, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

     Section 10.08.  No Waiver; Remedies.  (a) No failure on the part of he
                     -------------------
Slot Trustee to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right, or constitute an election precluding any other or further exercise of any alternative right, of the Slot Trustee, the Collateral Agent or the Indenture Trustee under the Indenture or any Operative Document. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or the Indenture, the Securities or any of the other Operative Documents.

          (b) Failure by the Slot Trustee at any time or times hereafter to require strict performance by TWA or any other Person of any of the provisions, warranties, terms or conditions contained herein or in any of the Indenture, the Securities or any other Operative Documents now or at any time or times hereafter executed by TWA or any such other Person and delivered to the Slot Trustee shall not waive, affect or diminish any right the Slot Trustee at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Slot Trustee or any agent, officer or employee of the Slot Trustee.

     Section 10.09.  Conflict with Trust Indenture Act of 1939.  If and to the
                     -----------------------------------------
extent any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

     Section 10.10.  Holidays.  In the event that any date for the payment of
                     --------
any amount due hereunder shall not be a Business Day, such payments (notwithstanding any other provision of this Agreement) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from such due date to and including the next succeeding Business Day.

     Section 10.11.  Successors and Assigns.  This Agreement and all
                     ----------------------
obligations of TWA hereunder shall be binding upon the successors and permitted assigns of TWA and shall, together with the rights and remedies of the Slot Trustee hereunder, inure to the benefit of the Slot Trustee, the Holders, and their respective successors and assigns. TWA and the Slot Trustee understand and agree that the interest of TWA under this Agreement is not assignable and that any attempt to assign all or any portion of this Agreement by TWA shall be null and void except for an assignment in connection with a merger, consolidation or sale of substantially all TWA's assets permitted under the Indenture.

     Section 10.12.  Governing Law; Waiver of Jury Trial.
                     -----------------------------------

          (a) The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

          (b) TWA and the Slot Trustee each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     Section 10.13.  Indemnification.  TWA agrees to pay, and to save the Slot
                     ---------------
Trustee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

     Section 10.14.  Effect of Headings.  The Article and Section headings and
                     ------------------
the Table of Contents contained in this Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     Section 10.15.  No Adverse Interpretation of Other Agreement.  This
                     --------------------------------------------
Agreement may not be used to interpret any security agreement of TWA or any of its Subsidiaries which is unrelated to the Indenture, the Securities or the other Operative Documents. Any such security agreement may not be used to interpret this Agreement.

     Section 10.16.  No Recourse Against Others.  A director, officer,
                     --------------------------
employee or stockholder, as such, of TWA shall not have any liability for any obligations of TWA under this Agreement or for any claim based on, in respect of or by reason of such obligations or its creation.

     Section 10.17.  Counterpart Originals.  This Agreement may be signed in
                     ---------------------
two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     Section 10.18.  Severability.  The provisions of this Agreement are
                     ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction, and a Holder shall have no claim therefor against any party hereto.

     Section 10.19.  Benefits of Agreement Restricted.  Subject to the
                     --------------------------------
provisions of Section 10.11 hereof, nothing in this Agreement, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under or in respect of this Agreement or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

     Section 10.20.  Survival Provisions.  Notwithstanding any right of the
                     -------------------
Collateral Agent, the Initial Purchasers or any of the Holders to investigate the affairs of TWA, and notwithstanding any knowledge of facts determined or determinable by any of them pursuant to such investigation or right of investigation, all representations, warranties and covenants of TWA contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Acquired Slot Trust Agreement to be duly executed, all as of the date first above written.


                                    TRANS WORLD AIRLINES, INC.



                                    By:  _______________________________
                                           Name:
                                           Title:


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Slot Trustee



                                    By:  _______________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE I
                                                TO ACQUIRED SLOT TRUST AGREEMENT

                                ACQUIRED SLOTS
                                --------------

     The Acquired Slots consist of thirty (30) slots at Washington National Airport more particularly identified by number, time and frequency as follows:

Slot Number                  Slot Time          A/D                   Frequency
DCA A 1521                   0700               N                     DLY
DCA A 1585                   0700               N                     DLY
DCA A 1496                   0800               N                     DLY
DCA A 1051                   0900               N                     DLY
DCA A 1616                   1000               N                     DLY
DCA A 1139                   1100               N                     DLY
DCA A 1272                   1200               N                     DLY
DCA A 1481                   1200               N                     DLY
DCA A 1381                   1300               N                     DLY
DCA A 1420                   1300               N                     DLY
DCA A 1543                   1400               N                     DLY
DCA A 1666                   1400               N                     DLY
DCA A 1208                   1500               N                     DLY
DCA A 1345                   1500               N                     DLY
DCA A 1312                   1600               N                     DLY
DCA A 1460                   1600               N                     DLY
DCA A 1473                   1600               N                     DLY
DCA A 1625                   1600               N                     DLY
DCA A 1221                   1700               N                     DLY
DCA A 1411                   1700               N                     DLY
DCA A 1561                   1700               N                     DLY
DCA A 1074                   1800               N                     DLY
DCA A 1100                   1800               N                     DLY
DCA A 1292                   1900               N                     DLY
DCA A 1353                   1900               N                     DLY
DCA A 1396                   1900               N                     DLY
DCA A 1441                   2000               N                     DLY
DCA A 1559                   2000               N                     DLY
DCA A 1575                   2200               N                     DLY
DCA A 1642                   2200               N                     DLY

                                                                     SCHEDULE II
                                                TO ACQUIRED SLOT TRUST AGREEMENT

                          PRIOR THIRD PARTY LICENSES
                          --------------------------

                                                                        END OF
                 SLOT                                                 REMAINING
SLOT NUMBER      TIME         A/D          FREQUENCY      CARRIER       TERM
-----------     ------       ----         -----------    ---------   -----------
DCA A 1208       1500         N            DLY          American      6/30/98
                                                        Airlines


DCA A 1345       1500         N            DLY          American      6/30/98
                                                        Airlines

                                                                       EXHIBIT A

                       TO ACQUIRED SLOT TRUST AGREEMENT



________________________________________________________________________________



                                    FORM OF

                              DEED OF CONVEYANCE

                                      AND

                              ASSIGNMENT OF SLOTS

                                     FROM

                          TRANS WORLD AIRLINES, INC.

                                      TO

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

               AS SLOT TRUSTEE OF THE ACQUIRED SLOT TRUST NO. 2



                     11 1/2% SENIOR SECURED NOTES DUE 2004


________________________________________________________________________________

                                                                       EXHIBIT A

                                    FORM OF
                             DEED OF CONVEYANCE AND
                              ASSIGNMENT OF SLOTS

     FOR VALUE RECEIVED the undersigned TRANS WORLD AIRLINES, INC. ("TWA") on behalf of itself and for its successors and assigns does hereby assign, transfer and convey to the ACQUIRED SLOT TRUST NO. 2 (together with all amendments and supplements thereto, the "Slot Trust") created by that certain Acquired Slot Trust Agreement Declaration of Trust dated as of December 9, 1997 (as the same may be amended and supplemented from time to time, the "Acquired Slot Trust Agreement"), with First Security Bank, National Association, a national banking association, as trustee (together with its successors in trust and assigns the "Slot Trustee") all of the rights, titles, interests and privileges of TWA in and to the primary operating authority granted by the Federal Aviation Administration (the "FAA") pursuant to Title 14 of the Code of Federal Regulations, Part 93, Subparts K & S, as amended from time to time, or any recodification thereof in any regulation ("Title 14"), to conduct certain Instrument Flight Rule (as defined under the Federal Aviation Act of 1958, as amended) take-offs or landings in specified one-hour or half-hour periods (the "Slots," each of which is set forth on Schedule I.). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the Acquired Slot Trust Agreement or incorporated therein by reference.

     The reference to the Slot Trustee having "transferred" to TWA the Acquired Slots in the parties' facsimile transmittal to the Office of Slot
Administration, Office of the Chief Counsel - Slot Transfers, Federal Aviation Administration, dated December 8, 1997, refers to the transfer made by the execution and delivery of this DEED OF CONVEYANCE.

     This Conveyance is an absolute and complete conveyance of all of the Slots.

     TWA shall have the exclusive temporary leasehold or sub-license for the use of the Slots during the period set forth in that certain Master Sub-License Agreement between the Slot Trustee and TWA, dated as of December 9, 1997 (as the same may be amended and supplemented from time to time, the "Master Sub-License Agreement"), subject to the terms thereof. The Slot Trustee, as trustee of the Slot Trust, shall continue to be the holder of record at the FAA with respect to the Slots, subject to the regulations adopted by the FAA pursuant to authorization of the Secretary of Transportation of the United States.

     TWA does hereby warrant and represent to the Slot Trust and the Slot Trustee that it has been granted the Slots by the FAA pursuant to Title 14, subject only to regulation by the FAA, that TWA holds the Slots free and clear of any liens or other encumbrances or rights of others, subject only to (i) Slot Trades in effect on the date hereof, and (ii) the Third Party Licenses in effect on the date hereof and listed on Schedule II to the Acquired Slot Trust Agreement.

     TWA further warrants and represents that it has, at all times since obtaining each Slot, complied in all material respects with all of the terms, conditions and regulations set forth in

Title 14. With specificity, TWA warrants and represents that there are existing at this time no violations of the terms, conditions and regulations of the aforesaid regulatory enactments adopted by the FAA, the result of which would give the FAA in the exercise of its powers the right to terminate, cancel, withdraw or revoke any of the Slots.

     TWA further warrants and represents that it has used all of the Slots in accordance with Section 93.227 of Title 14 since the date that it obtained each of the Slots.

     TWA further warrants and represents that the Slots are not Slots which have been categorized as "essential air service Slots," "international Slots" or "temporary Slots" by the FAA.

     TWA further warrants and represents that the execution and delivery of this DEED OF CONVEYANCE and the execution of the related documents shall not and does not create a default or an event of default under any existing loan agreement, mortgage, deed of trust, indenture, contract or other material agreement to which TWA is a party, and does not violate any term, covenant and condition of any other material agreement with any regulatory authority or any of the provisions of the Certificate of Incorporation or By-Laws of TWA as in effect on the date hereof.

     IN WITNESS WHEREOF, the undersigned, TWA, by and through its duly undersigned authorized officer does hereby execute this DEED OF CONVEYANCE as of this 9th day of December, 1997.

                                    TRANS WORLD AIRLINES, INC.



                                    By:  _______________________________
                                         Name:
                                         Title:

Before me personally appeared this 9th day of
                                   ---
December, 1997,___________, _____________, as
______________________________ of TRANS WORLD
AIRLINES,INC., a Delaware corporation, who in my presence did execute this DEED OF
CONVEYANCE and acknowledged that he/she
executed this DEED OF CONVEYANCE for the purpose stated herein as an act and deed of said corporation.


_____________________________________________
Name:

_____________________________________________


Notarial Seal   _____________________________



Acknowledged and Agreed to as of this 9th day of December, 1997.

ACQUIRED SLOT TRUST NO. 2

First Security Bank, National Association,

as Slot Trustee on behalf of the Acquired Slot Trust
No. 2


By:   ____________________________________
Name:
Title:

After recording and confirmation please return to First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department

                                                                       EXHIBIT B

                       TO ACQUIRED SLOT TRUST AGREEMENT


________________________________________________________________________________


                        BENEFICIAL INTEREST CERTIFICATE

                                     UNDER

                         ACQUIRED SLOT TRUST AGREEMENT

                                    BETWEEN

                           TRANS WORLD AIRLINES, INC.

                                      AND

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                AS SLOT TRUSTEE



                     11 1/2% SENIOR SECURED NOTES DUE 2004


________________________________________________________________________________

              TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN
          RESTRICTIONS AND LIMITATIONS SET FORTH IN SECTIONS 5.02 AND
          6.02 OF THE ACQUIRED SLOT TRUST AGREEMENT REFERRED TO BELOW


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                       AS

                     SLOT TRUSTEE UNDER THE ACQUIRED SLOT
                     TRUST AGREEMENT DATED DECEMBER 9, 1997

                     BENEFICIAL INTEREST CERTIFICATE No. 1



                                                                December 9, 1997

     FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Slot Trustee (the "Slot Trustee") under the Acquired Slot Trust Agreement Declaration of Trust, dated as of December 9, 1997 (as the same may be amended and supplemented from time to time, the "Acquired Slot Trust Agreement") between TRANS WORLD AIRLINES, INC. ("TWA") and the Slot Trustee (capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the Acquired Slot Trust Agreement or incorporated therein by reference), hereby certifies as follows:
(i) this Beneficial Interest Certificate is the Beneficial Interest Certificate referred to in the Acquired Slot Trust Agreement, which Beneficial Interest Certificate has been executed by the Slot Trustee; and (ii) TWA, as the holder of record of this Beneficial Interest Certificate (the "Holder"), has an undivided beneficial ownership interest in the entire Slot Trust; however, all the assets of the Slot Trust shall at all times be considered as vested in the Slot Trustee.

     The ownership of this Beneficial Interest Certificate shall be recorded by the Slot Trustee on the books of the Slot Trust, at the corporate trust office of the Slot Trustee at 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Department, or at the office of any successor Slot Trustee, in accordance with Section 6.01 of the Acquired Slot Trust Agreement.

     Reference is hereby made to the Acquired Slot Trust Agreement, the Pledge and Security Agreement dated as of December 9, 1997 between TWA and the Collateral Agent thereunder, the Indenture dated as of December 9, 1997 between TWA and the Trustee (as defined therein) and the Master Sub-License Agreement dated as of December 9, 1997 between TWA and the Slot Trustee for a statement of the rights of the Holder of this Beneficial Interest Certificate, as well as for a statement of the terms and conditions of the trust created by the Acquired Slot Trust

Agreement, to all of which terms and conditions the Holder hereof agrees by its acceptance of this Beneficial Interest Certificate.

     THIS BENEFICIAL INTEREST CERTIFICATE MAY BE TRANSFERRED, SOLD, ASSIGNED OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 5.02 AND 6.02 OF THE ACQUIRED SLOT TRUST AGREEMENT. The Holder hereof, by its acceptance of this Beneficial Interest Certificate, agrees not to transfer, sell, assign or otherwise dispose of this Beneficial Interest Certificate except in accordance with the terms of Sections 5.02 and 6.02 of the Acquired Slot Trust Agreement. Upon surrender of this Beneficial Interest Certificate for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered Holder hereof or his attorney duly authorized in writing, and after compliance with the provisions of Sections 5.02 and 6.02 of the Acquired Slot Trust Agreement, a new Beneficial Interest Certificate representing the undivided beneficial interest in the entire Slot Trust will be executed and delivered to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Slot Trustee may treat the Person in whose name this Beneficial Interest Certificate is registered as the owner hereof for all purposes set forth in the Acquired Slot Trust Agreement.

     IN WITNESS WHEREOF, the Slot Trustee has caused this Beneficial Interest Certificate to be duly executed by an authorized officer of the Slot Trustee as of the date first above written.

                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Slot Trustee



                                    By:   ______________________________
                                          Name:
                                          Title:

                     BENEFICIAL INTEREST CERTIFICATE POWER

FOR VALUE RECEIVED, ____________________________________________________ hereby sells, assigns and transfers unto _____________________________________________
(_________) percent of the ownership of the beneficial interest in the ACQUIRED SLOT TRUST NO. 2 (the "Slot Trust") created pursuant to that certain Acquired Slot Trust Agreement Declaration of Trust, dated as of December 9, 1997 (the "Acquired Slot Trust Agreement"), made by Trans World Airlines, Inc., a Delaware corporation (the "Company"), and First Security Bank, National Association, a national bank, as slot trustee (the "Slot Trustee"), standing in the Company's name on the books of the Slot Trustee represented by Beneficial Interest Certificate No. 1, herewith, and do hereby irrevocably constitute and appoint ____________________________________ attorney to transfer said beneficial interest certificate on the books of said Trust with full power of substitution in the premises.

Dated:

                                    TRANS WORLD AIRLINES INC.



                                    By:   ______________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT C

                       TO ACQUIRED SLOT TRUST AGREEMENT


________________________________________________________________________________


                          MASTER SUB-LICENSE AGREEMENT

                                    BETWEEN

                           TRANS WORLD AIRLINES, INC.
                                    ("TWA")

                                      AND

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                 PURSUANT TO THE ACQUIRED SLOT TRUST AGREEMENT
                          DATED AS OF DECEMBER 9, 1997



                     11 1/2% SENIOR SECURED NOTES DUE 2004


________________________________________________________________________________

                          MASTER SUB-LICENSE AGREEMENT



     THIS MASTER SUB-LICENSE AGREEMENT dated as of December 9, 1997 (herein, together with all supplements and amendments hereto, this "Agreement"), made by TRANS WORLD AIRLINES, INC., a Delaware corporation, having an office at 515 N. 6th Street, St. Louis, Missouri 63101 (herein, together with its successors and assigns, "TWA") and the trust existing under the Acquired Slot Trust Agreement Declaration of Trust, dated as of December 9, 1997 (the "Slot Trust"), with FIRST SECURITY BANK, NATIONAL ASSOCIATION, a banking association organized under the laws of the United States, having an office at 79 South Main Street, Salt Lake City, Utah 84111 (herein, together with its successors in trust and assigns, the "Slot Trustee").

                                R E C I T A L S:

     WHEREAS, TWA and First Security Bank, National Association, as Trustee, have contemporaneously herewith entered into that certain Indenture dated as of December 9, 1997 (the "Indenture") providing for the issuance of $140,000,000 aggregate principal amount outstanding of 11 1/2% Senior Secured Notes due 2004; and

     WHEREAS, TWA granted, assigned, transferred and conveyed to the Slot Trust by the Deed of Conveyance (as defined in the Definitions Appendix described below) all of the Acquired Slots set forth in Schedule I to the Acquired Slot Trust Agreement; and from time to time hereafter TWA may assign, transfer and convey to the Slot Trust other Slots pursuant to any Subsequent Deed of Conveyance. All Slots so conveyed to the Slot Trust by the Deed of Conveyance and Subsequent Deeds of Conveyance (as defined in the Definitions Appendix) together constitute the "Acquired Slots"; and

     WHEREAS, the Slot Trustee has agreed to grant to TWA an exclusive sub-license (the "Sub-License") to use the Acquired Slots in accordance with this Agreement; and

     WHEREAS, as security for the due and punctual payment, performance and observance in full of the Obligations (as defined in the Definitions Appendix), TWA pledged, among other things, the Beneficial Interest and the Beneficial Interest Certificate, to the Collateral Agent on behalf of the holders of the Securities; and

     WHEREAS, TWA has duly authorized the execution and delivery of this Agreement.

     NOW, THEREFORE, both parties agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities (the "Holders").

            ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01.  Definitions.  Capitalized terms used and not otherwise
                    -----------
defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached to the Indenture as Appendix I, which shall be a part of this Master Sub-License Agreement as if fully set forth in this place.

     Section 1.02.  Rules of Construction.  The rules of construction for this
                    ---------------------
Master Sub-License Agreement are set forth in Section 2 of the Definitions Appendix.

                            ARTICLE 2.  SUB-LICENSE

     Section 2.01.  Grant of Sub-License.  The Slot Trust does hereby grant unto
                    --------------------
TWA an exclusive Sub-License to use the Acquired Slots, subject to the terms hereof and, except as otherwise provided herein, TWA shall not be required to pay any fee for such Sub-License. The reference to the Slot Trustee having "licensed-back" to TWA the Acquired Slots in the parties' facsimile transmittal to the Office of Slot Administration, Office of the Chief Counsel - Slot Transfers, Federal Aviation Administration, dated December 8, 1997, refers to the Sub-License granted unto TWA by this Section 2.01.

                       ARTICLE 3.  NATURE OF SUB-LICENSE

     Section 3.01.  Non-Proprietary Nature.  The Sub-License shall be deemed to
                    ----------------------
be in the nature of a usufruct and not a proprietary right, and the interest of TWA under this Agreement shall be terminable in accordance with the terms and conditions hereof.

                    ARTICLE 4.  REPRESENTATION AND WARRANTY

     Section 4.01.  Representation and Warranty.  TWA represents and warrants
                    ---------------------------
that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as conducted on the date hereof, and has all such power and authority as is necessary to enter into this Agreement.

                              ARTICLE 5  COVENANTS

     Section 5.01.  Covenants.  TWA covenants and agrees that:
                    ---------

          (a) It shall use the Acquired Slots, or cause the Acquired Slots to be used, in a manner consistent with Title 14 (including the percentage use requirement contained therein) or other regulations established by any lawful authority (unless noncompliance with such provision or regulations is otherwise waived or consented to by the FAA or such authority, as the case may be). TWA shall not use the Acquired Slots for international or essential air service operations as defined by the FAA. TWA shall file all such reports as are required by the FAA or by any other lawful authority to protect each Acquired Slot in form and content in compliance with the provisions of Title 14 or other regulations established by any other lawful authority, which reports shall be delivered to the FAA or such other lawful authority on a timely basis. On or before the tenth Business Day of each month TWA shall furnish to the Slot Trustee a certificate as to its compliance with this Agreement for the immediately preceding three months in substantially the form of Exhibit 1 to this Agreement.

          (b) Except as expressly permitted in this Section 5.01(b), TWA shall not transfer, sub-license or otherwise grant to others rights with respect to the Acquired Slots, and any such non-permitted transfer, sub-license or other grant by TWA shall be null and void. TWA may, in the Ordinary Course Of Business, (i) enter into Slot Trades, and (ii) sub-license and agree to sub-license, directly or indirectly, to air carriers the right to use Acquired Slots (such licenses in this clause (ii) hereinafter referred to as the "Third Party Licenses"), provided that, (A) TWA shall not have outstanding at any one time Third Party Licenses with a Remaining Term of longer than twenty-four (24) months with respect to more than forty percent (40%) of the number of Acquired Slots; (B) in the case of an indirect Third Party License with respect to an Acquired Slot, the direct third party sublicensee shall contractually bind itself with TWA to promptly sub-license the right to use any such Acquired Slot to an air carrier; (C) TWA shall not enter into or agree to enter into any Third Party License with a Remaining Term of longer than fifteen (15) months after its receipt of notice of a Default under Section 6.01(f) of the Indenture or after the occurrence of any other Default under the Indenture and so long as any such Default shall continue and (D) TWA shall not accept prepayments of rentals in connection with Third Party Licenses.

          (c) The rights of all sub-licensees claiming from or under TWA under any and all Third Party Licenses, except as otherwise provided with respect to Prior Third-Party Licenses, are subject and subordinate in all respects to the terms of this Master Sub-License Agreement and the Slot Trust. TWA shall use commercially reasonable efforts to obtain, as promptly as practicable, from each licensee under a Prior Third Party License an agreement (for the express benefit of the Slot Trustee) that, and as a condition to entering into any Third Party License, TWA will require each prospective sub-licensee to agree (for the express benefit of the Slot Trustee) that, upon receipt of notice from the Slot Trustee that this Master Sub-License Agreement has been terminated, it will promptly either
     (i) (A) attorn to the Slot Trustee for the then scheduled Remaining Term of the Third-Party License and acknowledge that, thereafter, its rights with respect to the relevant Acquired Slot have terminated, and (B) agree that for the Remaining Term of such Third Party License it will make license payments directly to the Slot Trustee in an amount equal to the higher of
     (1) the payments that, from time to time, would have been due and payable under the terms of the Third-Party License, or (2) monthly fair market value license payments with respect to the relevant Acquired Slot, or (ii) acknowledge that such Third Party License, and the Third-Party Licensee's rights with respect to the relevant Acquired Slot, shall terminate sixty
     (60) days after notice from the Slot Trustee to such licensee of the Slot Trustee's election to terminate such license. TWA shall not extend and shall not, in any material respect, amend the Prior Third Party Licenses described in Schedule II to the Acquired Slot Trust Agreement, except on terms complying with this paragraph and Section 5.01(b).

          (d) TWA shall pay any reasonable fees or expenses incurred by the Slot Trust or Slot Trustee in connection with being the holder of record at the FAA of any Acquired Slot or the right to use any Acquired Slot.

          (e) TWA shall take any action necessary to maintain the Slot Trust as the holder of record at the FAA of the Acquired Slots.

              ARTICLE 6.  EVENT OF LOSS; RELEASE OF ACQUIRED SLOTS

     Section 6.01.  Event of Loss.  (a) On the occurrence of an Event of Loss
                    -------------
with respect to an Acquired Slot, TWA shall give the Slot Trustee prompt notice thereof and shall satisfy the Substitution Requirements.

          (b) Upon compliance by TWA with its obligations above, with Article 7 hereof and with any applicable requirements of the TIA, and upon Request and payment by TWA of the Slot Trustee's costs (including reasonable legal fees and disbursements) incurred in connection with the foregoing, and provided that any Slot which may be assigned, transferred and conveyed to the Slot Trust as provided above shall immediately upon such assignment, transfer and conveyance for all purposes under the Indenture, the Pledge Agreement, the Declaration, any Subsequent Deed of Conveyance and this Agreement become and be an Acquired Slot, the Slot Trust shall execute and deliver the required documents, assigning, transferring and conveying the Acquired Slot which was the subject of the Event of Loss to TWA or its designee, without recourse, whereupon such Acquired Slot shall cease to be an Acquired Slot for all purposes of the Indenture and the Operative Documents, including this Agreement.

     Section 6.02.  Release of Acquired Slots.  Upon Request and payment by TWA
                    -------------------------
of the Slot Trustee's costs (including reasonable legal fees and disbursements) incurred in complying with such Request:

          (a) Sale to Third Parties. So long as no Event of Default has occurred and is continuing or would result therefrom, the Slot Trust shall assign, transfer and convey to TWA or its designee, without recourse, any Acquired Slot that is the subject of a contract of sale pursuant to which TWA has agreed to sell such Acquired Slot in the Ordinary Course, on an arm's-length basis to an unaffiliated third party within ninety (90) days after the date of such release, which contract contains only closing conditions that are customary to a sale of that kind at that time and which sale is not a "sale/leaseback" or other similar transaction used by TWA as a financing vehicle, but only if TWA shall comply with the Substitution Requirements.

          (b) Release of Acquired Slots Upon Partial Prepayment. Simultaneously with or promptly following the cancellation of any Securities, whether pursuant to a partial repurchase of any Securities pursuant to any Offer to Purchase under the Indenture, following a tender of Securities in connection with a tender offer therefor or otherwise and subject to compliance by the Company with the Preconditions, and provided that after giving effect to such release of Acquired Slots, the Company will be in compliance with the Security Ratio requirements set forth in the definition thereof, the Slot Trustee shall assign, transfer and convey to TWA or its designee without recourse the Acquired Slots set forth in
     Schedule 1 hereto (the "Released Slots") based upon the reduction in the amount of Securities Outstanding to an amount equal to or less than the level specified for the release of particular Acquired Slots as set forth in said Schedule 1 (the "Release Trigger").

          (c) Release of Acquired Slot. Subject to the conditions and upon compliance with all of the requirements of this Section 6.02 and Article 7 hereof and any applicable requirements of the TIA, and provided that any Slot which may be assigned, transferred and conveyed to the Slot Trust shall immediately upon such assignment, transfer and conveyance, for all purposes under the Indenture, the Pledge Agreement, the Declaration, any Subsequent Deed of Conveyance and this Agreement become and be an Acquired Slot, the Acquired Slot or Acquired Slots, as the case may be, released pursuant to Section 6.02(a) or 6.02(b), as the case may be, shall cease to be Acquired Slots for all purposes hereof and of the Indenture and the Operative Documents (unless later reassigned, retransferred and reconveyed to the Slot Trust).

                   ARTICLE 7.  SUBSEQUENT DEEDS OF CONVEYANCE

     Section 7.01.  Subsequent Deeds of Conveyance.  If and whenever TWA shall
                    ------------------------------
be required to assign, transfer and convey Slots to the Slot Trust or if TWA shall at any time desire to assign, transfer and convey Slots to the Slot Trust, TWA will furnish to the Slot Trustee the following:

          (a) a Subsequent Deed of Conveyance duly executed by TWA, appropriately describing and identifying such Slots; and

          (b) an Opinion of Counsel, dated the date of execution of said Subsequent Deed of Conveyance, stating that:

          (i) all necessary filings have been made with the FAA to effect the transfer of such Slots from TWA to the Slot Trust pursuant to Title 14, Code of Federal Regulations, Part 93.221 (the "FAA Slot Regulations"), and TWA has received confirmation from the FAA of the transfer of such Slots to the Slot Trust and of the license-back to TWA pursuant to the Subsequent Deed of Conveyance and this Agreement; the Slot Trust owns such Slots subject to the transfers permitted under the Subsequent Deed of Conveyance and this Agreement and owns such Slots free and clear of all liens and interests of others except as may be provided herein and the Slot Trust has been identified as the owner and holder of record of each such Slot pursuant to the FAA Slot Regulations; TWA has been identified as the operator of record of such Slots (subject to transfers permitted under the Subsequent Deed of Conveyance and this Agreement) and such right to use such Slots has been duly recorded in the name of TWA pursuant and subject to the FAA Slot Regulations; and

          (ii) except as described in subsection 7.01(b)(i) above, no authorization, approval, consent or license of the FAA or the Department of Transportation of the United States is required for the execution, delivery, or performance of the Subsequent Deed of Conveyance by TWA; and

          (c) Such Officers' Certificates, Opinions of Counsel or other documents, if any, as the TIA may require or the Slot Trustee may reasonably require.

                ARTICLE 8.  REMEDIES UPON DEFAULT OR FAA ACTION

     Section 8.01.  Remedies upon Default or FAA Action.  (a) The parties
                    -----------------------------------
acknowledge and agree that the primary operating authority represented by a Slot exists at the discretion of the FAA, acting pursuant to Title 14 and statutory authority, and that the FAA may terminate, cancel, withdraw or revoke a Slot or amend or revoke the regulation which permits Slots to be bought and sold and thereby gives them value (any of the foregoing, an "FAA Action"). The parties further acknowledge and agree that any of these actions by the FAA would substantially impair the rights of the Slot Trustee and the value of the Collateral.

          (b)  It is understood and agreed between the parties that:

          (i) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE INDENTURE OR AN FAA ACTION AND DURING THE CONTINUANCE THEREOF, TWA SHALL DELIVER TO THE COLLATERAL AGENT, ALL CONSIDERATION TO BE RECEIVED BY TWA AFTER SUCH EVENT OF DEFAULT OR FAA ACTION (OTHER THAN THE RIGHT TO USE A SLOT, AS TO WHICH A PERSON OTHER THAN TWA IS THE HOLDER OF RECORD AT THE FAA) IN CONNECTION WITH A THIRD PARTY LICENSE OR SLOT TRADE; PROVIDED THAT IF SUCH CONSIDERATION IS A SLOT, AS TO WHICH TWA BECAME THE HOLDER OF RECORD AT THE FAA, SUCH SLOT SHALL BE ASSIGNED, TRANSFERRED AND CONVEYED TO THE SLOT TRUST AND SHALL BE HELD BY THE SLOT TRUST AS A SLOT TRUST ASSET;

          (ii) UPON THE ACCELERATION OF TWA'S OBLIGATIONS UNDER THE SECURITIES IN ACCORDANCE WITH THE INDENTURE, THIS AGREEMENT WILL, WITHOUT ANY ACTION BY ANY PARTY THERETO, TERMINATE AND TWA SHALL HAVE NO FURTHER RIGHT OR INTEREST IN THE ACQUIRED SLOTS AND THE SLOT TRUSTEE MAY TAKE SUCH ACTIONS AS NECESSARY TO CAUSE OR ALLOW THE TERMINATION OF OR ENFORCE ATTORNMENT OBLIGATIONS UNDER OR OTHERWISE DEAL WITH THIRD PARTY LICENSES AND SLOT TRADES, AND TO ASSIGN, TRANSFER AND CONVEY BY DEED OF CONVEYANCE, WITHOUT RECOURSE, WARRANTY OR REPRESENTATION THE ACQUIRED SLOTS; PROVIDED, THAT, IF SUCH

     ACCELERATION IS RESCINDED IN ACCORDANCE WITH SECTION 6.2 OF THE INDENTURE PRIOR TO THE SLOT TRUSTEE'S HAVING DISPOSED OF ANY OF THE ACQUIRED SLOTS, THIS AGREEMENT WILL, WITHOUT ANY ACTION BY ANY PARTY THERETO, BE REINSTATED WITH RESPECT TO THOSE SLOTS STILL HELD BY THE SLOT TRUSTEE AFTER TAKING ANY SUCH ACTION; AND

          (iii) IN FURTHERANCE OF THE FOREGOING, THE SLOT TRUSTEE IS HEREBY IRREVOCABLY APPOINTED THE TRUE AND LAWFUL ATTORNEY OF TWA, IN ITS NAME AND STEAD, TO THE EXTENT PERMITTED BY LAW, TO EXECUTE, FILE, REGISTER AND/OR RECORD ALL DOCUMENTS AND INSTRUMENTS OF ASSIGNMENT, TRANSFER AND SURRENDER OF THE ACQUIRED SLOTS (INCLUDING, WITHOUT LIMITATION, AN INSTRUCTION TO TRANSFER OPERATOR STATUS IN THE FORM ATTACHED HERETO AS EXHIBIT 2, A COPY OF WHICH HAS BEEN EXECUTED IN BLANK BY AN AUTHORIZED OFFICER OF TWA AND DELIVERED TO THE SLOT TRUSTEE, BUT WHICH MAY ALSO BE EXECUTED ON BEHALF OF TWA BY THE SLOT TRUSTEE PURSUANT TO THIS POWER OF ATTORNEY), AND ALL OTHER DOCUMENTS AND INSTRUMENTS, NECESSARY, OR IN THE GOOD FAITH OPINION OF THE SLOT TRUSTEE DESIRABLE, IN ORDER TO (X) RECORD OF RECORD WITH THE FAA ANY TERMINATION OF TWA'S RIGHTS OR INTERESTS IN THE ACQUIRED SLOTS UPON THE ACCELERATION OF TWA'S OBLIGATIONS UNDER THE SECURITIES IN ACCORDANCE WITH THE INDENTURE, (Y) UPON OR AT ANY TIME AFTER SUCH ACCELERATION, EFFECT THE TRANSFER OF TWA'S OPERATOR STATUS WITH RESPECT TO ANY OR ALL OF THE ACQUIRED SLOTS TO THE SLOT TRUSTEE OR A THIRD PARTY DESIGNATED BY THE SLOT TRUSTEE AND/OR (Z) OTHERWISE EFFECT THE ACTIONS THAT THE SLOT TRUSTEE IS AUTHORIZED, OR INTENDED TO BE AUTHORIZED, TO TAKE PURSUANT TO THE FOREGOING CLAUSES (I) AND (II) OF THIS SECTION 8.01(B), AND MAY SUBSTITUTE ONE OR MORE PERSONS, FIRMS OR CORPORATIONS WITH LIKE POWER, TWA HEREBY RATIFYING AND CONFIRMING ALL THAT ITS SAID ATTORNEY OR SUCH SUBSTITUTE OR SUBSTITUTES SHALL LAWFULLY DO BY VIRTUE HEREOF; BUT IF SO REQUESTED BY THE SLOT TRUSTEE, TWA SHALL RATIFY AND CONFIRM ANY SUCH ACTION TAKEN IN ACCORDANCE WITH THIS POWER OF ATTORNEY AS MAY BE DESIGNATED IN ANY SUCH REQUEST. THE FOREGOING POWER OF ATTORNEY IS COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT, PROVIDED ONLY THAT THE FOREGOING POWER OF ATTORNEY WILL TERMINATE UPON RECONVEYANCE OF THE ACQUIRED SLOTS TO TWA IN ACCORDANCE WITH SECTION 9.01 HEREOF.

          (c) In view of the nature of a Slot and the discretion given to the FAA with respect to Slots, the parties understand and agree that the termination, cancellation, withdrawal or revocation of the Acquired Slots or the amendment or revocation of the regulation which permits Slots to be bought and sold would cause a immediate and permanent detrimental effect upon the Slot Trust and the ability of the Holders to look to the pledge by TWA of the Beneficial Interest and the Beneficial Interest Certificate to secure TWA's obligations under the Securities and the Indenture. In accordance with the foregoing, upon the acceleration of TWA's obligations under the Securities in accordance with the Indenture, the Slot Trustee and TWA shall (unless such action on the part of the Slot Trustee is not consistent with action a prudent man would exercise or use under the circumstances in the conduct of his own affairs or is not required to authorize and permit the Slot Trustee to take the actions described in this sentence) apply for and use their best efforts to obtain a temporary restraining order and preliminary and final injunctive or other equitable relief authorizing and permitting the Slot Trustee to cancel, or confirming the cancellation of, this Agreement in accordance with Section 8.01(b) hereof, and authorizing and permitting the Slot Trustee to sell, assign, transfer and convey the Acquired Slots for a price and under such terms and conditions as may be commercially reasonable and/or to preserve, to the maximum extent possible, the value of the Acquired Slots.

          (d) In accordance with the foregoing, TWA further recognizes, understands and agrees that in the event of either a filing by TWA or a entry of an order or decree against TWA of a petition under the Bankruptcy Law then, and in either such event, the Slot Trust will only be protected adequately with respect to the Acquired Slots upon the immediate entry of an order providing either (i) for immediate abandonment of the Acquired Slots to the Slot Trust and a grant of authority to the Slot Trust to assign, transfer and convey the Acquired Slots and have the Collateral Agent hold any proceeds thereof for the benefit of the Holders or (ii) permitting TWA, at the sole discretion of the Slot Trustee, which may be revoked at any time as to any one or more or all of the Acquired Slots, to continue to use all of the Acquired Slots on a daily basis so as to prohibit the FAA from immediately terminating, canceling, withdrawing or revoking the rights thereunder.

     It is the position of the Slot Trust and TWA that under the terms of the Deed of Conveyance, any Subsequent Deed of Conveyance and this Agreement, TWA (for all purposes other than tax purposes) has assigned, transferred and conveyed (or, in the case of any Subsequent Deed of Conveyance, will have assigned, transferred and conveyed) its entire property interest, if any, in the Acquired Slots and can only acquire an interest therein upon satisfaction of all of the Obligations or under limited circumstances set forth in Article 6 hereof.

     In the event, however, that it is determined by a court of competent jurisdiction that a property interest in the Acquired Slots does so exist in TWA notwithstanding the failure of TWA to satisfy all of the Obligations or the existence of certain circumstances set forth in Article 6 hereof, then and in that event, the Slot Trustee and TWA agree that an order for adequate protection pertaining to the foregoing rights of the Slot Trust with respect to the Acquired Slots shall be immediately entered and TWA does hereby for itself and its successors and assigns, including without limitation a trustee in any proceeding instituted by or against TWA under the Bankruptcy Law, consent to the entry of a order providing for such adequate protection of the Slot Trust's interest in the Acquired Slots.

         ARTICLE 9.  TERMINATION AND RECONVEYANCE OF ALL ACQUIRED SLOTS

     Section 9.01.  Reconveyance of All Acquired Slots.  In the event that no
                    ----------------------------------
Default or Event of Default exists under the Indenture, and TWA satisfies all of the Obligations, then, and in that event, upon receipt by the Indenture Trustee of such satisfaction in immediately available funds, the Slot Trustee shall, without cost or charge to TWA (except as otherwise provided herein), reassign, retransfer and reconvey by deed of conveyance without recourse, representation or warranty to TWA, all of the Acquired Slots, except that the Slot Trustee shall represent and warrant that (except in accordance with Article 8 hereof), it has made no transfers of, or knowingly permitted any liens to be imposed upon, Acquired Slots other than the limited interest granted to TWA under this Agreement, and thereupon this Agreement (other than Article 10 hereof) shall terminate.

     Section 9.02.  Continued Effectiveness of Agreement.  If the reassignment,
                    ------------------------------------
retransfer or reconveyance referred to in Section 9.01 hereof is prohibited by any then applicable law or regulation, this Agreement (including Section 5.01(e) but otherwise excluding Articles 5, 6, 7, 11, 12, 13 and 14 hereof) will continue in effect until such time as the reassignment, retransfer or reconveyance of the primary operating authority with respect to the Acquired Slots is permitted.

                          ARTICLE 10.  INDEMNIFICATION

     Section 10.01.  Indemnification by TWA.  TWA shall indemnify and hold
                     ----------------------
harmless the Slot Trustee to the extent provided to the Indenture Trustee under
Section 7.7 of the Indenture, and the Slot Trustee shall have those rights set forth in such Section 7.7 for the Indenture Trustee.

                            ARTICLE 11.  AMENDMENTS

     Section 11.01.  Amendments.  (a) Except as provided in Section 11.01(b)
                     ----------
hereof, and subject to Section 4.11 of the Indenture and Article 9 of the Indenture, this Agreement may be amended by TWA and the Slot Trustee only with the affirmative vote of the Required Holders; provided, however, that the
                                              --------  -------
affirmative vote of each Holder shall be required to amend this Section 11.01.

          (b) TWA and the Slot Trustee may also amend this Agreement without the vote of the Holders if such parties each deem it necessary to cure any ambiguity, defect or inconsistency or conform this Agreement to the requirements of applicable laws so long as such amendment does not have a material adverse effect on the interests of the Holders.

                            ARTICLE 12.  ASSIGNMENTS

     Section 12.01.  Rights of Assignment by TWA.  TWA and the Slot Trustee
                     ---------------------------
understand and agree that the interest of TWA under this Agreement is not assignable and that any attempt to assign all or any portion of this Agreement by TWA shall be null and void ab initio except for an assignment in connection with a merger, consolidation or sale of substantially all TWA's assets permitted under the Indenture.

                      ARTICLE 13.  INDEPENDENT APPRAISALS

     Section 13.01.  Independent Appraisal Required Under Certain Circumstances.
                     ----------------------------------------------------------
Whenever a Permitted Substitute has been used or operated by a Person or Persons other than TWA, in a business similar to that in which it has been or is to be used or operated by TWA, within six (6) months prior to the date of its acquisition by TWA, or the fair value of any Acquired Slots or Collateral to be released, assigned or transferred by the Collateral Agent or the Slot Trust, together with all other Property so released, assigned or transferred since the commencement of the then-current calendar year or in any twelve (12) month period, as set forth in the certificate or certificates required by this Agreement, is ten percent (10%) or more of the aggregate principal amount of Securities at the time Outstanding, TWA will provide to the Slot Trustee such certificates and opinions, if any, as the TIA may require.

           ARTICLE 14.  RECEIPT OF CASH AND/OR INVESTMENT SECURITIES
                              BY THE SLOT TRUSTEE

     Section 14.01.  Receipt of Cash And/or Investment Securities.  In the event
                     --------------------------------------------
the Slot Trust or the Slot Trustee (in its capacity as Slot Trustee) receives any Property (including, without limitation, cash and/or Investment Securities) other than Slots, such Property shall immediately be delivered to the Collateral Agent (which shall be evidenced by a certificate of the Collateral Agent delivered to the Slot Trustee, acknowledging receipt of such Property).

                           ARTICLE 15.  SLOT TRUSTEE

     Section 15.01.  Rights and Duties of Slot Trustee.  Except as specifically
                     ---------------------------------
set forth herein, in the Pledge Agreement or in the Slot Trust Agreement, the Slot Trustee shall have no duty (i) to perform any recording or filing in connection with the Slot Trust Assets, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien owing with respect to, or assessed or levied against, any part of the Slot Trust Assets, or
(iii) to take any other actions in connection with the use, operation, management or maintenance of the Slot Trust Assets.

     Except as provided in Section 9.01 hereof, the Slot Trustee does not make and shall not be deemed to have made any representation or warranty, expressed or implied, as to the title, merchantability, compliance with specifications, condition, design, operation, fitness for use or for a particular purpose, or any other representation or warranty whatsoever, expressed or implied, with respect to the Slot Trust Assets.

     Section 15.02.  References to Slot Trust and Slot Trustee.  All references
                     -----------------------------------------
in this Agreement and the other Operative Documents to the Slot Trust or the Slot Trustee shall be to both the Slot Trust and the Slot Trustee unless such a reference would render the provision in which it is contained meaningless or ambiguous.

                           ARTICLE 16.  MISCELLANEOUS

     Section 16.01  Notices; Waivers.  Any request, demand, authorization,
                    ----------------
direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with

          (a) TWA shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by first-class mail, or by a nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to TWA at:

               Trans World Airlines, Inc.
               One City Centre
               515 N. 6th Street
               St. Louis, Missouri  63101

               Attention:  Senior Vice President & General Counsel

               Telecopier No.:  (314) 589-3267

          (b) the Slot Trustee shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail, or by a nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Slot Trustee at:

               First Security Bank, National Association
               79 South Main Street
               Salt Lake City, Utah  84111

               Attention:  Corporate Trust Department

               Telecopier No.:  (801) 246-5528

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of TWA or the Slot Trustee as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, at such Holder's address as it appears on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices to the Slot Trustee or to TWA are deemed given only when received. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Slot Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 16.02.  Amendments, Etc.  Subject to Section 11.01, no amendment or
                     ---------------
waiver of any provision of this Agreement nor consent to any departure by TWA therefrom shall in any event be effective unless the same shall be in writing, and signed by the Slot Trustee and approved by the Required Holders if required hereby or by the Indenture, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

     Section 16.03.  No Waiver; Remedies.  (a) No failure on the part of the
                     -------------------
Slot Trustee to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or the Indenture, the Securities or any of the other Operative Documents.

          (b) Failure by the Slot Trustee at any time or times hereafter to require strict performance by TWA or any other Person of any of the provisions, warranties, terms or conditions contained herein or in any of the Indenture, the Securities or any other Operative Documents now or at any time or times hereafter executed by TWA or any such other Person and delivered to the Slot Trustee shall not waive, affect or diminish any right of the Slot Trustee at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Slot Trustee or any agent, officer or employee of the Slot Trustee.

     Section 16.04.  Conflict with Trust Indenture Act of 1939.  If and to the
                     -----------------------------------------
extent any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive of the TIA, such imposed duties shall control.

     Section 16.05.  Holidays.  In the event that any date for the payment of
                     --------
any amount due hereunder shall not be a Business Day, then (notwithstanding any other provision of this Agreement) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue on such payment for the period from such due date to and including the next succeeding Business Day.

     Section 16.06.  Successors and Assigns.  This Agreement and all obligations
                     ----------------------
of TWA hereunder shall be binding upon the successors and if permitted assigns of TWA, and shall, together with the rights and remedies of the Slot Trustee hereunder, inure to the benefit of the

Slot Trustee, the Holders, and their respective successors and assigns. Any assignment of this Agreement in violation of Section 12.01 herein shall be null and void ab initio.

     Section 16.07.  Governing Law; Waiver of Jury Trial.  (a) The laws of the
                     -----------------------------------
State of New York shall govern this Agreement without regard to principles of conflict of laws.

          (b) TWA and the Slot Trustee each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     Section 16.08.  Indemnification.  TWA agrees to pay, and to save the Slot
                     ---------------
Trustee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or Slot Trust Assets or in connection with any of the transactions contemplated by this Agreement.

     Section 16.09.  Effect of Headings.  The Article and Section headings and
                     ------------------
the Table of Contents contained in this Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     Section 16.10.  No Adverse Interpretation of Other Agreement.  This
                     --------------------------------------------
Agreement may not be used to interpret any agreement of TWA or any of its Subsidiaries which is unrelated to the Indenture, the Securities or the other Operative Documents. Any such other agreement may not be used to interpret this Agreement.

     Section 16.11.  No Recourse Against Others.  A director, officer, employee
                     --------------------------
or stockholder, as such, of TWA shall not have any liability for any obligations of TWA under the Agreement or for any claim based on, in respect of or by reason of such obligations or its creation.

     Section 16.12.  Counterpart Originals.  This Agreement may be signed in two
                     ---------------------
or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     Section 16.13.  Severability.  The provisions of this Agreement are
                     ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction, and a Holder shall have no claim therefor against any party hereto.

     Section 16.14.  Benefits of Agreement Restricted.  Subject to the
                     --------------------------------
provisions of Sections 12.01 and 16.06, nothing in this Agreement, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the

Holders, any legal or equitable right, remedy or claim under or in respect of this Agreement or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

     Section 16.15.  Survival Provisions.  Notwithstanding any right of the
                     -------------------
Collateral Agent, the Initial Purchasers or any of the Holders to investigate the affairs of TWA, and notwithstanding any knowledge of facts determined or determinable by any of them pursuant to such investigation or right of investigations all representations, warranties and covenants of TWA contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Master Sub-License Agreement to be duly executed as of the date first written above.

                                    TRANS WORLD AIRLINES, INC.



                                    By:  ______________________________
                                         Name:
                                         Title:



                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Slot Trustee on behalf of the Slot Trust



                                    By:  ______________________________
                                         Name:
                                         Title:

                                                                    EXHIBIT 1 TO
                                                                       EXHIBIT C

                                  CERTIFICATE
                                  -----------

     The undersigned, [Manager of Current Schedules and Industry Affairs] of Trans World Airlines, Inc. ("TWA"), DOES HEREBY CERTIFY THAT:

     1. This Certificate is delivered to the Slot Trustee pursuant to Article 5, Section 5.01(a) of the Master Sub-License Agreement dated as of December 9, 1997 (the "Master Sub-License Agreement") between TWA and First Security Bank, National Association, as Slot Trustee pursuant to the Acquired Slot Trust Agreement, dated as of December 9, 1997. All capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the Master Sub-License Agreement or incorporated therein by reference.

     2. I am responsible for maintaining and managing the operation of slots (as such term is defined in 14 C.F.R. 93) for TWA.

     3. Except as noted on Schedule A attached hereto, during each of the one-month, two-month and three-month periods ending the last day of the month preceding the date of this Certificate:

          (a) all the Acquired Slots were operated by TWA or other carriers or both; and

          (b)  (i)    the Acquired Slots operated by TWA, and

               (ii) to the best of my knowledge based upon due inquiry, the Acquired Slots operated by all other carriers, and

               (iii) accordingly, to the best of my knowledge, all the Acquired Slots were used in a manner consistent with the usage and other requirements of 14 C.F.R. 93 and Section 5.01(a) of the Master Sub-License Agreement; and

          (c) no notice of non-compliance with FAA Slot Regulations has been received from the FAA with respect to any Acquired Slot.


DATED:_____________________               BY:___________________________________
                                             NAME:

Att:  Schedule A (None - No Exceptions)

                                                                    EXHIBIT 2 TO
                                                                       EXHIBIT C

                    INSTRUCTION TO TRANSFER OPERATOR STATUS

     The undersigned TRANS WORLD AIRLINES, INC. ("TWA") hereby authorizes and directs the Federal Aviation Administration, Office of Slot Administration (and any successor federal agency or office thereof, the "FAA") to assign, transfer and convey operator status of the right to conduct Instrument Flight Rule (as defined under the Federal Aviation Act of 1958, as amended) take-offs or landings in specified one-hour or half-hour periods set forth on Schedule A hereto (the "Slots") to __________________________________, and to record such assignment, transfer and conveyance of operator status on the records of the FAA.

     IN WITNESS WHEREOF, the undersigned, TWA, by and through its duly authorized officer does hereby execute this instruction to transfer the Slots ("Instruction") as of this ___ day of ____________, ________.


                                    TRANS WORLD AIRLINES, INC.


                                    By:  _______________________________
                                          Name:
                                          Title:


                                    ____________________________________
                                    (Name of Transferee)

                                    By:  _______________________________
                                          Name:
                                          Title:

By execution below, the Federal Aviation Administration
Office of Slot Administration, acknowledges receipt of this Instruction, this ___ day of __________, ________.


By:  _______________________________
      Name:
      Title:

                                                                      SCHEDULE 1
                                                                    TO EXHIBIT C

                             SLOT RELEASE SCHEDULE

        Released Slots                               Slot Release Trigger
        --------------                               --------------------
All Slots listed on Schedule                         $100,000,000.00
I to the Acquired Slot Trust
Agreement

Note: Slots referred to are as of the date of the Master Sub-License Agreement. If additional or substitute Slots are conveyed to the Slot Trust in satisfaction of the Substitution Requirements, such substitute Acquired Slots shall be subject to release at the same time and under the same circumstances (and only at the same time and under the same circumstances) as the Acquired Slots for which they were substituted could have been released under the Master Sub-License Agreement.

                                                          EXHIBIT B TO INDENTURE


                         PLEDGE AND SECURITY AGREEMENT

                                     FROM

                          TRANS WORLD AIRLINES, INC.

                                      TO

                             FIRST SECURITY BANK,

                             NATIONAL ASSOCIATION

                              AS COLLATERAL AGENT

                         Dated as of December 9, 1997

                     11 1/2% Senior Secured Notes due 2004

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
               ARTICLE 1 - Definitions and Rules of Construction

Section 1.01   Definitions................................................     1
Section 1.02   Rules of Construction......................................     1

                            ARTICLE 2 - Collateral

Section 2.01   Grant of Security Interest.................................     2
Section 2.02   Substitution of Collateral.................................     3

                  ARTICLE 3 - Representations and Warranties

Section 3.01   Representations and Warranties of the Company..............     3

                             ARTICLE 4 - Covenants

Section 4.01   Further Assurances.........................................     5
Section 4.02   Taxes......................................................     5
Section 4.03   Maintenance................................................     7
Section 4.04   Event of Loss; Use in the Ordinary Course of Business;
                Release; Thresholds; Effect of Release; Substitution......     7
Section 4.05   Possession, Sublease and Assignment........................    12
Section 4.06   Recording; Registration; Compliance with Laws and Rules....    13
Section 4.07   Indemnities................................................    13
Section 4.08   FAA Records................................................    14
Section 4.09   Restrictions on Liens; Permitted Contests..................    14
Section 4.10   Warranty of Title..........................................    15
Section 4.11   Inventory Control System...................................    16
Section 4.12   Actions Regarding the Beneficial Interest Certificates.....    16
Section 4.13   Reports Regarding Collateral...............................    16
Section 4.14   Maintenance Ratio..........................................    17
Section 4.15   Change in Location of Principal Office, Records or Name....    18

                             ARTICLE 5 - Insurance

Section 5.01   Insurance to Be Carried....................................    19
Section 5.02   Alteration of Insurance....................................    19
Section 5.03   Additional Insurance.......................................    20
Section 5.04   Insurance Certificates.....................................    20
Section 5.05   Proceeds of Insurance......................................    20

                             ARTICLE 6 - Remedies

Section 6.01   Remedies...................................................    21
Section 6.02   Application of Proceeds....................................    22
Section 6.03   Obligations of Company Not Affected by Remedies............    22
Section 6.04   Remedies Cumulative and Subject to Applicable Law..........    23

                                      (i)

                            ARTICLE 7 - Termination
Section 7.01   Termination................................................    23

                         ARTICLE 8 - Collateral Agent

Section 8.01   Collateral Agent...........................................    23

                           ARTICLE 9 - Miscellaneous

Section 9.01   Benefits of Pledge Agreement Restricted....................    24
Section 9.02   Funds May Be Held by the Collateral Agent; Investments in
                Investment Securities.....................................    24
Section 9.03   Certificates and Opinions of Counsel; Statements to Be
                Contained Therein; Basis Therefor.........................    26
Section 9.04   Appraiser's Certificate....................................    26
Section 9.05   Notices; Waiver............................................    26
Section 9.06   Amendments, Etc............................................    27
Section 9.07   No Waiver; Remedies........................................    28
Section 9.08   Conflict with Trust Indenture Act of 1939..................    28
Section 9.09   Holidays...................................................    28
SECTION 9.10   Successors and Assigns.....................................    28
SECTION 9.11   Governing Law; Submission to Jurisdiction; Waiver of Jury
                Trial; Waiver of Damages..................................    29
Section 9.12   Indemnification............................................    30
SECTION 9.13   Effect of Headings.........................................    30
SECTION 9.14   No Adverse Interpretation of Other Agreements..............    30
Section 9.15   No Recourse Against Others.................................    30
SECTION 9.16   Counterpart Originals......................................    30
SECTION 9.17   Severability...............................................    30
SECTION 9.18   Survival Provisions........................................    31
SECTION 9.19   Waivers....................................................    31


EXHIBIT A   FORM OF SUPPLEMENTAL PLEDGE AGREEMENT (To Add Collateral)
EXHIBIT B   FORM OF SUPPLEMENTAL PLEDGE AGREEMENT (To Release Collateral
EXHIBIT C   FORM OF MONTHLY INVENTORY REPORT
SCHEDULE 1  DESIGNATED LOCATIONS
SCHEDULE 2  COLLATERAL RELEASE SCHEDULE
SCHEDULE 3  UCC FILING JURISDICTIONS

                                     (ii)

                         PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT, dated as of December 9, 1997 by and between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, having an office at 79 South Main Street, Salt Lake City, Utah 84111, as Collateral Agent appointed pursuant to the Indenture referred to below (together with its successors in such capacity, the "Collateral Agent").

                                    RECITALS

          WHEREAS, the Company and the Trustee have entered into an Indenture dated as of the date hereof (as at any time amended or supplemented or otherwise modified, the "Indenture"), providing for the issuance of its securities consisting of $140,000,000 aggregate principal amount of 11 1/2% Senior Secured Notes due 2004 (collectively, the "Securities"); and

          WHEREAS, in order to secure the payment of the principal amount of and interest and Special Interest, if any, on the Securities and all other Obligations of the Company under the Indenture, the Securities and the Operative Documents, the Company has agreed to pledge and grant a security interest in the Collateral, as provided for herein; and

          WHEREAS, the Company and the Collateral Agent wish to set forth herein their respective rights, liabilities and obligations with respect to the Collateral.

          NOW, THEREFORE, in consideration of the premises and other benefits to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company hereby makes the following representations and warranties and hereby covenants and agrees as follows:

                                   ARTICLE 1

                     Definitions and Rules of Construction

          Section 1.01  Definitions.  Capitalized terms used and not otherwise
                        -----------
defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be part of this Pledge Agreement as if fully set forth in this place.

          Section 1.02  Rules of Construction.  The rules of construction for
                        ---------------------
this Pledge Agreement are set forth in Section 2 of the Definitions Appendix.

                                   ARTICLE 2

                                   Collateral

          Section 2.01  Grant of Security Interest.  To secure the prompt
                        --------------------------
payment, performance and observance in full of any and all of the Company's indebtedness and obligations evidenced by or set forth in the Securities or the Indenture (including, without limitation, the principal of, premium, if any, on and interest and Special Interest, if any, with respect to, the Securities) and all of its obligations to perform acts or refrain from taking any action under the Indenture, the Securities, this Pledge Agreement and the other Operative Documents (all the foregoing hereinafter called the "Obligations"), the Company hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Holders a continuing general, valid, perfected security interest (senior in right and priority to all Liens except Permitted Collateral Liens) in all right, title and interest of the Company in, to and under the following whether now owned or hereafter acquired (collectively, the "Collateral"):

          (a) The Pledged Spare Parts.

          (b) The Beneficial Interest and the Beneficial Interest Certificate.

          (c) The Slot Trust Assets, but only to the extent, if any, of any right, title or interest that the Company notwithstanding the agreements of the Company set forth in Section 5.01 of the Declaration, may have in, to or under the Slot Trust Assets (it being acknowledged and understood by the parties hereto that pursuant to the Declaration and the Deed of Conveyance, the Company has agreed that all right, title and interest in and to the Slots specified in the Deed of Conveyance has been assigned, transferred and conveyed, and that all right, title and interest in and to any Slots that hereafter are the subject of any Subsequent Deed of Conveyance will be assigned, transferred and conveyed, to the Slot Trustee, and it being further acknowledged and agreed that the pledge, assignment and grant set forth in this Section 2.01(c) does not in any way limit the Deed of Conveyance or any Subsequent Deed of Conveyance).

          (d) All cash and/or Investment Securities deposited with the Collateral Agent to be held by the Collateral Agent as security for the Obligations as provided herein or in the Master Sub-License Agreement.

          (e) All other Property which may be granted, bargained, sold, conveyed, transferred, assigned or pledged pursuant to the terms of this Pledge Agreement by the Company to the Collateral Agent at any time and all proceeds (as such term is defined in Article 9 of the New York Uniform Commercial Code in effect on the date hereof) of and to any of the Property in which a security interest is granted under this Section 2.01.

          (f) All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Company, and all records, logs, documents and other materials required at any time to be maintained by the Company pursuant to the FAA or under the Federal Aviation Act, in each case with respect to any of the Spare Parts included in any of the foregoing.

          (g) The tolls, rents, revenues, issues, income, distributions, products and profits, and all the estate, right, title, interest and claim whatsoever, at law, as well as in equity, which the Company has or possesses on the date of delivery of this Pledge Agreement or to which the Company may thereafter become legally or equitably entitled, from, in or to the Collateral or the

Slot Trust Assets (excluding any cash on hand or in banks, instruments and accounts receivable arising from the conduct of the Company's business which do not arise either from the use, operation, storage, control or management of the Collateral or the Slot Trust Assets by the Collateral Agent pursuant to Article 6 hereof or through distributions, if any, made by the Slot Trust).

          It is the true, clear, and express intention of the Company that the continuing grant of the security interests provided for in this Pledge Agreement remain as security for payment and performance of the Obligations until such Obligations are satisfied and performed in full. The notice of the continuing grant of this security interest therefor shall not be required to be stated on the face of any Security, nor shall the Company otherwise be required to identify such Security as being secured hereby.

          Section 2.02  Substitution of Collateral.  The Company may from time
                        --------------------------
to time substitute Permitted Substitutes for any Non-Slot Collateral then subject to the Lien of this Pledge Agreement to the extent permitted by and in accordance with Section 4.04 and the Substitution Requirements and, upon the consummation of such substitution, the Collateral Agent, upon Request of the Company, shall release its Lien on the Collateral for which Permitted Substitutes are so substituted.

                                   ARTICLE 3

                         Representations and Warranties

          Section 3.01  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to the Collateral Agent as follows:

          (a) The Company is an air carrier certificated under Section 44705 of the Federal Aviation Act.

          (b) The Company owns, and has full right, title and interest in, the Collateral, free and clear of all Liens, except Permitted Collateral Liens.

          (c) The Company maintains public liability, property damage and workers' compensation insurance and insurance on all its insurable property, including the Collateral, against fire and other hazards with responsible insurance carriers to the extent usually maintained by similarly situated companies.

          (d) This Pledge Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

          (e) Upon the delivery to the Collateral Agent of Beneficial Interest Certificate, the filing of this Pledge Agreement with the FAA and the filing of financing statements under the

Uniform Commercial Code (the "UCC") in the offices of the Secretaries of State and (to the extent required by the UCC) the county clerks in each Designated Location, in each case as set forth in Schedule 3 hereto, the pledge of the Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders, will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Collateral from the Company other than Permitted Collateral Liens, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

          (f) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for (i) the pledge by the Company of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Company (except, in the case of any Collateral a security interest in which can only be perfected by filing of a financing statement under the UCC, for the filing of the UCC financing statements in all Designated Locations as described in Section 3.01(e) and, with respect to Pledged Spare Parts, the filing of this Pledge Agreement with the FAA or (ii) the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (g) No litigation investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Pledge Agreement, any of the Collateral or any of the transactions contemplated hereby.

          (h) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          (i) The execution, delivery and performance by the Company of the Operative Documents to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company, the Certificate of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company (other than any Liens contemplated hereunder and under the other Operative Documents in favor of the Collateral Agent, the Slot Trustee or the Trustee, as the case may be, on behalf of the Holders), or (iv) require any approval of stockholders, or any approval or consent of any Person under any material contractual obligation, of the Company.

          (j) The Company's chief executive office and principal place of business is at its address set forth for notices in Section 9.05(a), and the originals of its records pertaining to the

Collateral are kept at such address and the Designated Locations. The Company's name as set forth in such Section is its correct legal name and the Company has not within the past five years had any other legal name, nor has the Company done within such five years nor is the Company now doing business under any other name. The Company's correct U.S. tax identification number is 43-1145889.

                                   ARTICLE 4

                                   Covenants

          Section 4.01  Further Assurances.  From time to time, the Company
                        ------------------
shall perform any and all acts and execute any and all additional instruments and documents as may be reasonably requested by the Collateral Agent, the Indenture Trustee or the Slot Trustee, to carry out the intention of or to facilitate the performance of the terms of this Pledge Agreement or to secure the rights and remedies hereunder or thereunder of the Holders including, without limitation, the execution and delivery of instruments of title, any supplemental agreements and any financing statement or continuation of any financing statement or other appropriate instrument of recording under the Uniform Commercial Code as in effect in the jurisdictions in which the Collateral is located, under the Federal Aviation Act and the rules and regulations promulgated thereunder or under any other appropriate law or regulatory scheme applicable to the Collateral.

          Section 4.02  Taxes.  The Company will promptly pay and discharge all
                        -----
taxes, assessments, fees, charges, fines and penalties of any kind which may be imposed (a) upon any of the Collateral, the Acquired Slots or upon the Slot Trust and (b) for the use or operation thereof by the Company, and will at all times keep the Collateral and the Acquired Slots free and clear of all taxes, assessments, fees, charges, fines and penalties of any kind which might in any way affect the title thereto or result in a Lien which is not a Permitted Collateral Lien upon any part or the whole of the Collateral or the Acquired Slots; provided, however, that the Company shall not be required to pay or discharge any taxes, assessments, fees, charges, fines or penalties of any kind
(i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made if required in accordance with GAAP, as in effect from time to time, or (ii) if the Company delivers to the Collateral Agent an Officers' Certificate stating that such non-payment and non-discharge is in the interest of the Company, presents no material risk of sale, forfeiture or loss of any Collateral, and is not prejudicial in any material respect to the Holders, except that the Company will pay all such taxes, assessments, fees, charges, fines or penalties forthwith upon the commencement of proceedings to foreclose any Lien on any Collateral or Acquired Slot which may have attached as security therefor. If any expenses, taxes, assessments, fees, charges, fines or penalties which are payable by the Company hereunder shall have been charged or levied against the Collateral Agent, the Indenture Trustee or the Slot Trustee directly and, after notice to the Company and opportunity to contest as aforesaid, paid by the Collateral Agent, the Indenture Trustee or the Slot Trustee, the Company shall reimburse the Collateral Agent, the Indenture Trustee or the Slot Trustee on presentation of an invoice therefor.

          For purposes of this Section 4.02 and notwithstanding any other provision of this Pledge Agreement, the Collateral Agent, the Indenture Trustee or the Slot Trustee are the sole parties to, from, or with whom the Company shall be obligated to communicate or receive any communication or notice, negotiate, settle, or enter into any stipulation, agree upon or make factual determinations, elections, or payments regarding any matter arising under this
Section 4.02. Any and all notices received or served by the Company from or upon the Collateral Agent, the Indenture Trustee or the Slot Trustee shall be deemed notice duly served from or upon the Company. The Company shall have no obligation to communicate or deal with any parties except the Collateral Agent, the Indenture Trustee or the Slot Trustee regarding any matter arising under this Section 4.02.

          The Company will, except as otherwise permitted under the first paragraph of this Section 4.02, pay, and will save the Collateral Agent, the Indenture Trustee and the Slot Trustee and the Holders harmless from, any stamp taxes which shall be payable in connection with this Pledge Agreement, any supplement or amendment hereof or the original issuance of the Securities.

          If a written claim is made against the Collateral Agent, the Indenture Trustee or the Slot Trustee or the Holders of Securities for any taxes, assessments, fees, charges, fines, or penalties which are subject to payment or indemnification by the Company under this Section 4.02, the Collateral Agent, the Indenture Trustee or the Slot Trustee shall promptly notify the Company thereof in writing. If requested by the Company in writing within thirty (30) days (but twenty (20) days if the Collateral Agent, the Indenture Trustee or the Slot Trustee received a 30-day statutory notice) of the notice to the Company, the Collateral Agent, the Indenture Trustee or the Slot Trustee shall, at the Company's expense and direction, for so long as the Collateral Agent, the Indenture Trustee or the Slot Trustee reasonably believes that the Company is acting in good faith and the Collateral Agent, the Indenture Trustee or the Slot Trustee have received adequate indemnification therefor, contest such taxes, assessments, fees, charges, fines or penalties. The Company shall select the forum for such contest and shall determine whether such contest shall be by:

          (a) resisting or refusing payment of such taxes, assessments, fees, charges, fines or penalties; or

          (b) not paying such taxes, assessments, fees, charges, fines or penalties except under protest; or

          (c) paying such taxes, assessments, fees, charges, fines, or penalties and seeking a refund thereof.

          If permissible under applicable law, the Collateral Agent, the Indenture Trustee or the Slot Trustee shall assign its right to contest the imposition or levy of any such tax, assessment, fees, charges, fines or penalties to the Company.

          Section 4.03 Maintenance. The Company, at its own cost or expense:
                       -----------

          (a) shall maintain, or cause to be maintained, at all times all Pledged Spare Parts in accordance with all applicable laws, rules, regulations, orders, directives and instructions issued by the FAA or any other governmental authority having jurisdiction over the Company or any such Collateral, including making any modifications, alterations, replacements and additions necessary therefor;

          (b) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of any Pledged Spare Parts and shall retain complete copies thereof to the extent necessary to insure that the value of such Pledged Spare Parts will not be materially diminished for lack of a full maintenance history;

          (c) shall maintain, or cause to be maintained, every Pledged Spare
Part in good order and condition, shall perform all maintenance thereon necessary for that purpose and shall obtain all necessary recertification thereof and shall maintain generally the quality and makeup (by type and class) thereof in accordance with applicable laws.

          Section 4.04  Event of Loss; Use in the Ordinary Course of Business;
                        ------------------------------------------------------
Release; Thresholds; Effect of Release; Substitution.
----------------------------------------------------

          (a) Event of Loss. Upon the occurrence of an Event of Loss with respect to any Operative Collateral, the Company shall give the Collateral Agent prompt notice thereof and shall satisfy the applicable Substitution Requirements.

          Upon compliance by the Company with its obligations above and upon Request by the Company, payment by the Company of the Collateral Agent's and Slot Trustee's costs (including reasonable legal fees and disbursements) in connection therewith and satisfaction of any applicable requirements of the TIA, the Collateral Agent shall execute and deliver the required documents releasing, assigning and transferring all of the right, title and interest of the Collateral Agent in and to the Collateral which is the subject of such Event of Loss to the Company or its designee, whereupon such Collateral shall cease to be Collateral for all purposes hereof.

          (b) Use in the Ordinary Course of Business. So long as no Event of Default shall exist, the Company shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Collateral Agent, to deal with (but not, except as expressly otherwise permitted under this Pledge Agreement, to sell, lease, transfer or otherwise dispose of, or relinquish possession of) the Operative Collateral in any manner consistent with the Company's Ordinary Course Of Business, including without limitation any of the following:

               With respect to the Pledged Spare Parts:

               (A) to dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and either in the Ordinary Course or pursuant to sales permitted under Section 4.04(c), to sell or dispose of other parts thereof not reasonably repairable or usable or any salvage resulting from such dismantling, free from the Lien of this Pledge Agreement;

               (B) to apply and use in the Ordinary Course Of Business, free from the Lien of this Pledge Agreement, any Pledged Spare Parts for installation or use in or for use in connection with any aircraft, aircraft engines, propellers or appliances or spare parts owned or operated by the Company; and

               (C) to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or one or more additional locations that are to be designated as Designated Locations or either in the Ordinary Course or pursuant to sales permitted under Section 4.04(c), to one or more locations which are not Designated Locations.

     (c) Release of Non-Slot Collateral. (i) The Company shall comply with this
Section 4.04(c) and the Substitution Requirements in connection with and (except as provided in Section 4.05(a)(iv)) at or prior to the completion of any sale (other than sales permitted under paragraphs (ii) or (iii) of this Section 4.04(c)) or deemed sale of Operative Collateral under this Pledge Agreement. Upon Request by the Company, payment by the Company of the Collateral Agent's costs (including reasonable legal fees and disbursements) incurred in complying with such Request and satisfaction of the applicable Substitution Requirements, and so long as no Event of Default has occurred and is continuing or would result therefrom, the Collateral Agent shall release from the Lien of this Pledge Agreement, assign and transfer to the Company or its designee at any time, all the right, title and interest of the Collateral Agent in and to any Operative Collateral that is the subject of (A) a contract of sale pursuant to which the Company in the Ordinary Course has agreed to sell such Operative Collateral on an arm's-length basis to an unaffiliated third party within ninety
(90) days after the date of such release, which contract contains only closing conditions that are customary to a sale of that kind at that time and which sale is not a "sale/leaseback" or other similar transaction used by the Company as a financing vehicle, or (B) a deemed sale under this Section or Section 4.05(a)(iv) or 4.05(c) hereof; provided, however, that, so long as no Event of Default then exists, (1) the Company shall not be so required to satisfy the Substitution Requirements with respect to Pledged Spare Parts disposed of in the Ordinary Course or pursuant to sales permitted by paragraphs (ii) or (iii) of this Section 4.04(c), (2) the lien hereof shall automatically be released concurrently with such disposition described in clause (1) above and without any further action, and (3) such disposition shall be free and clear of any lien or security interest created hereby. If Pledged Spare Parts cannot conveniently be disposed of in the Ordinary Course because the Company has not maintained the Pledged Parts Threshold or if the Company otherwise elects to reduce the Pledged Parts Threshold, the Company may reduce the Pledged Parts Threshold upon satisfying the applicable Substitution Requirements.

          (ii) The Company may sell for cash Pledged Spare Parts in the Ordinary Course of Business (other than any sale, whether in a single transaction or a related group or series of transactions, of Pledged Spare Parts having an aggregate value as reflected on the Inventory Control System in excess of $10,000,000), so long as either (A) the net proceeds of any such sale are deposited with the Collateral Agent to be held as additional Cash Collateral hereunder or (B) the aggregate value as reflected on the Inventory Control System of the Pledged Spare Parts remaining after giving effect to such sale is equal to or greater than the Pledged Parts Threshold.

          (iii) The Company may sell for cash Pledged Spare Parts having an aggregate value as reflected on the Inventory Control System in excess of $10,000,000 (whether in a single transaction or a related group or series of transactions), if the net proceeds in excess of $10,000,000 of such sale or sales are deposited with the Collateral Agent to be held as additional Cash Collateral hereunder.

          (iv) The Collateral Agent shall return to the Company any net proceeds deposited pursuant to paragraphs (ii) or (iii) above upon Request therefor if at any time the Security Ratio requirements are met (which, for this purpose shall be at least 1.93 over 1), and the Collateral Agent has received a Company Appraiser's Certificate (which, for purposes of this Section 4.04(c)(iv), need not be based on an actual physical inspection of the Collateral so long as it is based on a full appraisal which included such physical inspection performed by the same Independent Appraiser furnishing such Company Appraiser's Certificate and such physical inspection was conducted no earlier than 20 months prior to the date of such Company Appraiser's Certificate) dated as of a date within thirty (30) days of the date such net proceeds are to be returned, stating (A) the Fair Market Values, by type and category and in reasonable detail, of all assets or groups of assets required for the computation of the Security Ratio and (B) the Security Ratio, in each case after giving effect to the return of such proceeds.

     (d) Effect of Release. No purchaser in good faith of property purporting to be released, assigned and transferred pursuant hereto shall be bound to ascertain the authority of the Collateral Agent to execute the release, assignment and transfer or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article 4 to be sold, granted or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition. Any release, assignment and transfer executed by the Collateral Agent under this Section 4.04 shall be sufficient for the purposes of this Pledge Agreement and shall constitute a good and valid release, assignment and transfer of the Property therein described from ownership of the Collateral Agent and the Lien of this Pledge Agreement.

     (e) Substitution. If and whenever the Company shall be required or permitted to subject any additional Property to the Lien of this Pledge Agreement that is not already so subject pursuant to any provision of this Pledge Agreement or pursuant to the terms of the Master Sub-

License Agreement or the Indenture, the Company will furnish to the Collateral Agent the following:

          (i) a Supplemental Pledge Agreement duly executed by the Company, appropriately describing, identifying and locating such Property or the location that is to become a Designated Location and specifically subjecting the same to the Lien of this Pledge Agreement;

          (ii) in the case of Spare Parts, cash, Investment Securities or Property being subjected to the Lien of this Pledge Agreement, an Opinion of Counsel, dated the date of execution of said Supplemental Pledge Agreement, stating that:

                    (1) said Supplemental Pledge Agreement: (a) has been duly
               authorized, executed and delivered by the Company, and (b) except in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, validly subjects to the Lien of this Pledge Agreement under applicable Federal and State laws all the right, title and interest of the Company in and to the Property specifically described in said Supplemental Pledge Agreement, or in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, validly subjects to the Lien of this Pledge Agreement under applicable Federal and State laws all the right, title and interest of the Company in and to such of the Pledged Spare Parts described in said Supplemental Pledge Agreement as may from time to time be situated at the Designated Locations within the United States, and only while so situated; and

                    (2) said Supplemental Pledge Agreement has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (a) is not required to be filed or recorded in any other place within the United States in order to perfect and preserve the Lien of this Pledge Agreement under the laws of the United States on (i) except in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, the Property specifically described in said Supplemental Pledge Agreement, or (ii) in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, Spare Parts described in said Supplemental Pledge Agreement as may from time to time be situated at the Designated Locations within the United States, and only while so situated; or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect and preserve the Lien of this Pledge Agreement; and

          (iii) An Officers' Certificate stating that (A) the Company is the legal and beneficial owner of the Property specifically described in said Supplemental Pledge Agreement, free and clear of all Liens, except Permitted Collateral Liens; and (B) in the opinion of the Officers executing the Officers' Certificate, all conditions precedent provided for in this Pledge Agreement relating to the subjection of such property to the Lien of this Pledge Agreement have been complied with.

     (f) Release of Collateral Upon Partial Prepayment. Simultaneously with or promptly following the cancellation of any Securities, whether pursuant to a partial redemption of any Securities pursuant to Article 3 of the Indenture, a partial repurchase of any Securities pursuant any Offer to Purchase under the Indenture, following a tender of Securities in connection with a tender offer therefor or otherwise and subject to compliance by the Company with the Preconditions, and provided that after giving effect to the release of such
                   --------
Collateral the Company will be in compliance with the Security Ratio, the Collateral Agent shall release from the Lien of this Pledge Agreement and assign and transfer to the Company or its designee all of the right, title and interest of the Collateral Agent in designated Collateral as set forth in Schedule 2 hereto (the "Released Collateral") based upon the reduction in the amount of Securities Outstanding to an amount equal to or less than the level specified for the release of particular Collateral as set forth in Schedule 2 (the "Collateral Release Trigger"). The Collateral Agent shall execute and deliver to the Company the proper instrument or instruments (including, without limitation, a Supplemental Pledge Agreement in the form of Exhibit B and Uniform Commercial Code statements on form UCC-3) to evidence the release of the Lien on the Released Collateral and to assign, transfer and deliver to the Company against receipt but without recourse, warranty or representation the Released Collateral and any other Property or proceeds received in respect thereof and then in the possession of the Collateral Agent.

     Section 4.05  Possession, Sublease and Assignment.  (a) The Company shall
                   -----------------------------------
have the right, in the Ordinary Course Of Business, to (i) sublease (which in this Section includes lease) any Pledged Spare Part to any "air carrier" (as defined in the Federal Aviation Act) or to any manufacturer of such Pledged Spare Part, or any Affiliate of such manufacturer, provided that the term of
                                                   --------
such sublease does not exceed twelve (12) months; (ii) sublease any Pledged Spare Part to any Person as permitted by Section 4.05(c) hereof; (iii) transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations, modifications or promotional purposes; or (iv) subject any Pledged Spare Part to an interchange or pooling, exchange, borrowing or maintenance servicing agreement arrangement customary in the airline industry and entered into in the Ordinary Course Of Business which does not contemplate or require the transfer of title to such Pledged Spare Part and that requires such Pledged Spare Part to be returned to the Company upon termination or expiration of such agreement or arrangement (provided, however, that if the Company's title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a sale with respect to such Pledged Spare Part and the Company shall immediately comply with Section 4.04(c) hereof in respect thereof); provided, however, that the Company shall not have the right to enter into any sublease or other arrangement pursuant to this
Section 4.05(a) if an Event of Default shall have occurred and be continuing. Without the prior written consent of the Collateral Agent, the Company will not otherwise sell, sublease, transfer or relinquish possession of any Pledged Spare Part to anyone other than the Collateral Agent and will not assign any of its rights hereunder, except as permitted by the provisions of this Section 4.05 and Sections 4.03 and 4.04 hereof.

     (b) Any sublease of any Pledged Spare Part permitted under Section 4.05(a) (a "Sublease") shall be fully subject to the following conditions:

               (i) Each Sublease of any Pledged Spare Part shall contain an express agreement by the sublessee to the effect that: (A) such Sublease is fully subject and subordinate in all respects to this Pledge Agreement and to the Collateral Agent's rights and remedies with respect to such Pledged Spare Part, (B) upon notice of the occurrence of an Event of Default given by the Collateral Agent to such sublessee, the Collateral Agent may avoid such Sublease, and the sublessee shall forthwith deliver such Pledged Spare Part to the Collateral Agent and (C) such Pledged Spare Part shall be located in the United States.

               (ii) All necessary action shall have been taken which is required to continue the perfection of the Collateral Agent's security interest in such Pledged Spare Part and the Collateral Agent's rights under this Pledge Agreement and the Sublease and all other necessary documents shall have been filed, registered or recorded in such public offices as may be required to fully preserve the priority of the interest of the Collateral Agent in such Pledged Spare Part under the laws of the United States and any relevant state law; and the Company shall have furnished an Opinion of Counsel with respect to such matters satisfactory to the Collateral Agent.

               (iii) The Company shall deliver to the Collateral Agent, promptly after execution thereof, a duly executed copy of such Sublease.

               (iv) Each Sublease of Pledged Spare Parts pursuant to Section 4.05(a) hereof shall be assigned by the Company to the Collateral Agent as security for the Company's obligations hereunder, and the sublessee shall be required upon the occurrence and during the continuance of an Event of Default to make all payments under such Sublease directly to the Collateral Agent; provided that if such Event of Default shall cease or shall be waived pursuant to the provisions of the Indenture, the Collateral Agent shall immediately pay all funds so received and deliver all Investment Securities acquired with such funds to the Company.

     (c) Notwithstanding the foregoing, the Company may at its option, with respect to any Sublease, decline to comply with the requirements set forth in this Section 4.05 in which case the Sublease shall be deemed a sale with respect to the Pledged Spare Part covered thereunder and the Company shall first comply with Section 4.04(c) hereof in respect thereof.

     (d) No Sublease, interchange or pooling, exchange, borrowing or maintenance servicing arrangement or other transfer or relinquishment of the possession of any Pledged Spare Part or of any of the Company's rights hereunder shall in any way discharge or diminish any of the Company's obligations to the Collateral Agent hereunder, cause the sublessee, transferee, assignee or any other Person (other than the Company) to be deemed to be the "Company" or an obligor on the Securities for purposes of this Pledge Agreement, or constitute a waiver of any of the Collateral Agent's rights or remedies hereunder, except to the extent such obligations, rights or remedies may be inapplicable during the period of any Sublease as elsewhere herein provided.

     Section 4.06  Recording; Registration; Compliance with Laws and Rules.  The
                   -------------------------------------------------------
Company will cause this Pledge Agreement and all agreements supplemental hereto to be filed and recorded (and to the extent required by law, refiled and re-recorded) under the Federal Aviation Act (with respect to supplements, only if such supplement involves Pledged Spare Parts) and the Uniform Commercial Code as in effect in the jurisdictions in which the Collateral is located; and the Company will from time to time do and perform any other acts and execute, acknowledge, deliver, file and record any and all further instruments required under the laws of the United States or any other applicable jurisdiction for the purpose of proper protection of the Collateral Agent's and the Holders of the Securities rights under this Pledge Agreement or for the purpose of carrying out the intention of this Pledge Agreement; and the Company will promptly furnish to the Collateral Agent certificates or other evidences of such filing, recording, refiling and re-recording satisfactory to the Collateral Agent.

     Section 4.07  Indemnities.  The Company agrees to indemnify, and hold
                   -----------
harmless the Collateral Agent to the same extent provided to the Indenture Trustee under Section 7.7 of the Indenture, and the Collateral Agent shall have those rights set forth in such Section 7.7 for the Indenture Trustee. This covenant of indemnity shall continue in full force and effect notwithstanding the full payment of principal of and interest on the Securities or the termination of this Pledge Agreement in any manner whatsoever.

     In addition, the Company shall indemnify, protect and hold harmless the Collateral Agent from and against any and all liabilities, claims, demands, costs, charges and expenses, including royalty payments and reasonable counsel fees, in any manner imposed upon or accruing against the Collateral Agent because of any design, article or material in respect of the Collateral which infringes, or is claimed to infringe, any patent or other industrial property right. The Collateral Agent will give notice to the Company of any such claim known to the Collateral Agent in respect of which liability may be charged against the Company.

     Section 4.08  FAA Records.  The Company will maintain or cause to be
                   -----------
maintained all records, logs and other materials required by the FAA to be maintained in respect of the Collateral, the Acquired Slots and any other Slot Trust Assets regardless of whether such requirements are, by their terms, imposed upon the Company, the Collateral Agent, the Indenture Trustee or the Slot Trustee, and in the event that any Collateral is repossessed by the Collateral Agent pursuant to Article 6 hereof, will forthwith deliver to the Collateral Agent all such records, logs and other materials relating thereto.

     Section 4.09  Restrictions on Liens; Permitted Contests.  (a)  Restrictions
                   -----------------------------------------        ------------
on Liens. The Company will not create, incur, assume or suffer to exist or
--------
permit to be created or incurred or assumed or to exist any Lien upon or against the Collateral, the Acquired Slots or other Slot Trust Assets except for the following (collectively, the "Permitted Collateral Liens"): (i) this Pledge Agreement and the other Operative Documents and the rights of the Collateral Agent, the Indenture Trustee, the Slot Trustee, the Holders of Securities and the Company hereunder and thereunder, (ii) in the case of Operative Collateral or the Beneficial Interest (to the extent the Beneficial Interest constitutes a general intangible under the New York Uniform Commercial Code as in effect from time to time), Liens for taxes or other governmental charges or levies not yet due, the payment of which shall not at the time be required to be made in accordance with Section 4.02 hereof, (iii) in the case of Operative Collateral, materialmen's, mechanics', workmen's, repairmen's, employees', other like Liens and other Liens arising in the Ordinary Course Of Business and which are not overdue for more than 45 days, except to the extent that any such Lien is being contested in good faith and by appropriate legal proceedings which, in the opinion of the Company, do not involve any material danger of the sale, forfeiture or loss of any Collateral or any interest therein, (iv) in the case of Operative Collateral or the Beneficial Interest (to the extent the Beneficial Interest constitutes a general intangible under the New York Uniform Commercial Code as in effect from time to time) any judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged, vacated or reversed or the execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay, (v) in the case of Operative Collateral, Subleases and other transfers of possession permitted under Sections 4.03 and
4.05 hereof, (vi) in the case of Acquired Slots, the Prior Third Party Licenses, Third-Party Licenses and Slot Trades, (vii) executory contracts for sale or lease by the Company of any Operative Collateral or Acquired Slots under which consummation of such sale or lease, or delivery of such Operative Collateral or Acquired Slots is conditioned on release of such Operative Collateral or Acquired Slots from this Pledge Agreement or the Slot Trust and (viii) in the case of Pledged Spare Parts subject to arrangements or agreements referred to in
Section 4.05(a) (iv), the right of any Person other than the Company to claim a portion of the insurance proceeds received or receivable by the Collateral Agent as a result of an Event of Loss.

     (b) Permitted Contests. If no Event of Default shall be continuing, the
         ------------------
Company shall not be required, nor shall the Collateral Agent have the right, without prior agreement of the Company, to discharge or remove, as the case may be, any Lien on or against the whole or any part of any Collateral or the Acquired Slots, the discharge or removal of which would otherwise be required by the terms of this Pledge Agreement, the Slot Trust or the Master Sub-License Agreement, or to comply with any legal requirements, compliance with which would otherwise be required by this Pledge Agreement, or to pay any charge or other amount the Company may be obligated to pay to any Person pursuant to this Pledge Agreement other than an indemnification payment to a Person entitled to such indemnification pursuant to the terms of Section 4.07 hereof, so long as the Company shall at its own expense contest the existence, amount, applicability, extent or validity thereof in good faith by an appropriate proceeding timely instituted, which, in the case of any Lien so contested, shall operate to prevent the collection or satisfaction of such Lien, and, in all cases in which the sale or forfeiture of the whole or any part of such Collateral or the Acquired Slots shall be at issue, shall operate to prevent such sale or forfeiture; provided, however, that such proceeding presents no material danger of the sale, forfeiture or loss of any Collateral or Acquired Slot which has not been provided for by the Company giving such security as may be required in the proceeding; and, provided, further, that nether the Collateral Agent, the Indenture Trustee nor the Slot Trustee (as fiduciaries or in their individual capacities) nor any holder of Securities would be in any danger of criminal liability, or any other liability or obligation for which no indemnification is provided hereunder, by reason of such nonpayment or noncompliance. The Collateral Agent hereby agrees to execute and deliver at the Company's expense such documents, including powers of attorney, as the Company may reasonably request in order that the Company shall be enabled effectively to conduct any such proceeding.

     Section 4.10  Warranty of Title.  The Company warrants that (subject to the
                   -----------------
parenthetical phrase in Section 2.01(c)) as of the date of delivery of this Pledge Agreement it is the legal and beneficial owner of the Collateral (excluding any Property which may become Collateral hereafter) and has good right to mortgage or transfer, as the case may be, the same. The Company will at the time it subjects any Property to the Lien of this Pledge Agreement by supplemental agreement be the legal and beneficial owner of such Property and will have good right to mortgage the same, subject to Permitted Collateral Liens. The Company warrants that all the Collateral (except Property which may become Collateral hereafter) is, and at the time the Company subjects any Property acquired hereafter to the Lien of this Pledge Agreement by supplemental agreement, the Property so subjected will be, free and clear of all Liens, except Permitted Collateral Liens.

     The Company will, at or before the time it subjects any Property to the Lien of this Pledge Agreement, cause evidence of its title to be duly recorded, filed, or filed for recording, to the extent permitted under the Federal Aviation Act or required under any other applicable law, by the Company as owner. The Company will at all times defend and protect its title to the Collateral, against the enforcement against such Collateral of all claims, Liens, penalties and rights asserted by any and all parties whatsoever.

     Section 4.11  Inventory Control System.  The Company shall not change in
                   ------------------------
any material respect the methods and practices (including, without limitation, any change in the designation of any Spare Parts as "active" or "excess" which change would be inconsistent with practices as in effect on the Issue Date) relating to the valuation of Spare Parts as reflected in its Inventory Control System as in effect on the Issue Date unless such change is consented to by the Collateral Agent (such consent not to be unreasonably withheld or delayed).

     Section 4.12  Actions Regarding the Beneficial Interest Certificates.  (a)
                   ------------------------------------------------------
The Collateral Agent shall be entitled to exercise any and all voting and consensual rights and powers relating or pertaining to the Beneficial Interest Certificate or any part thereof, subject to Section 9.01 of the Acquired Slot Trust Agreement.

     (b) All distributions with respect to the Beneficial Interest Certificate shall be paid directly to and shall be retained by the Collateral Agent subject to the Lien of this Pledge Agreement.

     (c) The Company will take all action necessary or appropriate to cause the Collateral Agent to obtain the benefit of the provisions in clauses (a) and (b) above and if any payments or distributions on the Beneficial Interest Certificate are made to the Company, the Company will immediately deliver the same to the Collateral Agent.

     (d) The Beneficial Interest Certificate delivered to the Collateral Agent on the date hereof shall be accompanied by an irrevocable stock power or powers (or trust equivalent) executed by the Company and the Company further agrees to execute any and all additional documents and instruments deemed necessary or appropriate by the Collateral Agent to facilitate the Collateral Agent's exercise of remedies pursuant to the terms of this Pledge Agreement; provided, however, that unless and until there shall occur an acceleration of the obligations of the Company under the Securities and the Indenture, the Company shall continue to be the holder of record of the Beneficial Interest and the Beneficial Interest Certificate on the books of the Slot Trust.

     Section 4.13  Reports Regarding Collateral.  (a)  The Company shall deliver
                   ----------------------------
to the Indenture Trustee and the Collateral Agent (i) on the Issue Date (as of November 30, 1997) an inventory of the Pledged Spare Parts that will be subject to the Lien of the Pledge Agreement at the Designated Locations describing the values of such Pledged Spare Parts, as reflected on the Inventory Control System and (ii) as of the last day of each month thereafter (within 20 days of the end of each such month) an inventory of the Pledged Spare Parts at the Designated Locations describing, among other things, the values of such Pledged Spare Parts, as reflected on the Inventory Control System, in the form of the report attached hereto as Exhibit C. The Company shall promptly respond to any request of the Indenture Trustee or Collateral Agent for an explanation concerning any discrepancies or changes in values reflected in such reports. The Collateral Agent shall have the right to appoint and be reimbursed for expenses of a technical adviser, and to have the Company deliver documentation to it and such technical adviser as either of them may reasonably request.

     (b) If (i) within fifteen (15) days after the delivery of a Company Appraiser's Certificate for purposes of satisfying the Substitution Requirements, the Indenture Trustee gives notice that it desires to have a Trustee Appraiser redetermine the matters set forth in such Company Appraiser's Certificate, and (ii) a Trustee Appraiser delivers to the Company, the Indenture Trustee and the Collateral Agent an Independent Appraiser's Certificate as to such matters signed by such Trustee Appraiser within fifteen (15) days after the date of delivery of such Indenture Trustee's notice, the Appraised Values (or Fair Market Values) of the Collateral subject to such Event of Loss or Request for release and the Permitted Substitutes evidenced by such Independent Appraiser's Certificates shall be determined as provided in the definition of

Appraised Value (or Fair Market Value). If (i) within thirty (30) days after the delivery of a Company Appraiser's Certificate for purposes of establishing the Security Ratio in connection with an Event of Loss, the Indenture Trustee gives notice that it desires to have a Trustee Appraiser redetermine the matters set forth in such Company Appraiser's Certificate, and (ii) a Trustee Appraiser delivers to the Company, the Indenture Trustee and the Collateral Agent an Independent Appraiser's Certificate as to such matters signed by the Trustee Appraiser within thirty (30) days after the delivery of such Indenture Trustee's notice, the Security Ratio shall be established as provided in paragraph (a) of the Substitution Requirements. The Company and the Indenture Trustee may but shall be under no obligation to join in the appointment of a single Independent Appraiser for purposes of making any determination of Liquidation Value, Appraised Value or Fair Market Value or establishing the Security Ratio, and if they do so, the resulting determination of the Independent Appraiser so selected shall be delivered to the Company, the Indenture Trustee and the Collateral Agent at such time as the Company and Indenture Trustee shall agree and shall be final and binding upon all parties.

     Section 4.14  Maintenance Ratio.  (a) The Company shall, (i) within 60 days
                   -----------------
after delivery (or deemed delivery pursuant to Section 4.14 (b) below) of a monthly inventory report pursuant to Section 4.13 which indicates that the aggregate value of Pledged Spare Parts is less than 60% of the value of the Pledged Spare Parts shown on the inventory report delivered on the Issue Date, deliver to the Collateral Agent an Officers' Certificate showing a calculation of the Maintenance Ratio as of the date of such Officers' Certificate (a "Maintenance Ratio Officers' Certificate") which Maintenance Ratio Officers' Certificate shall be based on, and have attached thereto, a Company Appraiser's Certificate (which, for purposes of this Section 4.14, need not be based on an actual physical inspection of the Collateral so long as it is based on a full appraisal which included such physical inspection performed by the same Independent Appraiser furnishing such Company Appraiser's Certificate and such physical inspection was conducted no earlier than 20 months prior to the date of such Company Appraiser's Certificate) stating (A) the Fair Market Value, by type and category and in reasonable detail, of all assets or groups of assets required for the computation of the Maintenance Ratio, and (B) the Maintenance Ratio (a "Maintenance Appraisal Certificate"), in each case as of the last day of the month to which such monthly inventory report relates and (ii) if the Maintenance Ratio shown in such Maintenance Appraisal Certificate is less than
1.2 to 1, within 30 days after the date on which such Maintenance Ratio Officers' Certificate is delivered, (A) commence an Offer to Purchase a principal amount of the Notes and furnish to the Trustee the Acquired Securities (for cancellation) immediately upon such purchase, (B) furnish additional Operative Collateral, (C) furnish Additional Acquired Slots or (D) furnish Cash Collateral (or any combination of the foregoing), that would (on the basis of such certificate) be required to be delivered or pledged hereunder for the Maintenance Ratio to be at or above 1.2 to 1.0. Any such Offer to Purchase shall be made at a purchase price equal to 101% of the principal amount of Securities subject thereto, plus accrued and unpaid interest and Special Interest, if any, with respect thereto.

     (b) If the Company fails to deliver a monthly inventory report within twenty days after the end of a month as required by Section 4.13(a), then, until such time as it actually delivers an inventory report for such month, the Company shall be deemed to have delivered a monthly inventory report for such month which indicates that the aggregate value of Pledged

Spare Parts is less than 60% of the value of the Pledged Spare Parts shown on the inventory report delivered on the Issue Date.

     (c) If (i) pursuant to Section 4.14(a)(ii), the Company elects to increase the amount of Cash Collateral so that the Maintenance Ratio is at or above 1.2 to 1 and (ii) at any time thereafter the Maintenance Ratio is at or above 1.5 to 1 then, so long as no Event of Default has occurred and is continuing or would result therefrom, upon Request by the Company the liens and security interests created hereby in such Cash Collateral held hereunder (in an aggregate amount not to exceed the amount of such increase) shall be released and terminated, but only to the extent that, after giving effect to any such release, the Maintenance Ratio is at or above 1.5 to 1 as evidenced by a Maintenance Ratio Officers' Certificate dated the date of the requested release, together with a Maintenance Appraisal Certificate as of a date no earlier than 30 days prior to the date of such requested release, delivered to the Collateral Agent. Upon any release of Collateral or termination of a lien or security interest pursuant to his subsection (c), the Collateral Agent shall, at the expense of the Company, execute and deliver all such releases, termination statements and other documents or instruments as the Company may reasonably request evidencing or confirming such release or termination and shall return to the Company all such cash and securities no longer required to be held as Cash Collateral.

     Section 4.15  Change in Location of Principal Office, Records or Name.  The
                   -------------------------------------------------------
Company will not change the location of its principal office or chief executive office or the location of the offices where the records with respect to the Collateral are kept from that set forth in Section 3.01(j) unless 20 days' prior written notice of such change is given to the Collateral Agent. The Company will not change its legal name, use any other name nor change the form of its organization without giving the Collateral Agent 20 days' prior written notice thereof.

                                   ARTICLE 5

                                   Insurance

     Section 5.01  Insurance to Be Carried.  (a) The Company will at all times
                   -----------------------
carry and maintain, at its own expense, with responsible insurers valid and collectible insurance (subject to deductibles and self-insurance consistent with the Company's current practices as of the Issue Date) on the Pledged Spare Parts covering all-risk of physical loss or damage to such Pledged Spare Parts. The Company will at all times carry and maintain on each aircraft or engine on which a Spare Part that was a Pledged Spare Part is installed, at its own cost and expense public liability and passenger liability and property damage liability insurance.

     All insurance required hereunder shall be of such type as is customarily carried by corporations engaged in the same or a similar business, similarly situated with the Company, and owning and operating similar Property and shall be placed with responsible insurance companies, underwriters or funds.

     All-risk of physical loss or damage insurance on Spare Parts required hereunder shall provide for payment in the United States in U.S. Dollars.

     (b)  Without limiting anything set forth in this Article 5:

               (i) all liability policies shall: (A) be primary without right of contribution from any other insurance carried by the Collateral Agent, and (B) name the Collateral Agent as additional insured under a standard mortgagee clause, provided that the inclusion of more than one insured shall not operate to increase the insurer's limit of liability or to avoid the coverage of an insured as respects claims against said insured by the other insured or the employees of such other insured; and

               (ii) all policies (other than liability policies) required hereunder covering loss or damage to any Collateral shall name the Collateral Agent as loss payee under a standard mortgagee clause and shall provide that proceeds payable under such policies shall be paid exclusively to the Collateral Agent as loss payee.

     Section 5.02  Alteration of Insurance.  All policies (other than war-risk
                   -----------------------
policies) required by Section 5.01 hereof shall provide for not less than thirty
(30) days' prior written notice to the Collateral Agent before any material alteration which adversely affects the interests of the Collateral Agent, or cancellation of the insurance evidenced thereby, shall be effective as to the Collateral Agent, or if it is not commercially possible at the time to obtain the notice specified above, shall provide for as long a period of prior notice as shall then be commercially possible to obtain (it being understood that in the case of cancellation for non-payment of premium, ten (10) days prior notice is the longest notice commercially possible to obtain on the date hereof).

     Section 5.03  Additional Insurance.  Nothing contained herein shall prevent
                   --------------------
the Company from carrying additional insurance in excess of that required hereunder in respect of any Collateral at its own expense.

     Section 5.04  Insurance Certificates.  On the Issue Date and annually on or
                   ----------------------
before the anniversary date of each insurance policy required hereunder, the Company will furnish to the Collateral Agent a report from the Company's independent insurance broker describing in reasonable detail the insurance then carried and maintained on the Collateral, certifying that such insurance complies with the terms hereof and stating the opinion of such broker that such insurance is adequate for the protection of the interests of the Company and the Collateral Agent in accordance with the terms hereof.

     Section 5.05  Proceeds of Insurance.  (a)  So long as no Event of Default
                   ---------------------
has occurred and is continuing, all proceeds of insurance required hereby which are received by the Collateral Agent or the Company as the result of the occurrence of an Event of Loss with respect to any Collateral shall be immediately paid over to or retained by the Company, provided that the Company has fully complied with the terms of Section 4.04 and has made all payments then due and required to be made by the Company under the Indenture, and otherwise shall be paid over to or retained by the Collateral Agent to be held as Temporary Cash Collateral or if the Company so notifies the Collateral Agent at any time, Cash Collateral hereunder.

     (b) So long as no Event of Default has occurred and is continuing, all proceeds of insurance required hereby which are received by the Collateral Agent or the Company as the result of any property damage or loss to any Collateral not constituting an Event of Loss will be immediately applied in payment for repair (whether such payment be for repair or partial repair already made or for advance payments or deposits requested by the person making such repair) or replacement in accordance with the terms of Section 4.03, if not already paid for by the Company, or, if already paid for by the Company, will be immediately applied to reimburse the Company for such payment, and any balance remaining after such application or payment shall be immediately paid over to or retained by the Company.

     (c) All proceeds of insurance required hereby which are received by the Collateral Agent or the Company as a result of any property damage or loss to Spare Parts or other Property not constituting Pledged Spare Parts or other Collateral shall be immediately paid over to or retained by the Company.

     (d) All proceeds of insurance received by the Collateral Agent hereunder and not then required to be paid over to the Company shall be held by the Collateral Agent as Temporary Cash Collateral or, if the Company so notifies the Collateral Agent at any time, Cash Collateral hereunder.

                                   ARTICLE 6

                                   Remedies

     Section 6.01  Remedies.  In case of the happening and during the
                   --------
continuance of any Event of Default (as applied to the Non-Slot Collateral) and upon the acceleration of the obligations of the Company under the Securities and the Indenture (as applied to the Slot Collateral) and so long as such Event of Default shall not have been cured or waived and/or such acceleration shall not have been rescinded, as the case may be, the Collateral Agent shall have, in addition to all other rights given by law or by the Pledge Agreement or the other Operative Documents, all the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code in effect in the State of New York and any other applicable jurisdiction at that time. In addition the Collateral Agent may transfer to or register in its name as Collateral Agent the Beneficial Interest Certificate and may take possession of the Collateral or any part or the whole of any type of the Collateral, and may by its agents enter upon the premises of the Company or of any sublessee where any part or the whole of such type of the Collateral may be and take possession of any part or the whole of such type of the Collateral and withdraw the same from said premises, retaining all payments which up to that time may have been made on account of such type of the Collateral and otherwise, and shall be entitled to collect, receive and retain all unpaid charges of any kind earned by such type of the Collateral or any part thereof, and may lease such portion of the Collateral or any part thereof, or with or without retaking possession thereof sell the same or any part thereof, free from any and all claims of the Company at law or in equity, in one lot and as an entirety or in separate lots, insofar as may be necessary to perform and fulfill the Obligations, at public or private sale with or without advertisement, for cash or upon credit, in its discretion, and may proceed otherwise to enforce rights and the rights of the Holders of Securities in the manner herein provided. Upon any such sale, the Collateral Agent itself may bid for the Property offered for sale or any part thereof. Any such sale may be held or conducted at such place and at such time as the Collateral Agent may specify, or as may be required by law, and without gathering at the place of sale the Collateral to be sold, and in general in such manner as the Collateral Agent may determine, but so that the Company may and shall have a reasonable opportunity to bid at any such sale. Subject to the second paragraph of Section 6.02 hereof and to Section 6.03 hereof, upon such taking possession or withdrawal or lease or sale of part or the whole of such type of the Collateral, the Company shall cease to have any rights or remedies in respect of such type of the Collateral hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by the Company, and no payments theretofore made by the Company for the rent or use of such type of the Collateral shall, in case of the happening of any Event of Default and such taking possession, withdrawal, lease or sale by the Collateral Agent, give to the Company any legal or equitable interest or title in or to such type of the Collateral or any part of it or any cause or right of action at law or in equity in respect of such type of the Collateral against the Collateral Agent or the Holders of Securities. No such taking possession, withdrawal, lease or sale of such type of the Collateral by the Collateral Agent and no omission of or delay in taking any such action shall be a bar to the recovery by the Collateral Agent from the Company of the Obligations and the Collateral Agent may sue for and collect, and the Company shall be and remain liable for, the Obligations until such sums shall have been realized as, with the proceeds of the lease or sale of such portion of the Collateral if any shall be sufficient for the discharge of all of the Obligations whether or not they shall have then matured. The Company hereby expressly waives any and all claims against the Collateral Agent and its agent or agents for damages of whatever nature in connection with any retaking of Collateral in any commercially reasonable manner.

     Upon any sale of the Collateral pursuant to this Section 6.01, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

     A. the Collateral Agent may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; and

     B. the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Collateral Agent or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral Agent or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request.

     Section 6.02  Application of Proceeds.  If, in the case of the happening of
                   -----------------------
any Event of Default or acceleration, the Collateral Agent shall exercise any of the powers conferred upon it by Section 6.01 hereof, all payments made by the Company to the Collateral Agent hereunder after such Event of Default, and the proceeds of any judgment collected by the Collateral Agent hereunder, and the proceeds of every sale or lease by the Collateral Agent hereunder of any part or the whole of the Collateral, together with any other sums which may then be held by the Collateral Agent under any of the provisions hereof, shall be applied by the Collateral Agent in the manner set forth in Section 6.10 of the Indenture.

     After all such payments shall have been made in full, the title to any part or the whole of the Collateral remaining unsold and abandoned by the Collateral Agent shall be conveyed by the Collateral Agent to the Company or its named designee free from any further liabilities or obligations to the Collateral Agent hereunder. If after applying all such sums of money realized by the Collateral Agent as aforesaid there shall remain any amount due to the Collateral Agent under the provisions hereof, the Company agrees to pay the amount of such deficit to the Collateral Agent.

     Section 6.03  Obligations of Company Not Affected by Remedies.  No retaking
                   -----------------------------------------------
of possession of part or the whole of the Collateral by the Collateral Agent, nor any withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Company or in respect of the Collateral, on the part of the Collateral Agent or on the part of the Holder of any Securities, nor any delay or indulgence granted to the Company by the Collateral Agent or by any such Holder, shall affect the obligations of the Company hereunder. The Collateral Agent may at any time upon notice in writing to the Company apply to any court of competent jurisdiction for instructions as to the application and distribution of the property held by it.

     Section 6.04  Remedies Cumulative and Subject to Applicable Law.  No right,
                   -------------------------------------------------
power or remedy herein conferred upon or reserved to the Collateral Agent, the Indenture Trustee and the Slot Trustee and/or the Holders of the Securities is intended to be exclusive of any other right, power or remedy conferred upon or reserved to any one or more of them and every right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or under the Indenture or the other Operative Documents or now or hereafter existing at law or in equity or otherwise (including, without limitation, under the Uniform Commercial Code as in effect in any applicable jurisdiction) and may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, the Indenture Trustee, the Slot Trustee and/or the Holders of the Securities. The exercise by any of them of any right, power or remedy shall not be construed as a waiver of the right of any of them to exercise at the same time or thereafter any other right, power or remedy, nor as an election precluding exercise at the same time or thereafter of any alternative right, power or remedy. The exercise of any right, power or remedy shall be subject to applicable law.

                                   ARTICLE 7

                                  Termination

     Section 7.01  Termination.  The Company agrees that this is a continuing
                   -----------
agreement and shall remain in full force and effect until the earlier of (i) the date the Company pays in full and performs all of its Obligations hereunder and under the Securities and (ii) (x) the occurrence of the Indenture Discharge Date and (y) the payment of all Obligations then due and payable, at which time the Collateral Agent shall have no further interest in and to the Collateral or the Slot Trust Assets, and will at the Company's expense release all of the Collateral Agent's interest in and to the Collateral and the Slot Trust Assets, including any cash and/or Investment Securities held in accordance with the terms of this Pledge Agreement and/or the Master Sub-License Agreement.

                                   ARTICLE 8

                                Collateral Agent

     Section 8.01  Collateral Agent.  The Collateral Agent has been appointed as
                   ----------------
Collateral Agent hereunder. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release of Collateral or the substitution of Permitted Substitutes) solely in accordance with this Pledge Agreement and the Indenture. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided for a successor Trustee in the Indenture. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Pledge Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Pledge Agreement. After any retiring Collateral Agent's resignation, the provisions of this Pledge Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Pledge Agreement while it was Collateral Agent. The Collateral Agent agrees to and shall have the benefit of all provisions of the Indenture and the other Operative Documents stated therein to be applicable to the Collateral Agent.

                                   ARTICLE 9

                                 Miscellaneous

     Section 9.01  Benefits of Pledge Agreement Restricted.  Subject to the
                   ---------------------------------------
provisions of Section 9.10 hereof, nothing in this Pledge Agreement or the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Pledge Agreement or under any covenant, condition or provision herein contained, all such covenants, conditions and provisions, subject to Section 9.10 hereof, being for the sole benefit of the parties hereto and the Holders of the Securities.

     Section 9.02  Funds May Be Held by the Collateral Agent; Investments in
                   ---------------------------------------------------------
Investment Securities.  (a) (i) Subject to the provisions of Section 9.02(b),
---------------------
any money at any time paid to or held by the Collateral Agent hereunder until paid out by the Collateral Agent as herein provided may be carried by the Collateral Agent on deposit with itself, or on deposit or invested with one or more banks or investment banking or brokerage institutions acting on its behalf, and the Collateral Agent shall not have any liability for interest upon any such money except as otherwise agreed with the Company.

               (ii) At any time and from time to time, if no Event of Default shall have occurred and be continuing and subject to Section 9.02(b), the Collateral Agent shall invest and reinvest any funds held by it in Investment Securities to be held by the Collateral Agent in trust for the benefit of the Holders of the Securities. Any such investments may be made by the Collateral Agent through its own bond or investment department, or through one or more banks or investment banking or brokerage institutions acting on its behalf.

               (iii) Funds held in trust for the benefit of the Holders of the Securities by the Collateral Agent on deposit with itself or elsewhere, Investment Securities held in trust for the benefit of the Holders of the Securities, funds and/or Investment Securities held for the Company by the Collateral Agent, and funds or Investment Securities held under Section 9.02(b) shall each be held in distinct, identifiable accounts, and no other funds or investments of any nature or from any source whatsoever may be held in such accounts.

               (iv) The Collateral Agent may sell any Investment Securities held by it and retain the proceeds of such a sale as Collateral hereunder.

               (v) The Collateral Agent shall retain, for the benefit of the Holders of the Securities (a) any interest earned on deposits carried pursuant to clause (i) of this Section 9.02(a), and (b) any interest (other than accrued interest paid for at the time of purchase of an investment) or other profit which may accrue upon, or be realized from any sale or redemption of, Investment Securities.

     (b) Notwithstanding the foregoing and so long as no Event of Default shall have occurred and be continuing, any funds or Investment Securities held by the Collateral Agent as Temporary Cash Collateral shall be held for the benefit of the Holders of the Securities and shall be invested and reinvested by the Collateral Agent in Investment Securities as specified in a Request. Any such investments may be made by the Collateral Agent through its own bond or investment department, or through one or more banks or investment banking or brokerage institutions acting on its behalf if specified in such Request. No later than six (6) months after the Event of Loss or proposed release occasioning the deposit with the Collateral Agent of such Temporary Cash Collateral, if no Event of Default shall have occurred and be continuing and upon satisfaction by the Company of the applicable Substitution Requirements, the Collateral Agent shall return to the Company Temporary Cash Collateral in an amount equal to the entire amount of the related deposit, plus or minus any net earnings or loss thereon during the time it was held as Temporary Cash Collateral, or, if the Appraised Value of the Operative Collateral or Slots being substituted for such Temporary Cash Collateral (determined under paragraph (f)(ii) of the Substitution Requirements) is less than the Appraised Value of the Operative Collateral or Acquired Slots on account of whose loss, sale or deemed sale such Temporary Cash Collateral was furnished (determined under paragraph (a)(ii)(C), (b)(ii) or (f)(ii) of the Substitution Requirements), in an amount equal to such portion of such deposit, plus or minus such net earnings or loss, as is allocable to such lesser Appraised Value. If an Event of Default shall have occurred and be continuing or six (6) months shall have elapsed since the date of such Event of Loss or release, such Temporary Cash Collateral shall cease to be such and shall be held by the Collateral Agent for the benefit of the Holders of the Securities under
Section 9.02(a).

     (c) All Investment Securities shall be issued in the name of the Collateral Agent and held by it, or, if not so held, the Collateral Agent shall be reflected as the owner of, or secured party in respect of, such Investment Securities in the register of the issuer of such Investment Securities. In no event shall the Collateral Agent invest in, or hold, Investment Securities in a manner which would cause the Collateral Agent not to have a Lien on, and first priority perfected security interest in, such Investment Securities under the applicable provisions of the Uniform Commercial Code in effect where the Collateral Agent holds such Investment Securities, or if not held by it, in effect where the registrar is located, or other applicable law then in effect, and in no event shall the Collateral Agent hold cash other than in a manner which would cause the Collateral Agent to have a Lien on, and first priority perfected security interest in, such cash.

     (d) The Collateral Agent shall deliver to the Company within five (5) Business Days after December 31 of each year (commencing December 31, 1998) a statement which sets forth the amount of cash and/or Investment Securities held by the Collateral Agent and, with respect to Investment Securities, a schedule identifying each Investment Security and the face or principal amount thereof.

     (e) If the Company elects to repurchase the Securities, the Collateral Agent shall release the Temporary Cash Collateral and Cash Collateral and cooperate with the Company and the Indenture Trustee in connection with applications of Temporary Cash Collateral and Cash Collateral to the purchase or redemption of Securities in accordance with, and to the extent permitted by, the provisions of Section 3.9 of the Indenture.

     Section 9.03  Certificates and Opinions of Counsel; Statements to Be
                   ------------------------------------------------------
Contained Therein; Basis Therefor.  Subject to the next sentence, upon any
---------------------------------
application or Request by the Company to the Collateral Agent to take any action under any of the provisions of this Pledge Agreement, the Company shall furnish to the Collateral Agent an Officers' Certificate and an Opinion of Counsel in compliance with, but only if required by Sections 11.04 and/or 11.05 of the Indenture. Subject to Section 4.04(c) hereof, as a condition to the proposed release or exclusion of any Spare Parts from the Lien of this Pledge Agreement in accordance with the terms hereof, which Spare Parts remain located at a Designated Location, the Company shall furnish to the Collateral Agent an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent to the effect that the Collateral Agent's security interest in the other Spare Parts which are Pledged Spare Parts at such Designated Location remains unaffected as to validity, perfection and priority under applicable federal and state law and that such release (including, without limitation, all documents created and filings made with respect thereto) will not have an adverse effect on the Collateral Agent's security interest in and to the Pledged Spare Parts.

     Section 9.04  Appraiser's Certificate.  Unless otherwise specifically
                   -----------------------
provided, an Independent Appraiser's Certificate shall be sufficient evidence of the Appraised Value and Fair Market Value to the Company of any Property under this Pledge Agreement.

     SECTION 9.05  Notices; Waiver.  Any request, demand, authorization,
                   ---------------
direction, notice, consent, waiver or other document provided or permitted by this Pledge Agreement to be made upon, given or furnished to, or filed with

     (a) the Company shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Company at:

                    Trans World Airlines, Inc.
                    One City Centre
                    515 N. 6th Street
                    St. Louis, Missouri  63101
                    Attention:  Senior Vice President & General Counsel

                    Telecopier No.:  (314) 589-3267

     (b) the Collateral Agent shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Collateral Agent at:

                    First Security Bank, National Association
                    79 South Main Street
                    Salt Lake City, UT  84111
                    Attention: Corporate Trust Services

                    Telecopier No.:  (801) 246-5053

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of the Company or the Collateral Agent as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, at such Holder's address as it appears on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices to the Collateral Agent or to the Company are deemed given only when received. Where this Pledge Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Collateral Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 9.06   Amendments, Etc.  (a)  Except as provided in Section 9.06(b)
                    ---------------
hereof and subject to Section 4.11 of the Indenture and Article 9 of the Indenture, this Pledge Agreement may be amended by the Company and the Collateral Agent only with the affirmative vote of the Required Holders; provided, however, that the affirmative vote of each Holder shall be required to
--------  -------
amend this Section 9.06 or the definition of Required Holders or Applicable Percentage.

     (b) The Company and the Collateral Agent may also amend this Pledge Agreement without the vote of the Holders of the Securities if such parties each deem it necessary to cure any ambiguity, defect or inconsistency or conform this Pledge Agreement to the requirements of applicable Federal or State laws or regulations; provided that such amendments or amendment do not have any adverse effect on the interests of the Holders.

     Section 9.07   No Waiver; Remedies.  (a)  No failure on the part of the
                    -------------------
Collateral Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or the Indenture, the Securities or any of the other Operative Documents.

     (b) Failure by the Collateral Agent at any time or times hereafter to require strict performance by the Company or any other Person of any of the provisions, warranties, terms or conditions contained herein or in any of the Indenture, the Securities or any other Operative Documents now or at any time or times hereafter executed by the Company or any such other Person and delivered to the Collateral Agent shall not waive, affect or diminish any right of the Collateral Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Collateral Agent or any agent, officer or employee of the Collateral Agent.

     Section 9.08   Conflict with Trust Indenture Act of 1939.  If and to the
                    -----------------------------------------
extent that any provision of this Pledge Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

     Section 9.09   Holidays.  In the event that any date for the payment of any
                    --------
amount due hereunder shall not be a Business Day, then (notwithstanding any other provision of this Pledge Agreement) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from such due date to and including the next succeeding Business Day.

     SECTION 9.10   Successors and Assigns.  This Pledge Agreement and all
                    ----------------------
obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent, the Indenture Trustee, the Holders, and their respective successors and assigns. The Company and the Collateral Agent understand and agree that the interest of the Company under this Pledge Agreement is not assignable and that any attempt to assign all or any portion of this Pledge Agreement by the Company shall be null and void except for an assignment in connection with a merger, consolidation or sale of substantially all the Company's assets permitted under the Indenture.

     SECTION 9.11   Governing Law; Submission to Jurisdiction; Waiver of Jury
                    ---------------------------------------------------------
Jury Trial; Waiver of Damages.
-----------------------------

     (a) The laws of the State of New York shall govern this Pledge Agreement without regard to principles of conflict of laws.

     (b) The Company agrees that the Collateral Agent shall, in its capacity as Collateral Agent or in the name and on behalf of any Holder, have the right, to the extent permitted by applicable law, to proceed against the Company or its property in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Company or its property, as the case may be) to enable the Collateral Agent to realize on such property, or to enforce a judgment or other court order entered in favor of the Collateral Agent. The Company agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Collateral Agent to realize on such property or to enforce a judgment or other court order in favor of the Collateral Agent, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted. The Company waives any objection that it may have to the location of the court in which the Collateral Agent has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

     (c) The Company and the Collateral Agent each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Pledge Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     (d) The Company agrees that neither the Collateral Agent nor any Holder shall have any liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent or such Holder, as the case may be, that such losses were the result of acts or omissions on the part of the Collateral Agent or such Holder, as the case may be, constituting bad faith, gross negligence or willful misconduct.

     (e) To the extent permitted by applicable law, and except as otherwise provided in this Pledge Agreement, the Company waives all rights of notice and hearing of any kind prior to the exercise by the Collateral Agent or any Holder of rights during the continuance of any Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. To the extent permitted by applicable law, the Company waives the posting of any bond otherwise required of the Collateral Agent or any Holder in connection with any judicial process or proceeding to obtain possession of replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent or any Holder, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Company on the one hand and the Collateral Agent and/or the Holders on the other hand.

     Section 9.12   Indemnification.  The Company agrees to pay, and to save the
                    ---------------
Indenture Trustee and the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

     SECTION 9.13   Effect of Headings.  The Article and Section headings and
                    ------------------
the Table of Contents contained in this Pledge Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Pledge Agreement.

     SECTION 9.14   No Adverse Interpretation of Other Agreements. This Pledge
                    ---------------------------------------------
Agreement may not be used to interpret any agreement of the Company or any of its Subsidiaries which is unrelated to the Indenture, the Securities or the other Operative Documents. Any such agreement may not be used to interpret this Pledge Agreement.

     Section 9.15   No Recourse Against Others.  A director, officer, employee
                    --------------------------
or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Pledge Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

     SECTION 9.16   Counterpart Originals.  This Pledge Agreement may be signed
                    ---------------------
in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     SECTION 9.17   Severability.  The provisions of this Pledge Agreement are
                    ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction, and a Holder shall have no claim therefor against any party hereto.

     SECTION 9.18   Survival Provisions.  Notwithstanding any right of the
                    -------------------
Collateral Agent, the Initial Purchasers or any of the Holders to investigate the affairs of the Company, and notwithstanding any knowledge of facts determined or determinable by any of them pursuant to such investigation or right of investigation, all representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

     SECTION 9.19   Waivers.  The Company waives presentment and demand for
                    -------
payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices which the Company might otherwise be entitled, except as otherwise expressly provided for herein or in the Indenture.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed, all as of the date first above written.

                                   TRANS WORLD AIRLINES, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:



Agreed and accepted as of the date first written above:

FIRST SECURITY BANK,
NATIONAL ASSOCIATION,
as Collateral Agent

By: ________________________________
    Name:
    Title:

                                   EXHIBIT A

                     FORM OF SUPPLEMENTAL PLEDGE AGREEMENT
                              (To Add Collateral)
                    SUPPLEMENTAL PLEDGE AGREEMENT No. _____

     SUPPLEMENTAL PLEDGE AGREEMENT NO. _______ , dated as of __________between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), having an office at One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101, and ____________________________________, as
Collateral Agent under the Pledge Agreement described below, having its principal office at _____________________________, (together with its successors in trust, the "Collateral Agent").

     WHEREAS, the Company has heretofore executed and delivered to the Collateral Agent a Pledge and Security Agreement, dated as of December 9, 1997 (the "Pledge Agreement"), covering the property of the Company therein described, to secure (subject to the provisions of the Pledge Agreement and the Indenture) the payment of the Securities (as defined in the Pledge Agreement) outstanding from time to time;

     WHEREAS, the Pledge Agreement (and any Supplemental Pledge Agreements) has
(have) been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act of 1958, as amended, on the following date as a document or conveyance bearing the following number:

                                      DOCUMENT OR
     DATE OF RECORDING                CONVEYANCE NO.

     Pledge Agreement......

     WHEREAS, the Company, as provided in the Pledge Agreement, is hereby executing and delivering or heretofore has executed and delivered, to the Collateral Agent one or more Supplemental Pledge Agreements for the purposes of specifically subjecting to the Lien of the Pledge Agreement certain property herein described[, or subjecting to the Lien of the Pledge Agreement appliances and spare parts maintained by the Company or on its behalf for installation or use in or useable on any model of aircraft or engine, at designated locations other than the locations designated in the Pledge Agreement and in Supplemental Pledge Agreements thereto, previously delivered). (Recite any other filing or recording data.)

     WHEREAS, the Company is the legal and beneficial owner of the property specifically described in Schedule I annexed hereto (and located at the (Designated Location) (location) described in Schedule I annexed hereto), free and clear of all mortgages, security interests, pledges, liens, claims, charges and encumbrances of every kind whatsoever, except only

Permitted Collateral Liens (as defined in the Definitions Appendix referred to in the Pledge Agreement) and desires to execute and deliver this Supplemental Pledge Agreement for the purpose of specifically subjecting said property to the Lien of the Pledge Agreement;

     WHEREAS, all things necessary to make this Supplemental Pledge Agreement the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

     NOW, THEREFORE, THIS SUPPLEMENTAL PLEDGE AGREEMENT WITNESSETH, that, to secure (subject to the provisions of the Pledge Agreement) the payment of the principal of, premium, if any, and interest and Special Interest (as defined in such Definitions Appendix), if any, on the Securities at any time secured under the Pledge Agreement and issued by the Company and outstanding, and the performance of the covenants therein and herein, the Company does hereby transfer, grant, bargain, sell, assign, convey, mortgage, hypothecate and pledge to the Collateral Agent the property described in Schedule I annexed hereto.

     TO HAVE AND TO HOLD all and singular the aforesaid property described in
Schedule I annexed hereto unto the Collateral Agent in trust and for the uses and purposes and subject to the terms, provisions, agreements and covenants set forth in the Pledge Agreement.

     This Supplemental Pledge Agreement shall be construed as supplemental to the Pledge Agreement and shall form a part thereof, and the Pledge Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     This Supplemental Pledge Agreement is intended to be delivered in the State of New York and shall be governed by the laws of that State without regard to principles of conflicts of laws.

     This Supplemental Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Supplemental Pledge Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Pledge Agreement to be duly executed, all as of the date first above written.

                                        TRANS WORLD AIRLINES, INC.

                                        By: __________________________________
                                            Name:
                                            Title:

Agreed and accepted as of the date first written above:

[Name of Collateral Agent],
as Collateral Agent

By: ___________________________________
    Name:
    Title:

STATE OF MISSOURI     )
                      ) ss.:
COUNTY OF __________  )

     On the ______ day of ___________, ______, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________; that he is a ___________ of TRANS WORLD AIRLINES, INC., the corporation described in and that executed the above instrument; and that he signed his/her name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

                              Notary Public

STATE OF ____________ )
                      ) ss.:
COUNTY OF __________  )

     On the ____ day of ___________, ______, before me personally came _____________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________________________; that he/she is a ____________ of _________________, the ___________________________
described in and that executed the above instrument as Collateral Agent; and that he/she signed his/her name thereto by order of the Board of Directors of said __________________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

Notary Public

                            SCHEDULE 1 to EXHIBIT A

                                   EXHIBIT B

                     FORM OF SUPPLEMENTAL PLEDGE AGREEMENT
                            (To Release Collateral)
                    SUPPLEMENTAL PLEDGE AGREEMENT NO. _____


     SUPPLEMENTAL PLEDGE AGREEMENT NO. ___, dated as of ____________ between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), having an office at One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101, and _____________________________, a
___________________________, as Collateral Agent under the Pledge Agreement described below, having its principal office at ____________________________________________, (together with its successors in trust, the "Collateral Agent").

     WHEREAS, the Company has heretofore executed and delivered to the Collateral Agent a Pledge and Security Agreement, dated as of December 9, 1997 (the "Pledge Agreement"), covering the property of the Company therein described, to secure (subject to the provisions of the Pledge Agreement and the Indenture) the payment of the Securities (as defined in the Pledge Agreement) outstanding from time to time;

     WHEREAS, the Pledge Agreement [and any Supplemental Pledge Agreements] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act of 1958, as amended, on the following date as a document or conveyance bearing the following number:

                                        DOCUMENT OR
     DATE OF RECORDING                  CONVEYANCE NO.

     Pledge Agreement......

     WHEREAS, the Company, as provided in the Pledge Agreement, is hereby executing and delivering or heretofore has executed and delivered, to the Collateral Agent one or more Supplemental Pledge Agreements for the purposes of specifically releasing from the Lien of the Pledge Agreement certain property herein described. [Recite any other filing or recording data.]

     WHEREAS, the Company desires to execute and deliver this Supplemental Pledge Agreement for the purpose of specifically releasing said property from the Lien of the Pledge Agreement;

     WHEREAS, all things necessary to make this Supplemental Pledge Agreement the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

     NOW, THEREFORE, THIS SUPPLEMENTAL PLEDGE AGREEMENT WITNESSETH, that, the Collateral Agent releases from the Lien of the Pledge Agreement the property described in Schedule I annexed hereto. This Supplemental Pledge Agreement shall be construed as supplemental to the Pledge Agreement and shall form a part thereof, and the Pledge Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     This Supplemental Pledge Agreement is intended to be delivered in the State of New York and shall be governed by the laws of that State without regard to principles of conflicts of laws.

     This Supplemental Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all shall together constitute one and the same Supplemental Pledge Agreement.

     This release is made without covenant or warranty, without recourse, and without affecting the rights of the Collateral Agent to any and all Collateral other than that specifically released hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Pledge Agreement to be duly executed, as of the date and year first above written.

                              TRANS WORLD AIRLINES, INC.

                              By:________________________________
                                 Name:
                                 Title:

Agreed and accepted as of the date first written above:

[Name of Collateral Agent],
as Collateral Agent

By:__________________________
   Name:
   Title:

STATE OF MISSOURI   )
                    ) ss.:
COUNTY OF ________  )

     On the ____ day of ______________, ______ before me personally came ____________________to me known, who, being by me duly sworn, did depose and say that he resides at __________; that he is a _____________________of TRANS WORLD AIRLINES, INC., the corporation described in and that executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]




                                 Notary Public


STATE OF _________  )
                    ) ss.:
COUNTY OF ________  )


     On the ___ day of _________________, __________ before me personally came _________________________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at _______________________________________;
that he/she is _________________ of _____________________________; the
_________________ described in and that executed the above instrument as Collateral Agent; and that he/she signed his/her name thereto by order of the Board of Directors of said ___________________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
[NOTARIAL SEAL]



                                 Notary Public

                            SCHEDULE I to EXHIBIT B

                                   EXHIBIT C
                       FORM OF MONTHLY INVENTORY REPORT

                          TRANS WORLD AIRLINES, INC.
                     CERTIFICATE AS TO PLEDGED SPARE PARTS

                                    [Date]

First Security Bank, National Association, as
Collateral Agent under Pledge
and Security Agreement
from Trans World Airlines, Inc.
dated as of December 9, 1997

     Trans World Airlines, Inc. certifies that attached hereto is a summary of certain transactions and the inventory of the Pledged Spare Parts at the Designated Locations describing the values of such Pledged Spare Parts, as reflected upon the Inventory Control System, as of the last day of the month shown on the attachment. The full inventory as of the same date in the form required by the Pledge and Security Agreement is being delivered concurrently to the Collateral Agent or, if designated by the Collateral Agent, to the entity selected by the Collateral Agent to assist in evaluating Pledged Spare Parts, and the Pledged Spare Parts shown therein correspond to the Pledged Spare Parts and values shown on the attached summary.

     This Certificate, the summary attached hereto and the full inventory delivered to the Collateral Agent or, if designated by the Collateral Agent, to the entity selected by the Collateral Agent to assist in evaluating Pledged Spare Parts, are provided under Section 4.13 of the Pledge Agreement referenced above. The undersigned is familiar with the definitions of Pledged Spare Parts, Designated Location, Inventory Control System and other terms contained in the Definitions Appendix to the Indenture and Pledge Agreement and the Pledged Spare Parts shown on the attached summary are limited to those included in and are valued as required under those definitions.

                                   TRANS WORLD AIRLINES, INC.



                                   By: ________________________________
                                       [Name]
                                       [Title]

                          TRANS WORLD AIRLINES, INC.

                        SUMMARY OF CERTAIN TRANSACTIONS
                          AND OF PLEDGED SPARE PARTS
                      AT DESIGNATED LOCATIONS AS SHOWN ON
                           INVENTORY CONTROL SYSTEM
                             AS OF THE LAST DAY OF
             [NAME OF MONTH IMMEDIATELY PRECEDING DATE OF REPORT]

DESIGNATED LOCATIONS                              INVENTORY CONTROL SYSTEM VALUE
--------------------                              ------------------------------

                                                  $

     TOTAL                                        $

The following (as checked below) has occurred since the date of the last Report:

1.   Sales of Pledged Spare Parts pursuant to Section 4.04(c)(iii) of the Pledge
     Agreement:


     ___  None.

     ___  Description:

Note: The Company will send the magnetic tape referenced in the letter to which this Summary is attached to the Collateral Agent directly (and the Collateral Agent will spot check same in their discretion with a firm of their choice). Once the issue has been finally determined the letter to which this Summary is attached will need to be revised accordingly.

                                  SCHEDULE 1

                             DESIGNATED LOCATIONS

       CITY/AIRPORT                AIRPORT                        STATE
    -----------------    --------------------------------  --------------------
 1.  New York               Kennedy International                New York

 2.  New York               La Guardia                           New York

 3.  Boston                 Logan International                  Massachusetts

 4.  Philadelphia           Philadelphia International           Pennsylvania

 5.  Baltimore              Baltimore-Washington                 Maryland
                            International

 6.  Arlington              Washington (National)                Virginia

 7.  Herndon                Dulles International                 Virginia

 8.  Pittsburgh             Pittsburgh International             Pennsylvania

 9.  Chicago                O'Hare International                 Illinois

10.  St. Louis              Lambert International                Missouri

11.  Kansas City            Kansas City International            Missouri

12.  Las Vegas              McCarran International               Nevada

13.  San Diego              San Diego                            California

14.  Los Angeles            Los Angeles International            California

15.  San Francisco          San Francisco International          California

                                     S1-1

                                  SCHEDULE 2

                          COLLATERAL RELEASE SCHEDULE


Released Collateral                          Collateral Release Trigger (Securities Outstanding)
-------------------                          ---------------------------------------------------
All Acquired Slots and the related           $100,000,000
Beneficial Interest, Beneficial Interest
Certificate and Slot Trust Assets

Note: Collateral referred to is as of the date of the Pledge Agreement. If additional Collateral is pledged to the Collateral Agent in satisfaction of the Substitution Requirements, such additional Collateral shall be subject to release at the same time and under the same circumstances (and only at the same time and under the same circumstances) as the Collateral for which it was substituted could have been released under this Schedule.

                                     S2-1

                                  SCHEDULE 3

                           UCC FILING JURISDICTIONS


     SECRETARY OF STATE                           LOCAL FILING OFFICE
     ---------------------------------------------------------------------------
 1.  New York                                     Queens County Register

 2.  Massachusetts                                Boston City Clerk

 3.  Pennsylvania                                 Philadelphia County
                                                  Allegheny County

 4.  Maryland                                     None

 5.  Virginia                                     Alexandria County
                                                  Arlington County
                                                  Loudoun County
                                                  Fairfax County

 6.  Illinois                                     None

 7.  Missouri                                     St. Louis County
                                                  Platte County

 8.  Nevada                                       None

 9.  California                                   None

10.  District of Columbia                         None
     (Commissioner of Deeds)

                                     S3-1

                                                          EXHIBIT C TO INDENTURE


                                                          EXHIBIT C TO INDENTURE


                          FORM OF SUBSIDIARY GUARANTY

          This Subsidiary Guaranty (the "Guaranty") is made and entered into as of __________________ by __________________________, a __________________ (the
"Guarantor"), having its principal office at __________________________________, in favor of [name of Trustee], having an office at ____________________________, as Trustee (in such capacity, together with its successors and assigns, the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by Trans World Airlines, Inc. (the "Company") under the Indenture referred to below.

                              W I T N E S S E T H

          WHEREAS, the Company and First Security Bank, National Association, as Trustee, have entered into that certain Indenture dated as of December 9, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $140,000,000 in original aggregate principal amount of 11 1/2% Senior Secured Notes due 2004 (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Definitions Appendix to the Indenture which shall be a part of this Guaranty as if fully set forth in this place, and the rules of construction for this Guaranty are set forth in Section 2 of such Definitions Appendix; and

          WHEREAS, the Company agreed, pursuant to Section 4.22 of the Indenture, not to permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes unless (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guaranty of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guaranty; and

          WHEREAS, the Guarantor is a Restricted Subsidiary and intends to incur a Guarantee of Indebtedness of the Company which is [pari passu with] [subordinate in right of payment to] the Notes.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees with the Trustee for its benefit and for the ratable benefit of the Holders of Notes as follows:

          SECTION 1. Guarantee.  Subject to Section 2, Guarantor hereby
                     ---------
unconditionally and irrevocably guarantees, to each Holder and to the Trustee and their respective successors and assigns (a) the full and punctual payment within applicable grace periods of principal of, interest and Special Interest, if any, on and the redemption or repurchase prices with respect to, the Notes when due, whether at maturity, by acceleration, by redemption, by Offer to Purchase or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Subject to Section 2, the Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under this Guaranty notwithstanding any extension or renewal of any Obligation.

          The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (d) the release of any security held by a Holder, the Trustee, the Collateral Agent, the Slot Trustee or the Slot Trust for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of the Guarantor.

          The Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee, the Collateral Agent, the Slot Trustee or the Slot Trust to any security held for payment of the Obligations.

          Except as expressly set forth in Section 2 and 4.13, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          The Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated as the case may be, if at any time payment, or any part thereof, of principal of or interest or Special Interest, if any, on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of redemption or repurchase price of, or interest or Special Interest, if any, on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, by Offer to Purchase or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest and Special Interest, if any, on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

          The Guarantor agrees that it shall not be entitled to and hereby expressly waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any right of reimbursement, indemnity or subrogation in respect of any Obligations guaranteed hereby or any other rights against the Company or any Restricted Subsidiary as a result of any payment by the Guarantor hereunder until payment in full of all Obligations.

          The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney's fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 2. Limitation of Liability.  Any term or provision of this
                     -----------------------
Guaranty to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount, if any, that can be hereby guaranteed without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 3. Representations and Warranties.  The Guarantor hereby
                     ------------------------------
represents and warrants that:

          (a) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor's [corporate] [partnership] powers, have been duly authorized by all necessary [corporate] [partnership] action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the [certificate of incorporation or bylaws] [partnership agreement] of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any assets of the Guarantor.

          (b) This Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

          (c) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution, delivery or performance of this Guaranty by the Guarantor.

          (d) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor with respect to this Guaranty, or any of the transactions contemplated hereby.

          (e) The guarantee pursuant to this Guaranty is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          SECTION 4.   Miscellaneous Provisions.
                       ------------------------

          Section 4.1  Notices; Waivers.  Any request, demand, authorization,
                       ----------------
direction, notice, consent, waiver or other document provided or permitted by this Guaranty to be made upon, given or furnished to, or filed with

          (a) the Guarantor shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Guarantor at:

               ______________________________

               ______________________________

               ______________________________

               ______________________________

               Attention:  __________________


               Telecopier No.:  _____________

          (b) the Trustee shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Trustee at:

               _____________________________

               _____________________________

               _____________________________

               Attention:  _________________

               Telecopier No.:  ____________

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of the Guarantor or the Trustee as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

          Notices to the Trustee or to the Guarantor are deemed given only when received. Where this Guaranty provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

          Section 4.2  No Adverse Interpretation of Other Agreements.  This
                       ---------------------------------------------
Guaranty may not be used to interpret any agreement of Guarantor or any of its Subsidiaries which is unrelated to the Indenture, the Notes or the other Operative Documents. Any such agreement may not be used to interpret this Guaranty.

          Section 4.3  Severability.  The provisions of this Guaranty are
                       ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guaranty in any jurisdiction.

          Section 4.4  Effect of Headings.  The Section headings contained in
                       ------------------
this Guaranty have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

          Section 4.5  Benefits of Guaranty Restricted.  Subject to the
                       -------------------------------
provisions of Section 4.12, nothing in this Guaranty, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the Trustee and the Holders, acting through the Trustee, any legal or equitable right, remedy or claim under or in respect of this Guaranty or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions, subject to Section 4.12 hereof, being for the sole benefit of the Trustee and the Holders.

          Section 4.6  Amendments, Waivers and Consents.  The Guarantor and the
                       --------------------------------
Trustee may amend or agree to waive any of the provisions of this Guaranty; provided however, that without the consent of the Required Holders, no such amendment or waiver shall be made which adversely affects the interests of the Holders of the Notes in any material respect. Any amendment or waiver of any provision of this Guaranty and any consent to any departure by the Guarantor from any provision of this Guaranty shall be effective only if made or duly given in compliance with all of the terms and provisions of this Section 4.6 and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default hereunder or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 4.7  Survival Provisions.  Notwithstanding any right of the
                       -------------------
Trustee, the Initial Purchasers or any of the Holders to investigate the affairs of the Company or the Guarantor, and notwithstanding any knowledge of facts determined or determinable by any of them pursuant to such investigation or right of investigation, all representations, warranties and covenants of the Guarantor contained herein shall survive the execution and delivery of this Guaranty, and shall terminate only upon the termination of this Guaranty.

          Section 4.8  Waivers.  The Guarantor waives presentment and demand for
                       -------
payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Guarantor might otherwise be entitled, except as otherwise expressly provided herein.

          Section 4.9  Final Expression.  This Guaranty, together with any other
                       ----------------
agreement executed in connection herewith, is intended by the parties as a final expression of this Guaranty and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 4.10 Rights of Holders of Notes.  No Holder of Notes shall
                       --------------------------
have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to the Indenture; provided that nothing in
                                                       --------
this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

          Section 4.11 Governing Law; Submission to Jurisdiction; Waiver of Jury
                       ---------------------------------------------------------
Trial; Waiver of Damages.
------------------------

          (a) The laws of the State of New York shall govern this Guaranty without regard to principles of conflicts of laws.

          (b) The Guarantor agrees that the Trustee shall, in its capacity as Trustee or in the name and on behalf of any Holder of Notes, have the right, to the extent permitted by applicable law, to proceed against the Guarantor or its property in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Guarantor or its property, as the case may be) to enable the Trustee to realize on such property, or to enforce a judgment or other court order entered in favor of the Trustee. The Guarantor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Trustee to realize on such property or to enforce a judgment or other court order in favor of the Trustee, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted. The Guarantor waives any objection that it may have to the location of the court in which the Trustee has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

          (c) The Guarantor and the Trustee each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Guaranty. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

          (d) The Guarantor agrees that neither the Trustee nor any Holder of Notes shall have any liability to the Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by the Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Guaranty, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the Trustee or such Holder of Notes, as the case may be, that such losses were the result of acts or omissions on the part of the Trustee or such Holder of Notes, as the case may be, constituting bad faith, gross negligence or willful misconduct.

          Section 4.12  Successors and Assigns.  This Guaranty and all
                        ----------------------
obligations of the Guarantor hereunder shall be binding upon the successors of the Guarantor, and shall, together with the rights and remedies of the Trustee hereunder, inure to the benefit of the Trustee and the Holders, and their respective successors and assigns. The obligations of the Guarantor hereunder are not assignable and any attempt to assign all or any portion of such obligations shall be null and void.

          Section 4.13  Termination of Guaranty.  This Guaranty shall be
                        -----------------------
automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, the Guarantor (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of this Subsidiary Guaranty, except a discharge or release by, or as a result of, payment under such Guarantee.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                                    [Name of Guarantor]

                                    By:___________________________________
                                      Name:
                                      Title: